As filed with the Securities and Exchange Commission on October 6, 2000

                                                      REGISTRATION NO. 333-43806
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             TALK VISUAL CORPORATION
             (Exact name of Registrant as specified in its charter)
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              NEVADA                             4813                       95-4561156
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  (State or other jurisdiction of    (Primary Standard Industrial        (I.R.S. Employer
  incorporation or organization)      Classification Code Number)     Identification Number)
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                             3550 Biscayne Boulevard
                                    Suite 704
                              Miami, Florida 33137
                                 (305) 572-0575
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                  Eugene Rosov
                                    President
                             Talk Visual Corporation
                             3550 Biscayne Boulevard
                                    Suite 704
                            Miami, Florida 33137-3857
                                 (305) 572-0575
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                              Andrew J. Beck, Esq.
                                      Torys
                                 237 Park Avenue
                            New York, New York 10017
                                 (212) 880-6000

        Approximate date of commencement of proposed sale to the public:
     From time to time after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plan, please check the following box. |_|

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act , please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|



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                                              CALCULATION OF REGISTRATION FEE
========================================== ===================== ===================== ===================== =================
                                                                   Proposed maximum      Proposed maximum
         Title of each class of                Amount to be         offering price      aggregate offering      Amount of
       securities to be registered              registered            per share               price          registration fee
------------------------------------------ --------------------- --------------------- --------------------- -----------------
Common Stock ($.001 par value)             Up to 53,475,935(1)         $    (2)            $22,500,000 (3)       $ 5,940.00
------------------------------------------ --------------------- --------------------- --------------------- -----------------


Common Stock ($.001 par value)                    2,542,372            $    (4)            $ 1,725,000           $   455.40
------------------------------------------ --------------------- --------------------- --------------------- -----------------

Total                                      Up to 56,018,307                                $24,225,000           $ 6,395.40
========================================== ===================== ===================== ===================== =================
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(1)      Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933.

(2) The price per common share will vary based on the volume-weighted average daily price of Talk Visual's common stock during the drawdown periods provided for in the common stock purchase agreement described in this registration statement. The purchase price will be equal to 85% of the volume-weighted average daily price for each trading day within such drawdown pricing periods when Talk Visual's average market capitalization for the 10 trading days prior to the date the applicable pricing period commences is less than or equal to $30 million. The amount of the discount to the average daily price will be adjusted for increases in Talk Visual's average market capitalization over $30 million as provided in the common stock purchase agreement. The agreement allows for one draw during each drawdown period over a period of 18 months for amounts up to $1,500,000 per draw.

(3) This represents the maximum purchase price that Evertrend Holdings Limited is obligated to pay Talk Visual under the common stock purchase agreement, including shares issued pursuant to a warrant certificate permitting Evertrend to purchase up to a number of shares equal to 50% of each drawdown amount. The maximum net proceeds Talk Visual can receive is $22,500,000 less an 8% cash placement fee payable to its placement agent, Ladenburg Thalmann & Co. Inc. and $1,500 in escrow fees and expenses per drawdown.

(4) The remainder of the shares to be registered may be offered for sale and sold from time to time during the period the registration statement remains effective, by or for the account of Evertrend or Ladenburg Thalmann. These shares consist of 1,271,186 shares issuable upon the exercise of a warrant issued to Evertrend under the common stock purchase agreement and 1,271,186 shares issuable upon the exercise of a warrant issued to Ladenburg Thalmann as a placement fee. The exercise price of these warrants is $0.6785 per share. These warrants may be exercised until July 27, 2004. The proposed maximum offering price per share has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933. The proposed maximum aggregate offering price for these shares is based upon the average of the high and low reported prices of the registrant's common stock on August 7, 2000.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


The information in this Preliminary Prospectus is not complete and may be changed. We may not sell these securities or accept any offer to buy these securities until we deliver this Prospectus to you in final form. We are not using this Prospectus to offer to sell these securities or to solicit offers to buy these securities in any place where the offer or sale is not permitted.

                              SUBJECT TO COMPLETION
                  PRELIMINARY PROSPECTUS DATED OCTOBER 6, 2000


PROSPECTUS


                                56,018,307 SHARES

                             TALK VISUAL CORPORATION

                                  COMMON STOCK

         The shares of common stock being offered in this prospectus may be issued through a common stock purchase agreement with Evertrend Holdings Limited, as further described in this prospectus, or upon the exercise of stock purchase warrants held by Evertrend and Ladenburg Thalmann. The number of shares of common stock which may be issued through the common stock purchase agreement and upon exercise of the warrants would constitute 86.7% of our issued and outstanding common stock as of October 4, 2000. We will not receive any proceeds from the sale of the shares by Evertrend. However, we will receive the sale price of any common stock that we sell through the common stock purchase agreement and the proceeds upon the exercise for cash of the stock purchase warrants, and Evertrend and Ladenburg Thalmann may resell those shares pursuant to this prospectus.

         The selling stockholders may offer shares of our common stock on the OTC Bulletin Board, in negotiated transactions or otherwise, or by a combination of these methods. The selling stockholders may sell the shares through broker-dealers who may receive compensation from the selling stockholders in the form of discounts or commissions. Evertrend is an "underwriter" within the meaning of the Securities Act of 1933 in connection with its sales. We will pay the costs of registering the shares under this prospectus, including legal fees.


         Our common stock is listed on the OTC Bulletin Board under the symbol "TVCP." On October 4, 2000, the closing sale price for our common stock as reported on the OTC Bulletin Board was $0.27 per share.


         SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR A DISCUSSION OF FACTORS THAT YOU SHOULD CONSIDER BEFORE YOU INVEST IN THE COMMON STOCK BEING SOLD UNDER THIS PROSPECTUS.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                 The date of this prospectus is October ___, 2000.


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                                TABLE OF CONTENTS
                                                                                                          Page
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Prospectus Summary..........................................................................................1
Risk Factors................................................................................................5
Cautionary Statements Concerning Forward-Looking Information...............................................12
Dilution...................................................................................................13
Use of Proceeds............................................................................................13
Dividend Policy............................................................................................14
Price Range of Common Stock................................................................................14
Management's Discussion and Analysis of Financial Condition
   and Results of Operations...............................................................................15
Business...................................................................................................24
Management.................................................................................................33
Certain Transactions.......................................................................................45
Principal Stockholders.....................................................................................46
Description of Capital Stock...............................................................................47
Common Stock Purchase Agreement............................................................................50
Selling Stockholders.......................................................................................56
Plan of Distribution.......................................................................................58
Legal Matters..............................................................................................63
Experts....................................................................................................64
Available Information......................................................................................64
Index to Financial Statements..............................................................................65

=============================================================================================================
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                                       i
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                               PROSPECTUS SUMMARY

     THIS SUMMARY HIGHLIGHTS INFORMATION THAT WE PRESENT FULLY IN THE REST OF THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION. THE TERMS "WE," "OUR," "US," THE "COMPANY" AND "TALK VISUAL" MEAN TALK VISUAL CORPORATION AND ITS SUBSIDIARIES.

                             TALK VISUAL CORPORATION

         Talk Visual Corporation is a leading provider of retail-based videocalling services for business and the general public in North and South America. Through our Retail Operations and Sales Division, we are rapidly developing our videocalling services in Europe, Eastern Europe, the Caribbean and North Africa. Taken together with our innovative videocalling equipment - the TV225, produced under exclusive contract with Motion Media of Bristol, the United Kingdom - our extensive suite of telecommunications products has positioned us to become a major provider of videocalling services to businesses and consumers worldwide, linking people in the developed countries to one another and to businesses and families in less developed nations. Our retail locations and our associated company branch locations in Canada, the United Kingdom, Israel and the Philippines provide an audio-visual link for businesses and families. The service enables unusually low-cost visual communications especially designed for expatriates and the small home office marketplace, allowing these groups to communicate with high-quality audio-visual images over inter-continental distances, in real time.

         We believe that there is a deep-seated relationship between certain key telecommunications products/services and other tangential products/services we carry in our retail operations. Conceptually, the products/services permit businesses and consumers to communicate domestically and internationally. To support the communication needs of key business and consumer populations, our retail locations sell a wide range of telecom and telecom-related products and services. The products sold include pagers, cellular telephones and videophones; services include long-distance telephone calling in-store ("call-shop services"), money transfer, and air travel ticket issuance. Recently, we have begun the process of retail store build-out to create a network of retail locations during the year 2000. These stores are in addition to the planned deployment of over 1,000 videophone locations associated with Postal Business Center partners in the United States. Generally, most company-owned and partnership locations will sell the majority of our products and services.

         The Videophone Sales Division markets a highly price-competitive ISDN-based video-telephone, the TV225. The TV225 is a sophisticated interactive video-appliance, with an enhanced features set designed to provide consumers and businesses with the ability to download news, movies, information and other real-time data from the desktop, without the need for a computer. The Videophone Sales Division also arranges for us to provide TV225 purchasers with Local Exchange Carrier hookup for a 128-Kilobit ISDN line. Long distance service, for which the underlying provider is Sprint, is provided by us and billed to the consumer on the local carrier monthly bill or separately, depending upon carrier billing arrangements.

         Our Carrier Sales Division works with the Videophone Sales Division to resell ISDN service to support 128-Kilobit and greater ISDN videophone calls. The Carrier Sales Division sells both international and domestic service for ISDN ordinary analog telephone service. Both the Carrier Sales Division and the Videophone Sales Division have been created recently (as of March 2000) for the purposes of tying together all aspects of our product and service sales plan.

We are also a reseller for Capsule Communications, Inc. (formerly US Wats, Inc.) long distance service on a special website specially designed for verifiable customer authorization for carrier designation. Capsule Communications provides highly competitive domestic and international tariffs on a direct-to-consumer basis, with reseller commissions forwarded automatically to us.

         We believe that videocalling services will become one of the fastest growing areas of the telecommunications industry. Despite its early promise, videocalling has lagged major telecom products such as fax and cellular telephone service, largely because of:

         o        the cost of equipment;

         o        the absence of a unified ISDN (or IP) setup mechanism; and

         o the availability of adequate origination and termination points.

We believe that we have remedied the first bullet point with the newly available TV225 videophone; that in conjunction with the local exchange carriers and outside ISDN service agencies the ordering and facilitation of ISDN lines is now a routine and simple matter; and because of the low price of the TV225 videophone, we will be able to offer businesses and consumers a broad range of originating and terminating points for convenient videocalls.

         According to the Gartner Group, a respected telecommunications research company, the videoconferencing market is growing at 48 percent a year from a base of 1.1 billion dollars in 1995. Another industry research company, Forward Concepts, projects a 40% annualized growth rate from over $1 billion in 1996 to over $5 billion by 2001. IDC sees the business market for videoconferencing systems climbing to 600,000 systems in 2001. In contrast, they see the heretofore non-existent consumer market also reaching a quarter-million units in 2001, but blossoming to 5.4 million systems in 2005. Finally, another research firm, Frost and Sullivan, predicts staggering growth of videoconferencing sales to $35 billion by 2002.

         This prediction for 2002 is exactly equivalent to the industry forecasts for wireless subscriber growth.

         We believe that we have positioned ourselves to participate in this projected growth by providing equipment, services and especially retail locations for the processing of videocalls and other closely related communications products and services.

         We were organized as a Florida corporation in 1998 and merged with Talk Visual Corporation (formerly Legacy Software, Inc.), a Delaware corporation, pursuant to a merger agreement in 1999. As part of the merger, we became a Nevada corporation. We introduced our videocalling services, cellular telephone and pager sales products in early 1999 with the launch of our first corporate retail locations. Our principal office is located at 3550 Biscayne Boulevard, Suite 704, Miami, Florida 33137 and our telephone number is (305) 572-0575.

                                  THE OFFERING

         This prospectus covers up to 56,018,307 shares of Talk Visual common stock to be sold by the selling stockholders. The number of shares subject to this prospectus represents 98.9% of our issued and outstanding common stock as of August 7, 2000 and 49.7% after issuance of all currently unissued shares included in this prospectus.

         We signed a common stock purchase agreement with Evertrend, a British Virgin Islands corporation, on July 27, 2000, for the future issuance and purchase of shares of our common stock. The transaction closed on July 27, 2000. The stock purchase agreement establishes what is sometimes termed an equity line of credit or an equity drawdown facility.

         In general, the drawdown facility operates like this: the investor, Evertrend, has committed to provide up to $15 million as we request it over an 18 month period, in return for common stock we issue to Evertrend. Once every 22 trading days, we may request a draw of up to $1,500,000 of that money. The maximum amount we actually can draw down upon each request will be determined by the volume-weighted average daily price of our common stock for the 22 trading days prior to our request and the average trading volume for the 45 trading days prior to our request. Each draw down must be for at least $250,000. At the end of a 22 trading day period following the drawdown request, the final drawdown amount is determined based on the volume-weighted average stock price during that 22 day period. We then use the formulas in the common stock purchase agreement to determine the number of shares we will issue to Evertrend in return for that money. Additionally, Evertrend will receive a warrant certificate to purchase up to a number of shares of common stock equal to 50 % of the drawdown.

         The formulas for determining the final drawdown amounts, the number of shares we issue to Evertrend and the price per share paid by Evertrend are described in detail beginning on page 50. The aggregate total of all draws cannot exceed $15 million and no single draw can exceed $1,500,000. We are under no obligation to request a draw for any period.

         The market price for our common stock on August 7, 2000 was $0.495 and the average daily trading volume for the 45 trading days ended August 7, 2000 was 943,596 shares. If our market price on August 7, 2000 and the 45-day average trading volume preceding August 7, 2000 each remained constant over the 18 month period of the common stock purchase agreement and we requested the maximum amount available to us under the common stock purchase agreement, each draw would be capped at $1,500,000 and we could make 10 draws for a total amount drawn of $15,000,000.

         The formula would dictate that, for this example, we would issue Evertrend 35,650,623 shares at $0.42075 per share. The number of shares we would issue and the proceeds we would receive could be limited by a provision of the common stock purchase agreement that prevents us from issuing shares to Evertrend to the extent Evertrend would beneficially own more than 9.9% of our then outstanding common stock. Any resales of shares by Evertrend under this prospectus would reduce the number of shares beneficially owned by Evertrend, and would enable us to issue additional shares to Evertrend without violating this condition.

         The per share dollar amount Evertrend pays for our common stock for each drawdown includes a discount to the average daily market price of our common stock for the 22-day period after our drawdown request, weighted by trading volume. The discount is determined by reference to our average market capitalization (calculated by multiplying the number of shares of common stock issued and outstanding by the closing bid price of the common stock for the 10 trading days prior to the date the drawdown pricing period commences), and is applied as follows:

         o 15% of the average daily market price when our average market capitalization is less than or equal to $30 million;

         o 13% of the average daily market price when our average market capitalization is greater than $30 million and less than or equal to $40 million;

         o 11% of the average daily market price when our average market capitalization is greater than $40 million and less than or equal to $50 million; and

         o 9% of the average daily market price when our average market capitalization is greater than $50 million.

We will receive the amount of the drawdown less an escrow agent fee of $1,500 and an 8% placement fee payable to the placement agent, Ladenburg Thalmann & Co. Inc., which introduced Evertrend to us. Ladenburg Thalmann is a registered broker dealer. It is not obligated to purchase any of our shares, but as an additional placement fee, we have issued to Ladenburg Thalmann warrants to purchase 1,271,186 shares of our common stock at an exercise price of $0.6785 per share. The common stock issuable upon exercise of those warrants is included in the registration statement of which this prospectus is a part.

                                  RISK FACTORS

         YOU SHOULD BE AWARE OF VARIOUS RISKS BEFORE YOU INVEST IN OUR COMMON STOCK, INCLUDING THOSE RISKS DESCRIBED BELOW. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS TOGETHER WITH ALL OF THE OTHER INFORMATION INCLUDED IN THIS PROSPECTUS BEFORE YOU DECIDE TO PURCHASE SHARES OF OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD BE MATERIALLY AFFECTED, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MIGHT LOSE ALL OR PART OF YOUR INVESTMENT

WE HAVE A LIMITED OPERATING HISTORY, WE HAVE EXPERIENCED LOSSES AND WE MAY NEVER BECOME PROFITABLE.

         Until August, 1999, we were a development stage company, with no history of earnings. For the years ended December 31, 1998 and 1999, we incurred net losses of $1,197,373 and $5,954,719, respectively. Primarily, these losses were incurred in the establishment of the videocalling operations, investment in the development of products, expansion of sales, marketing and administrative systems and opening and start-up of the retail stores. There can be no assurance that we will be profitable on either a quarterly or annual basis in the future.

OUR OPERATIONS HAVE EXPANDED RAPIDLY AND WE MAY HAVE DIFFICULTY IN MANAGING OUR GROWTH.

         We have expanded our operations rapidly, which has created significant demands on our administrative, operational, developmental and financial personnel. Additional expansion will place further demands on these resources. There can be no assurance that our systems, procedures, controls and existing space will be adequate to support expansion of our operations. Future operating results will depend on the ability of our officers and key employees to manage changing business conditions and to continue to improve our operational and financial control and reporting systems. If management is unable to manage growth effectively, our business, financial condition and results of operations could be materially and adversely affected.

         The success of our business depends in part upon our ability to attract, train and retain a sufficient number of qualified personnel commensurate with our expanding needs. An increase in the turnover rate among our employees would increase recruiting and training costs, and if we were unable to recruit and retain a sufficient number of employees, we could be forced to limit our growth or possibly curtail our operations. There can be no assurance that we will be successful in attracting, training and retaining the required number of employees to support our business in the future.

WIDESPREAD OWNERSHIP OF VIDEOCALL TECHNOLOGY MAY SIGNIFICANTLY REDUCE DEMAND FOR OUR SERVICES.

         The communications industry is characterized by rapidly changing technology, frequent new service and product introductions, significant and rapid lowering of the price of technology, and more widespread personal ownership of technology. New technology may make our technology obsolete. Widespread personal ownership of videocall technology may significantly reduce any demand for our services.

CHANGES IN OUR INDUSTRY MAY RENDER OUR BUSINESS PLANS OBSOLETE.

         The communications industry is fast paced and rapidly changing. There is no guarantee that our plans as they exist today will be viable in the future. Shifts in technology, business and consumer demands, acquisition of alternative systems for teleconferencing and videocall technology by businesses and consumers, and government regulations could hinder our strategy and growth plans.

WE FACE SUBSTANTIAL COMPETITION FROM ESTABLISHED AND NEW COMPANIES IN OUR INDUSTRY.

         We are faced with competition from off-the-shelf and value-added sellers of communications equipment and services and other retail communication product resellers. There is no assurance that we will be able to compete effectively in the future. Existing retailers and value-added communications service providers could, if necessary, alter their business strategies and compete more effectively than we do. Additionally, other start-up operations could open in our targeted markets, thus hindering our growth plans.

         Many of our current and potential competitors have significantly greater financial, marketing, technical and other competitive resources, as well as greater name recognition, than we have. As a result, our competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements or may be able to devote greater resources to the promotion and sale of their products and services. There can be no assurance that we will be able to compete successfully with existing competitors or with new competitors. In addition, competition could increase if new companies enter the market or if existing competitors expand their service offerings. An increase in competition could result in price reductions and loss of market share and could have a material adverse effect on our business, financial condition or results of operations.

         To be competitive we will need to continue to invest in engineering, research and development and sales and marketing. There can be no assurance that we will have sufficient resources to make such investments or that we will be able to make the technological advances necessary to remain competitive. In addition, current and potential competitors have established or may in the future establish collaborative relationships among themselves or with third parties, including third parties with whom we have relationships, to increase the visibility and utility of their products and services. Accordingly, it is possible that new competitors or alliances may emerge and rapidly acquire significant market share. If this were to occur, our business, financial condition and results of operations would be materially adversely affected.

WE DO NOT PAY, AND DO NOT ANTICIPATE PAYING, DIVIDENDS ON OUR COMMON STOCK.

         We intend to use all available funds for the operation and expansion of our telecommunications activities. We have no plans to pay dividends on our common stock for the foreseeable future, even if such funds were to become available.

WE MAY BE VULNERABLE TO TECHNICAL MALFUNCTIONS WHICH COULD ADVERSELY AFFECT OUR OPERATIONS.

         We are in the process of constructing our own network. This involves the acquisition of switching and bridging equipment, along with high capacity telecommunications lines. Our ability to provide services could be jeopardized if our facilities or connections to transmission facilities were damaged by fire or other natural disasters. To the extent that we are principally responsible for providing our customers with telecommunications services, interruption or failure to provide these services may subject us to claims from customers who are damaged as a result of an interruption or failure. Interruptions or other difficulties in operating our network could have a material adverse effect on our financial condition and results of operations.

DIFFICULTIES WITH THIRD-PARTY CARRIERS COULD HAVE AN ADVERSE EFFECT ON OUR OPERATIONS.

         We obtain services from various long distance and local carriers of telecommunications services for our services and our reselling operations. If these carriers fail to provide service, our customers would still hold us responsible. We may also not be able to obtain competitive or satisfactory rates if carriers:

         o        choose not to enter into agreements with us;

         o        terminate existing contracts with us;

         o reduce the level or type of telecommunications services they offer; or

         o refuse to negotiate cost reductions to meet competitive prices.

         Any such events could have a material adverse effect on our financial condition and results of operations.

IF INTERNET TELEPHONY AND INTERNET INFRASTRUCTURE DO NOT CONTINUE TO DEVELOP AS ANTICIPATED, OUR OPERATIONS WILL BE ADVERSELY AFFECTED.

         For Internet telephony and Internet-based video conferencing services to be commercially viable, the size of the network infrastructure, enabling technologies, necessary performance improvements, and user security will need to be upgraded and usage must increase substantially. If the Internet continues to experience an increased number of users, increased frequency of use, or increased bandwidth requirements, we can provide no assurance that the performance or reliability of the Internet will not be adversely affected. There is no assurance that the infrastructure or products or services necessary to make the Internet a viable commercial marketplace for the long term will be developed. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and could face such outages and delays in the future. These outages and delays could adversely affect the level of Internet telephony usage, the level of traffic, and our Internet-based video-teleconferencing services.

DIFFICULTIES WITH A THIRD PARTY MANUFACTURER COULD HAVE AN ADVERSE EFFECT ON OUR OPERATIONS.

         We have signed an OEM agreement with Motion Media Technology Limited for the purchase of video conferencing telephone units aggregating $9,994,000 over a three year period. We are entirely reliant on Motion Media to produce these units for us, and in the event there were to be any disruption of production or failure of Motion Media to supply the units for us to resell, it would adversely affect our business, financial condition and results of operation.

WE FACE NUMEROUS RISKS ASSOCIATED WITH POSSIBLE STRATEGIC RELATIONSHIPS, JOINT VENTURES AND ACQUISITIONS.

         We continually evaluate opportunities to acquire additional products, technologies or businesses. Acquisitions may result in potentially dilutive issuances of equity securities, the incurrence of debt and contingent liabilities, and amortization expense related to intangible assets acquired, any of which could materially adversely affect our financial condition and results of operations. In addition, acquired businesses may be experiencing operating losses, which may adversely affect our earnings. Acquisitions involve a number of risks, including difficulties in the assimilation of the acquired company's operations and products, diversion of management resources, uncertainties associated with operating in new markets and working with new customers, and the potential loss of the acquired company's key employees.

         As part of our growth plan, we seek to identify retail locations in expatriate communities. We cannot give any assurances that we will be successful in locating, developing and profitably operating such retail sites. Our business operation may be influenced by general retail purchasing trends and local community retail activity.

WE INCUR FINANCIAL RISKS IN OUR INTERNATIONAL OPERATIONS.

         We incur financial risks associated with international operations and related foreign currencies. We anticipate that international telecommunications traffic will account for a significant portion of our consolidated revenue and costs. In addition, the manufacturer of our video telephone model TV225 is based in the United Kingdom and purchases of this equipment are subject to foreign currency exchange risks. Our international video conferences that are initiated outside the United States are denominated in local currency and are subject to foreign currency exchange risks. The assets and liabilities in our international operations and real estate, also are denominated in each country's local currency and are subject to foreign currency exchange risks. Currently, we do not employ currency hedging strategies to reduce this risk. In addition, our international business may be subject to a variety of other risks not mentioned above, including difficulties in collecting international accounts receivable or obtaining U.S. export licenses, potentially longer payment cycles, increased costs associated with maintaining international marketing efforts, the introduction of non-tariff barriers and higher duty rates and difficulties in enforcement of contractual obligations and intellectual property rights.

WE MAY BE UNABLE TO EXPAND OUR INTERNATIONAL OPERATIONS AND BRING THEM TO PROFITABILITY WITHIN A REASONABLE TIME.

         We cannot assure you that all our international locations will become and remain profitable. Our international locations are in Belgium, the Philippines and Hong Kong. Through joint venture agreements, we have locations in Canada, Britain, Israel, South America and Mexico. We intend to expand the scope of our international operations, which may require us to open and staff new locations in additional countries, invest in more bridging, switching and video conferencing equipment, fund marketing expenses, and incur other start-up costs. We incur these start-up expenses when we open a new international location before we generate any revenue from that location. We intend to continue opening new international locations and view these expansion expenses as a necessary investment in future revenue growth, but we need each of these locations to become profitable within a reasonable time if we are to continue building our global platform.

WE MAY NEED ADDITIONAL CAPITAL IN THE FUTURE AND ADDITIONAL FINANCING MAY BE UNAVAILABLE.

         We may not be able to fully implement our domestic and international expansion and acquisition plans with only the net proceeds from this offering. We may need additional equity or debt financing, collaborative arrangements with corporate partners, or funds from other sources for these purposes. Additional equity financing may be dilutive to our stockholders and debt financing may impose restrictive covenants on the way we operate our business. We may have difficulty obtaining these funds on a timely basis and on acceptable terms, if at all. If we cannot obtain adequate funds from operations or additional sources of financing, we may experience operational difficulties and the loss of customers. Our business, financial condition, and results of operations will be materially and adversely affected by the unavailability of capital when we need it.

OUR STOCK PRICE HAS BEEN AND MAY CONTINUE TO BE VOLATILE.

         The trading in our common stock has been and may continue to be subject to wide fluctuations of both price and volume, in response to various factors such as:

         o announcement of operating results that differ from expectations;

         o        changes in the mix of products and sales channels;

         o announcements of significant technological innovations, contracts, acquisitions, strategic partnerships, joint ventures or new products and services by us or our competitors;

         o announcements of agreements, letters of intent or equity and/or other transactions;

         o        future sales of our common stock;

         o        macroeconomic conditions generally; and

         o market conditions for stocks of telecommunications services companies in general.

         In addition, in recent years the stock market in general, and the shares of certain telecommunications-related companies in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of such companies. These broad market fluctuations may adversely affect the market price of our common stock.


FUTURE SALES OF OUR COMMON STOCK MAY RESULT IN DILUTION OF STOCKHOLDER INTERESTS AND DECLINES IN OUR STOCK PRICE.

         The issuance of our reserved shares would dilute the equity interest of existing stockholders and could have an adverse effect on the market price of our common stock. As of August 7, 2000, we had 33,457,871 shares of common stock reserved for possible future issuances upon, among other things, conversion of preferred stock and exercise of outstanding options and warrants.

         Under the common stock purchase agreement, the amount of common stock issued to Evertrend is based on a formula that is tied to the market price of our common stock just prior to the time of the draw down. Accordingly, the issuance of some or all of the common stock allowed under the common stock purchase agreement could result in dilution of the per share value of our common stock held by current investors. The lower the average trading price of our common stock at the time of the draw down, the greater the number of shares of common stock that can be issued. Accordingly, this causes a greater risk of dilution. For a more detailed description of the potential effects of a substantial decline in the market price from recent levels, see "Plan of Distribution" on page 58. The perceived risk of dilution may cause the selling stockholders as well as other Talk Visual stockholders to sell their shares, which would contribute to the downward movement in the stock price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

         We may seek additional financing, which would result in the issuance of additional shares of our capital stock and/or rights to acquire additional shares of our capital stock. Additional issuances of capital stock would result in a reduction of the current shareholders' percentage interest in Talk Visual. Furthermore, if the exercise price of any outstanding or issuable options or warrants or the conversion ratio of any preferred stock is lower than the price per share of common stock at the time of the exercise or conversion, then the price per share of common stock would decrease because the number of shares of common stock outstanding would increase without a corresponding increase in the dollar amount assigned to shareholders' equity.

         The addition of a substantial number of shares of common stock into the market or by the registration of any other of our securities under the Securities Act may significantly and negatively affect the prevailing market price for our common stock. Furthermore, future sales of shares of common stock issuable upon the exercise of outstanding warrants and options may have a depressive effect on the market price of the common stock, as these warrants and options would be more likely to be exercised at a time when the price of the common stock is in excess of the applicable exercise price.

THE EXERCISE OF OUTSTANDING WARRANTS, OPTIONS AND PREFERRED CONVERSION RIGHTS MAY DEPRESS OUR STOCK PRICE.

         The exercise of outstanding warrants and options along with the conversion rights of the 1999 Series A convertible preferred stock and the potential sale of the underlying shares could have a material adverse effect on the public trading price of our stock, if the holders are willing to sell at a price that is significantly less than the current market price or the number of shares sold exceeds the number of shares the market can absorb at the current market price. As of August 7, 2000, we had 56,597,858 shares of common stock outstanding. As of August 7, 2000, various shareholders, former employees, and directors held options and warrants to purchase a total of 18,993,043 shares of common stock at a weighted average exercise price of $0.91 per share. Moreover, Evertrend and Ladenburg Thalmann have been issued warrants allowing each to purchase 1,271,186 shares of our common stock at an exercise price of $0.6785 per share and Evertrend will receive a warrant certificate to purchase up to a number of shares equal to 50% of the drawdown amount. In addition, the 1999 Series A convertible preferred stock, as of August 7, 2000, is convertible into 4,196,805 shares of common stock.

WE MAY FAIL TO RETAIN KEY MANAGEMENT PERSONNEL, WHICH COULD HAVE AN ADVERSE EFFECT ON OUR OPERATIONS.

         The successful operation of our business depends on the services of key members of management. If we lost the full-time services of these or other key managers, it could have a material adverse effect on our business and results of operations, and we cannot predict whether we would be able to find replacements with the necessary skills or experience.

THE MINIMAL TRADING VOLUME OF OUR COMMON STOCK COULD LIMIT YOUR ABILITY TO RESELL YOUR STOCK.

         The trading volume for our common stock, as reported on the OTC Bulletin Board, averaged 3,993,062 shares per week during the three month period ended August 4, 2000, and purchasers of our common stock may be unable to sell the common stock at the time or at the price desired. The trading volume of our common stock is lower than many other similarly situated companies listed on the OTC Bulletin Board.

STATE REGISTRATION REQUIRED FOR SALES OF SHARES MAY RESTRICT THE TRANSFERABILITY OF THE SHARES COVERED IN THIS PROSPECTUS.

         Under some state securities laws, shares of common stock may not be sold unless they are qualified for sale or are exempt from the registration requirements of the state in which the prospective purchaser lives. We will use our best efforts to register and qualify our common stock under the state securities laws in which we believe we need to do so. Failure to register and qualify our common stock under applicable state securities laws may indefinitely restrict the ability of a shareholder in a particular state to transfer his or her shares.

THERE ARE SIGNIFICANT CONSEQUENCES ASSOCIATED WITH OUR STOCK TRADING ON THE NASD OTC BULLETIN BOARD RATHER THAN A NATIONAL EXCHANGE.

         We do not currently meet the requirements for trading in the Nasdaq SmallCap Market or other national exchanges. We can give you no assurance that we will achieve the quantitative criteria required by the Nasdaq SmallCap Market or any other national exchange or that, even if we do, our listing application would be approved by any such exchange. The effects of not being able to list our securities on a national exchange include limited release of the market prices of our securities, limited news coverage of our company, limited interest by investors in our securities, increased difficulty in selling our securities in certain states due to "blue sky" restrictions, and limited ability to issue additional securities or to secure additional financing.

WE ARE SUBJECT TO THE APPLICATION OF THE PENNY STOCK RULES, WHICH COULD LIMIT YOUR ABILITY TO RESELL YOUR STOCK.

         Because our common stock is not trading in the Nasdaq SmallCap Market or some other national exchange, and the trading price of the common stock is less than $5 per share, we are subject to the Penny Stock Rules under the Securities Enforcement and Penny Stock Reform Act of 1990. In addition to the risk of volatility of stock prices, low price stocks are subject to the risks of additional federal and state regulatory requirements and the potential loss of effective trading markets. In particular, broker-dealers trading in our common stock are subject to Rule 15g-9 under the Securities Exchange Act of 1934, as amended. Rule 15g-9, among other things, requires that broker-dealers satisfy special sales practice requirements, including making individualized written suitability determinations and receiving any purchaser's written consent prior to any transaction. Broker-dealers handling trades in our securities are required to make additional disclosure in connection with those trades, including the delivery of a disclosure schedule explaining the nature and risks of the penny stock market. Such requirements could severely limit the liquidity of our securities and your ability to sell your securities in the secondary market, which could have an adverse impact on the price of our common stock.

                        CAUTIONARY STATEMENTS CONCERNING
                           FORWARD-LOOKING INFORMATION

         Certain information both included and incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of our company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative thereof or other variations thereon or comparable terminology. Factors which could have a material adverse effect on the operations and future prospects of our company are described under "Risk Factors." These risks and uncertainties should be considered in evaluating any forward-looking statements contained or incorporated by reference herein. Our actual results may differ significantly from the results discussed in the forward-looking statements.

                                    DILUTION

         The issuance of further shares and the eligibility of issued shares for resale will dilute our common stock and may lower the price of our common stock. If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay for the common stock and the pro forma as adjusted net tangible book value per share of our common stock at the time of sale. We calculate net tangible book value per share by calculating the total assets less intangible assets and total liabilities, and dividing it by the number of outstanding shares of common stock.

         The net tangible book value of our common stock as of August 7, 2000 was $7,849,257, or approximately $0.14 per share. Assuming that:

         o we issued on August 7, 2000 a total of 35,650,623 shares to Evertrend under the common stock purchase agreement at $0.42075 per share, which is 85% of the closing price for our common stock on August 7, 2000 and reflects Evertrend's 15% discount;

         o on August 7, 2000, all vested options and warrants to purchase common stock were exercised for cash at the exercise prices stated in the options and warrants, and all conversion rights to common stock were exercised by the holder of our Series A convertible preferred stock; and

         o on August 7, 2000 you purchased shares under this prospectus for $0.495 per share, which is the closing price for our common stock on August 7, 2000;

our pro forma net tangible book value as of August 7, 2000 would have been $49,356,322, or $0.37 per share. This would represent an immediate increase in the pro forma net tangible book value of $0.23 per share to existing shareholders on August 7, 2000 and would represent dilution to you of approximately $0.125 per share. The actual dilution to you may be greater or less than in this example, depending on the actual price you pay for shares, the actual prices at which we issue shares to Evertrend under the common stock purchase agreement and how many of the vested options and warrants outstanding have been exercised at the time of your investment.

         Furthermore, stock options and warrants to acquire approximately 23.8 million shares of common stock will vest within the next five years, we may issue additional shares, options and warrants and we may grant additional stock options to our employees, officers, directors and consultants under our stock option plan, all of which may further dilute our net tangible book value.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from the sale of shares by Evertrend Holdings Limited that it has obtained under the common stock purchase agreement. However, we will receive the sale price of any common stock we sell to Evertrend under the common stock purchase agreement described in this prospectus and upon the cash exercise of the stock purchase warrants held by Evertrend and Ladenburg Thalmann. We expect to use the proceeds of any such sales for general working capital purposes.

                                 DIVIDEND POLICY

         We have never declared or paid any cash dividends on our common stock. Except with respect to the payment of dividends on our Series A convertible preferred stock, as described below, we currently anticipate that we will retain all future earnings, if any, for use in our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. In addition, the payment of cash dividends may be limited by financing agreements entered into by us in the future.

         In connection with the acquisition of real estate on February 24, 1999, we issued 975,000 shares of Series A convertible preferred stock, $.001 par value, paying a dividend of $0.095 per share per annum. We paid a total of $69,469 in dividends on the Series A convertible preferred stock during 1999. No further dividend payments are due on the Series A convertible preferred stock.

                           PRICE RANGE OF COMMON STOCK

         Our common stock is traded on the OTC Bulletin Board under the symbol "TVCP". Our common stock was quoted on the Nasdaq SmallCap Market under the symbol "LGCY" after we began public trading on May 14, 1996 through February 28, 1999, and under the symbol "TVCP" from March 1, 1999 through April 7, 1999. As of July 29, 2000, we had 10,571 holders of record of our common stock and 22 listed market-makers.

         The following table sets forth the high and low bid information for our common stock for the periods indicated. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions. Market prices have been adjusted for the 1:3 reverse split of our common stock on September 6, 1998.

                                                                 High              Low
                                                                 ----              ---
Fiscal Year Ending December 31, 2000


     Quarter ended March 31, 2000                                $3.875           $0.395
     Quarter ended June 30, 2000                                 $1.750           $0.410
     Quarter ended September 30, 2000                            $0.9375          $0.3125
     Quarter ended December 31, 2000
       (through October 3, 2000)                                 $0.3250          $0.2850


Fiscal Year Ended December 31, 1999

     Quarter ended March 31, 1999                                $4.125           $3.625
     Quarter ended June 30, 1999                                 $3.500           $0.460
     Quarter ended September 30, 1999                            $0.570           $0.120
     Quarter ended December 31, 1999                             $0.910           $0.057


Fiscal Year Ended December 31, 1998

     Quarter ended March 31, 1998                                $3.75            $1.125
     Quarter ended June 30, 1998                                 $3.75            $0.3125
     Quarter ended September 30, 1998                            $1.78125         $0.9375

                                       14

                                                                 High              Low
                                                                 ----              ---
     Quarter ended December 31, 1998                             $4.00            $0.8125


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         THIS DISCUSSION INCLUDES "FORWARD-LOOKING" STATEMENTS THAT REFLECT OUR CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE. WE USE WORDS SUCH AS WE "EXPECT", "ANTICIPATE", "BELIEVE" AND "INTEND" AND SIMILAR EXPRESSIONS TO IDENTIFY FORWARD-LOOKING STATEMENTS. INVESTORS SHOULD BE AWARE THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM OUR EXPRESSED EXPECTATIONS BECAUSE OF RISKS AND UNCERTAINTIES INHERENT IN FUTURE EVENTS, PARTICULARLY THOSE RISKS IDENTIFIED IN THE "RISK FACTORS" SECTION OF THIS PROSPECTUS, AND SHOULD NOT UNDULY RELY ON THESE FORWARD LOOKING STATEMENTS. WE WILL NOT NECESSARILY UPDATE THE INFORMATION IN THIS DISCUSSION IF ANY FORWARD-LOOKING STATEMENT LATER TURNS OUT TO BE INACCURATE.

OVERVIEW

         We were organized as Legacy Software, Inc. in California in 1989, as a successor to a partnership formed in 1986, and were reincorporated in Delaware in March, 1996, then reincorporated in Nevada in 1999. We completed an initial public offering of 1,150,000 shares of our common stock, par value $.001 per share, in May of 1996. In September of 1998, we effected a one for three reverse split of our common stock. From inception until October, 1998, Legacy primarily developed and sold educational entertainment software. On September 14, 1998, a merger was announced between Videocall International Corporation and Legacy. Videocall was a development stage company incorporated in Florida in February, 1998, headquartered in Cambridge, Massachusetts, to provide videocalling and related telecommunications services to businesses and consumers. Following the announcement of the proposed merger, the key officers of Videocall were elected as officers of Legacy and open positions on the Board of Directors were filled by Directors of Videocall, thus creating common control of the two companies. By December 31, 1998, Legacy had ceased developing and marketing software products and began focusing on the business activities of Videocall. On March 1, 1999, our name was changed to Talk Visual Corporation. The stock-for-stock transaction, in accordance with the terms of the merger, was approved by the stockholders of both companies June 15, 1999, after which Videocall was merged into Talk Visual, with Talk Visual being the survivor. In addition, the stockholders approved increasing the authorized common shares to 100,000,000 and the authorized preferred shares to 25,000,000.

         The merger has been accounted for as a reverse acquisition. As a result of the change in control and change in business activity in 1998, the merger is considered to have occurred by December 31, 1998 and, accordingly, all references are to the activities of Videocall.

         In October of 1998, Videocall acquired the stock of Sacramento Results, Inc., a California corporation. Sacramento Results' primary asset consists of a 119,100 square foot, two story, strip center retail and office complex located in Sacramento, California. In February, 1999, we formed a Canadian subsidiary to acquire a 22,662 square foot property in Toronto,

Ontario, Canada, which contains commercial retail rental tenants. Both properties currently represent the primary source of our gross receipts.

         On August 30, 1999, we moved our headquarters from Cambridge, Massachusetts to Miami, Florida.

         Prior to August 24, 1999, we were considered a development stage company. On August 24, 1999, we launched our videocalling services through our wholly owned retail stores in the United States and joint venture partners in Europe, Israel, Canada, Asia and South America. On September 2, 1999, we announced the successful transmission of full-motion, superior quality videocalls over the Internet from our Sacramento, California location to our Miami, Florida location.

         In conjunction with Film World, Inc. and producers John Daly (PLATOON, THE LAST EMPEROR, TERMINATOR) and Menahem Golan (COBRA, DELTA FORCE, RUNAWAY TRAIN, MISSING IN ACTION), we initiated Global Visual Casting on November 2, 1999. This service permits aspiring actors and actresses around the globe to conduct live videocall auditions with Film World's casting directors in Hollywood.

         In December, 1999, we announced a joint venture with Universal Express, with access to over 7,000 potential sites for installation of videoconferencing equipment. We designed and are currently offering an attractive, low-cost turnkey package for those retail locations to join the videocalling network. Also in December, we initiated our Internet sales operation, Beeperforabuck.com, to commence selling pagers at a low cost over the World Wide Web.

         On March 16, 2000, we signed an agreement to acquire a 25% interest in Entertech Media Group, Inc. of Hollywood, California. Under the terms of the agreement, we have formed a joint venture with Entertech and will exchange 3,000,000 common shares for 3,666,666 shares of Entertech Media common stock. Entertech has been granted exclusive rights in North America to provide content (such as movies, music, news programs, documentaries, etc.) to customers of Talk Visual who have purchased our videotelephone model TV225. We have launched an aggressive sales program to bring the benefits of the TV225 to the attention of both business and consumers. We are obligated to pay a broker 75,000 shares of our common stock on consummation of this transaction. The transaction is subject to board approval.

         Through a recently signed contract with an original equipment manufacturer, Motion Media, Ltd., we now offer a desktop-based videoconferencing telephone at a reasonable price. We view this unit as the next step in deploying video telephony to the mass market.

         On July 2, 2000, we signed a letter of intent to acquire 51% to 60% of YAK Communications (USA) Inc., parent company to YAK Communications Canada, Inc. YAK Canada is a leading Dial-Around service provider in Canada, with annual revenues of $12 million (Cdn). YAK Communications (USA) Inc. is owned 32% by parties related to Talk Visual. We have engaged an independent international consulting firm to render an opinion of valuation for this acquisition. The consideration is $.50 and four shares of Talk Visual common stock for each YAK share. YAK has 3,852,000 shares outstanding. We also agreed to lend up to

$5 million to YAK. This agreement is subject to change based upon the valuation and board approval.

         On June 22, 2000, we entered into an agreement to acquire the assets of 11 retail call centers in the New York and New Jersey area with Various Business Management, Inc. ("VBM"). Terms of the agreement call for cash payments totaling $350,000 and stock in the value of $550,000, for a total purchase price of $900,000. The purchase price is subject to a downward adjustment, to be agreed upon, in the event VBM is unable to obtain a lease assignment for any store location which is for a period of less than three years.

         We plan expansion through an aggressive program of acquisition, opening new retail sites, forming joint ventures with other telecom providers and expanding the telecom product offerings in all physical and Internet retail sites.

         We have embarked on an aggressive program to develop videocalling retail locations, joint venture partners and sales of the desktop videophone model TV225. To that end, we currently employ 31 full and part-time employees in the telecommunications operations and nine full and part-time employees in the real estate operations. With the completion of the acquisition of the New York and New Jersey stores, we will add 35 employees to operate those activities.

         Under the direction of our Chief Technical Manager and our Vice President of Internetworking Systems, we are deploying wireless communication systems for carrying voice, data and videocalls over our network. Additionally, we have tested and began deploying the bridging of ISDN based videocalls over the Internet and full motion, high quality videocalls entirely over the Internet protocol. Our goal is to provide videocall technology over multiple platforms and thus be able to deliver it to large segments of the population.

         On February 1, 2000, we leased an additional 2,559 square feet of office space at our Miami office headquarters. The lease increased rent obligations by $52,000 per year and expires June 30, 2002. The additional space has been added to house sales and marketing staff, telephonic equipment, the data processing department and conference facilities.

         We have commenced selling long distance services under an agreement with Capsule Communications, Inc. (formerly US Wats, Inc.) over the Worldwide Web. Employing relatively new technology allowing simple, cost efficient web-based ordering and a unique electronic "Letter of Authorization," methodology along with very favorable telecom rates, this system is anticipated to generate substantial activity. Our long distance services website is located at www.talkvisual-ld.com. This new product offering is a continuing expansion of our e-commerce development programs to enhance and expand revenue sources.

RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2000 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 1999

         Prior to August 24, 1999, we were considered a development stage company. On August 24, 1999, we became operational with the launch of our videocalling services. Additionally, during the fourth quarter of 1999, we commenced selling other telecommunications services and equipment through our retail outlets and over the Internet.

         Telecommunication services, software and product sales increased $94,779 for the six months ended June 30, 2000 compared to the six months ended June 30, 1999. This increase resulted from sales of telephone products in the stores and sales of the Company's TV225 videocalling equipment, which did not exist in 1999.

         Real estate revenue increased $96,045 for the comparative periods ending June 30, 2000 and 1999, as a result of higher occupancy at the Sacramento building and ownership for the full six months in 2000 of the Canadian property compared to three months of ownership in 1999.

         Cost of equipment sales, telecommunication and retail operation expenses increased $473,481 to $476,685 for the six months ended June 30, 2000, compared to $3,204 for the six months ended June 30, 1999. This increase reflects the operation of our retail locations, cost of equipment sold and the beeperforabuck web sales activities, which did not exist in 1999. The expense amount of $3,204 for the six months ended June 30, 1999 is attributable to costs of software sales.

         The increase of $86,354 of depreciation expense for the six months ended June 30, 2000 in comparison to the same period ended June 30, 1999, represents capital assets acquired and put in service following the commencement of operations after August, 1999, and improvements to the real estate in Sacramento.

         General and administrative expenses incurred in the six months ended June 30, 1999 totaled $3,351,255 and for the six months ended June 30, 2000, totaled $1,700,963, for a decrease of $1,650,292. Of this decrease, $1,535,613 was attributable to consulting services paid for in 1999 that were not incurred in 2000. The majority of the 1999 consulting services were for assistance in financing, investor relations and public relations services and were paid for with common stock.

         In connection with the acquisition of the Sacramento property, we incurred a short term non-interest bearing obligation of $1,000,000. The short term obligation to the seller of $1,000,000 was renegotiated and partially paid down on February 19, 1999. Under the renegotiated note, we paid an advance against leasehold improvements in the amount of $350,000 and a principal payment of $107,000, leaving a balance due of $893,000 on the renegotiated note, adjusted for certain offsets. On March 29, 2000, the holder of the note signed a settlement agreement in which it accepted a cash payment of $450,000 and 100,000 shares of common stock in full payment of this obligation. The net result of this transaction resulted in the recognition of a gain on debt forgiveness totaling $122,347. This is reported as an extraordinary item in the Condensed Consolidated Statements of Operations for the six months ended June 30, 2000.

RESULTS OF OPERATIONS FOR FISCAL YEAR ENDED DECEMBER 31, 1999 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 1998

         Our predecessor, Videocall, was in development stage during all of 1998 and until August 24, 1999. Therefore, revenue from operations only commenced in the fourth quarter of 1999.

         Sales of $8,147 in services and $79,393 in equipment represent the commencement of our core business activity - selling videocalling and telephony service and equipment. The majority of the equipment sales were to joint venture partners, some of which share common management with us and therefore are considered related parties.

         The initial investment in real estate property occurred in October, 1998. The increase in real estate revenues of $846,355 results from a full year of ownership of the Sacramento property and the addition in February, 1999 of the Toronto property. The Toronto property accounted for 20% and the Sacramento property for 80% of rental receipts.

         Software development costs incurred prior to the merger totaled $1,487,018 and accumulated amortization prior to the current year aggregated $1,105,325 for a net asset value of $381,693. Management reviewed the value of the development costs and determined that it was necessary to reduce the value by $206,694 to reflect the net realizable value of the asset. We currently have a contract for sale of the software asset for the amount of the adjusted net realizable value.

         Telecommunications and retail operation expenses represented the costs of initial store openings and operating expenses for the retail stores. The major elements of the total expense of $442,710 are comprised of the following:

              Advertising                                        $64,956
              Rents                                               22,704
              Tech Support                                       104,539
              Store Salaries                                     150,064
              Telecom costs                                       46,933
              Supplies, Utilities, Misc.                          53,514
                                                                --------
                                Total                           $442,710
                                                                ========

         Research and development costs decreased $197,609, from $270,376 in 1998 to $72,767 in 1999. This decrease represented the reduction in expenditures as a result of completion of the development of the Web based reservation system for videocalling and the software for retail store operations.

         Real estate operations expense for the year ended December 31, 1998, included a one time charge to bad debt for $150,959. This amount was for funds transferred by the seller of the Sacramento property to its related entities that were never repaid. Actual general and administrative costs for the rental operations totaled $50,774 for the short period of ownership in 1998 and $292,610 for both properties for the year ended December 31, 1999.

         General, administrative and marketing expenses are comprised of the following:

                                                                      1999             1998
                                                                      ----             ----
             Salaries and benefits                                   $719,943        $260,391
             Travel                                                   295,286          85,219
             Office, computer and maintenance                         372,927          90,140
             Rents, licenses and other expenses                       304,344          66,642


                                       19

                                                                      1999             1998
                                                                      ----             ----

             Consultants                                            1,652,453          48,827
             Legal and other professional                           1,178,418         205,260
             Marketing and public relations                           459,782          51,607
                                                                   ----------        --------
                               Total                               $4,983,153        $808,086
                                                                   ==========        ========

         Of the total $4,983,153 expense in 1999, $2,441,568 was paid in common stock; actual cash payments totaled $2,541,585. For the year ended December 31, 1998, of the total expense of $808,086, $223,000 was paid in common stock and the balance of $585,086 was paid in cash. Consultants, legal and other professional expenses totaling $2,830,871 for the year ended December 31, 1999, included $2,296,629 paid in common stock, leaving actual cash payments to those professionals in the amount of $534,242. Management anticipates that the majority of these expenses are one time, as they result from identifying, developing and cultivating business relations for deployment of the videocalling network and with respect to the legal expense, resolution of issues arising from the merger and deployment of videocalling services.

         Interest expense of $663,964 for the year ended December 31, 1999 increased over the year ended December 31, 1998 in the amount of $557,196, primarily from the full year ownership of the Sacramento and Toronto properties in 1999.

         Dividends paid on the preferred stock in 1999 result from the issuance of the Series A convertible preferred stock for the acquisition of the Toronto property. On December 1, 1999, the holder of the preferred stock notified us of its intention to convert the preferred stock to common stock in accordance with the Certificate of Designation of the Series A convertible preferred stock. No further dividends will be due as a result of the election to convert.

         As of December 31, 1999, we had federal and state net operating loss carry-forwards of approximately $12,215,000 and $6,552,000, respectively, available to offset taxable income through the year 2013. Our net deferred tax assets consisted primarily of net operating losses. We have established a valuation allowance equal to the net deferred tax asset for each period, as we could not conclude, based upon prior recurring operating losses, that it was more likely than not that we will generate sufficient taxable income before 2013 to utilize all of our deferred tax assets.

RESULTS OF OPERATIONS FOR FISCAL YEAR ENDED DECEMBER 31, 1998 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 1997

         For the twelve months ended December 31, 1998, revenue decreased $157,776 from the twelve months ended December 31, 1997. Royalty revenue decreased $205,013, or 50%, from the twelve months ended December 31, 1997, principally due to decreased sales of our ER Intern and DA Pursuit of Justice titles. Software sales decreased $32,763, or 38%, due to decreasing sales of The Best of ER and other offerings of our DOS products. Corporate Services, a division formed in January 1998, recorded $80,000 in revenue for the year ended December 31, 1998. The Corporate Services division was formed to separate the development of new software titles with programming services offered to commercial enterprises.

         Cost of royalties decreased $201,750 for the twelve months ended December 31, 1998 from the $211,308 recorded in the twelve months ended December 31, 1997. The decrease was caused primarily by the lower royalty sales in 1998 and a reclassification of a reduction in product development costs of $859,424 based on lower forecasted sales associated with the DA Pursuit of Justice title from cost of royalties to product development expense. Cost of software sales decreased from $98,881 in the twelve months ended December 31, 1997 to $33,254 for the twelve months ended December 31, 1998 due to a lower sales volume of all software products.

         Product development costs increased $389,124 for the twelve months ended December 31, 1998, primarily due to the charge of $859,424 associated with the DA Pursuit of Justice title in 1998, which was offset by a decrease in production development expenses due to the cessation of development of new titles by our company.

         General and administrative costs decreased from $1,351,127 in the twelve months ended December 31, 1997 to $941,667 for the twelve months ended December 31, 1998, a decrease of 30%. This decrease is due to our implementation in June, 1997 of cost reduction programs by ceasing all costs associated with development of new titles, discontinuing our Internet gaming services, closing one business office, significantly reducing marketing and public relations efforts, reducing the total staff to two persons and implementing other operating cost reductions.

         Selling expenses decreased $190,067 to $77,309 for the twelve months ended December 31, 1998 from $267,376 for the twelve months ended December 31, 1997. This decrease resulted from the elimination of all selling and public relations efforts in 1998 with the 1998 expense primarily associated with customer service and technical support of titles then in the market.

         Interest expense in the twelve months ended December 31, 1998 was $47,626, compared to $123,571 for the twelve months ended December 31, 1997 with the reduction attributed to a decrease in the amount of outstanding debt during 1998. Other expenses of $32,862 in 1998 were due to the reduction of our fixed assets to net realizable values and miscellaneous adjustments; other income of $192,798 in 1998 primarily resulted from the sale of certain assets to, and the assumption of certain liabilities by, a third party.

         The extraordinary item of $300,000 in the twelve months ended December 31, 1998 is due to the cancellation of debt of $300,000. This resulted from our signing a Payment Agreement with IBM relating to the licensing and distribution agreements for the Emergency Room and DA Pursuit of Justice titles formerly co-developed with IBM. In the event of a default in payment by us which is not cured within a thirty day period, an amount of $400,000, less any payments already made under the agreement, would be immediately due and payable to IBM, with interest accruing at the rate of ten percent per annum.

         As of December 31, 1998, we had federal and state net operating loss carryforwards of approximately $6,851,000 and $3,333,600, respectively, available to offset taxable income through the year 2013. Our net deferred tax assets of approximately $2,790,900 and $2,253,000 as of December 31, 1998 and 1997, respectively, consisted primarily of net operating losses. We established a valuation allowance equal to the net deferred tax asset for each period, as we could not conclude, based upon prior recurring operating losses, that it was more likely than not that we will generate sufficient taxable income before 2013 to utilize all of our deferred tax assets.

YEAR 2000 COMPLIANCE

         We did not encounter any disruptions in service as a result of Year 2000 computer programming. We did not separately identify costs incurred in connection with our Year 2000 compliance activities as such costs were not significant because they generally have been incurred in the normal course of internally modifying and updating our software programs. Future expenditures are not expected to be significant and will be funded out of operating cash flows.

LIQUIDITY AND CAPITAL RESOURCES

         We had $2,044,855 in cash outflows from operating activities for the six months ended June 30, 2000, compared to cash outflows of $704,924 for the six months ended June 30, 1999. This increase in outflows of $1,339,931 primarily resulted from the payment of accounts payable and the increase in inventory over the balances carried at the end of the same period in 1999.

         Cash used in investing activities for the six months ended June 30, 2000, totaled $745,579, compared to $1,271,204, for the same period in 1999. We purchased less property and equipment during the first six months of the current year compared to the same six months in 1999, which accounted for the decrease in cash expenditures for investing activities.

         Net cash from financing activities increased in the six months ended June 30, 2000, by $1,470,924, over the six months ended June 30, 1999. This increase resulted from the receipt of option exercise proceeds, receipt of $1,200,000 of private placement proceeds offset by an increase in payments on long term debt over the amount paid in the same prior year period.

         On February 24, 1999, we acquired an office facility in Ontario, Canada with the issuance of 975,000 shares of Class A Preferred Stock, Series 1999-A, $.001 par value. On December 1, 1999, the holder of the preferred shares issued under this acquisition notified us of its election to convert the preferred stock. The holders of the preferred shares have agreed on all conversions after the first 3,348,500 shares of common stock to reinvest by purchasing shares of common stock from Talk Visual at the then current market price, within the thirty-six month period, $1.00 per share of common stock issued on conversion, for a total investment in Talk Visual of $13,365,881. As of August 7, 2000, the preferred shareholders had paid $2,495,000 toward this agreement, leaving an outstanding commitment of $10,870,881.

         We have submitted an application to refinance the Sacramento real estate. The letter of interest obtained from a private investment company outlines terms of a $6,600,000 loan at 2.5% over the 10 year U.S. Treasury Bill rate of interest, with principal and interest amortized over 30 years, with a ten year call. We anticipate net proceeds from the refinancing to be about $2,000,000. Additionally, we will benefit in reduced interest costs on the existing mortgages under this refinancing proposal. This loan is subject to completion of the lender's due diligence process.

         The Chairman of Talk Visual has made a guarantee to fund or obtain funding to meet our obligations and working capital needs. Based upon the current cash utilization rate and management's plan for expansion and new products/joint ventures/acquisitions, the Chairman's funding obligation, the refinancing of the Sacramento property, the agreement of the preferred shareholders and the proposed sale of common stock to Evertrend Holdings Limited as described in this prospectus, management believes that there should be sufficient capital to meet the needs of Talk Visual for both short term needs and growth over at least the next 12 months.

                                    BUSINESS

OVERVIEW

         Talk Visual Corporation is a leading provider of retail-based videocalling services for business and the general public in North and South America. Through our Retail Operations and Sales Division, we are rapidly developing our videocalling services in Europe, Eastern Europe, the Caribbean and North Africa. Taken together with our innovative videocalling equipment - the TV225, produced under exclusive contract with Motion Media of Bristol, the United Kingdom - our extensive suite of telecommunications products has positioned us to become a major provider of videocalling services to businesses and consumers worldwide, linking people in the developed countries to one another and to businesses and families in less developed nations. Our retail locations and our associated company branch locations in Canada, the United Kingdom, Israel and the Philippines provide an audio-visual link for businesses and families. The service enables unusually low-cost visual communications especially designed for expatriates and the small home office marketplace, allowing these groups to communicate with high-quality audio-visual images over inter-continental distances, in real time.

         We believe that there is a deep-seated relationship between certain key telecommunications products/services and other tangential products/services we carry in our retail operations. Conceptually, the products/services permit businesses and consumers to communicate domestically and internationally. To support the communication needs of key business and consumer populations, our retail locations sell a wide range of telecom and telecom-related products and services. The products sold include pagers, cellular telephones and videophones; services include long-distance telephone calling in-store ("call-shop services"), money transfer, and air travel ticket issuance. Recently, we have begun the process of retail store build-out to create a network of retail locations during the year 2000. These stores are in addition to the planned deployment of over 1,000 videophone locations associated with Postal Business Center partners in the United States. Generally, most company-owned and partnership locations will sell the majority of our products and services.

         The Videophone Sales Division markets a highly price-competitive ISDN-based video-telephone, the TV225. The TV225 is a sophisticated interactive video-appliance, with an enhanced features set designed to provide consumers and businesses with the ability to download news, movies, information and other real-time data from the desktop, without the need for a computer. The Videophone Sales Division also arranges for us to provide TV225 purchasers with Local Exchange Carrier hookup for a 128-Kilobit ISDN line. Long distance service, for which the underlying provider is Sprint, is provided by us and billed to the consumer on the local carrier monthly bill or separately, depending upon carrier billing arrangements.

         Our Carrier Sales Division works with the Videophone Sales Division to resell ISDN service to support 128-Kilobit and greater ISDN videophone calls. The Carrier Sales Division sells both international and domestic service for ISDN ordinary analog telephone service. Both the Carrier Sales Division and the Videophone Sales Division have been created recently (as of March 2000) for the purposes of tying together all aspects of our product and service sales plan. We are also a reseller for Capsule Communications, Inc. (formerly US Wats, Inc.) long distance service on a special website specially designed for verifiable customer authorization for carrier designation. Capsule Communications provides highly competitive domestic and international tariffs on a direct-to-consumer basis, with reseller commissions forwarded automatically to us.

         We believe that videocalling services will become one of the fastest growing areas of the telecommunications industry. Despite its early promise, videocalling has lagged major telecom products such as fax and cellular telephone service, largely because of:

         o        the cost of equipment;

         o        the absence of a unified ISDN (or IP) setup mechanism; and

         o the availability of adequate origination and termination points.

We believe that we have remedied the first bullet point with the newly available TV225 videophone; that in conjunction with the local exchange carriers and outside ISDN service agencies, the ordering and facilitation of ISDN lines is now a routine and simple matter; and because of the low price of the TV225 videophone, we will be able to offer businesses and consumers a broad range of originating and terminating points for convenient videocalls.

         According to the Gartner Group, a respected telecommunications research company, the videoconferencing market is growing at 48 percent a year from a base of 1.1 billion dollars in 1995. Another industry research company, Forward Concepts, projects a 40% annualized growth rate from over $1 billion in 1996 to over $5 billion by 2001. IDC sees the business market for videoconferencing systems climbing to 600,000 systems in 2001. In contrast, they see the heretofore non-existent consumer market also reaching a quarter-million units in 2001, but blossoming to 5.4 million systems in 2005. Finally, another research firm, Frost and Sullivan, predicts staggering growth of videoconferencing sales to $35 billion by 2002.

         This prediction for 2002 is exactly equivalent to the industry forecasts for wireless subscriber growth.

         We believe that we have positioned ourselves to participate in this projected growth by providing equipment, services and especially retail locations for the processing of videocalls and other closely related communications products and services.

         We were organized as a Florida corporation in 1998 and merged with Talk Visual Corporation (formerly Legacy Software, Inc.), a Delaware corporation, pursuant to a merger agreement in 1999. As part of the merger, we became a Nevada corporation. We introduced our videocalling services, cellular telephone and pager sales products in early 1999 with the launch of our first corporate retail locations. Our principal office is located at 3550 Biscayne Boulevard, Suite 704, Miami, Florida 33137 and our telephone number is (305) 572-0575.

RETAIL OPERATIONS AND SALES DIVISION

         We introduced our first retail stores in early 1999, and were offering connectivity in our 14 company-owned locations by July 1999. Through our current partnerships with approximately 30 additional locations, and with 400 Sprint-enabled locations, we can offer service in most major cities on the planet. As we recently transitioned from a development stage company, the revenue from retail sales of products and services is negligible at this time.

         We sell the following items out of our retail stores:

         o        Telephone calls ("call-shop services")

         o        Videocalls (domestic and international)

         o        Prepaid phone cards and prepaid residential services

         o        Cellular phones, pagers, and related accessories

         o        High-speed Internet services, including free email

         o        Sale and distribution of videotelephones and equipment

         By the end of the year 2000, we plan to have presence in over 150 U.S. Metropolitan Service Areas, which cover more than 70% of the U.S. population, and all major markets in Canada. We anticipate being the leading videocalling provider for small business and consumer videocalling services, and believe we are currently the lowest-cost provider in the United States and abroad. We purchase low-cost minutes from Sprint and other carriers and resell them to our customers and partner retailers.

         We have arranged with a variety of domestic and international carriers to carry our voice traffic from key populous cities to South American, Caribbean, Asian, African and European destinations. Calls are routed and rated using outside-vendor software, deployed in each retail store location. A typical average margin of 40% is retained by us for international calls.

         We purchase our prepaid phone cards from a variety of vendors, and offer our retail clients a range of pricing with "best per-minute values" varying from week to week and month to month, depending upon vendor arrangements. Prepaid phone cards produce a 30% average margin for us.

         We have not launched our prepaid residential services, but have acquired switching equipment to deliver this service in New York, Los Angeles and Miami. The service is anticipated to be launched during the third quarter of 2000.

         Cellular telephones and cellular services are provided to us by Voicestream/Omnipoint, AT&T Wireless Services, and Sprint PCS. We make net margins on service implementation of between $100 and $150 per instrument sold. At this time, we do not enjoy any residual payments from these carriers. Accessories for cellular telephones are a high-margin item (typically over 300%), and we promote our accessories sales whenever cellular phones are sold.

         Pagers are provided to us by Nixxo, Motorola and Philips. Price points enjoyed by Talk Visual allow retail margins of 10% to 50%, depending upon the service plan and product. We believe that our pager sales programs will provide a meaningful contribution to carrying expenses. Accessories are purchased from a range of vendors, largely based on price, quality and the cellular telephones most popular within the retail area.

         Integrated Digital Services Network, or "ISDN", is made up of two channels of digital signals sent over standard copper telephone lines. Because it is a digital signal, it can achieve information transfer rates of up to five times faster than standard analog lines which carry regular telephone calls. Our ISDN-based network permits a partner retailer to launch calls from the partner's location to our switching platform, via the domestic Sprint network. Calls are launched using either credit-card validation systems over the ISDN network, or via the partnering retailer's locally-provided ISDN lines. All partner retailers' ISDN local lines have long-distance service provided by us, reselling/rebilling Sprint ISDN service. A subscribing partner retailer establishes an account with us by assigning us a Letter of Authorization, allowing us to order local and long distance ISDN service in the partner's name. Fees are paid by the partner retailers to the local exchange carrier for one-time installation and network connection fees, and for ongoing monthly service rates. A wide range of national service plans, provided by the local exchange carriers, offers monthly costs ranging from $30 to $90, with the more costly plans including local exchange "free" minutes. We "PIC" (Preassigned Interexchange Carrier assignment) the ISDN phone numbers to our own account, and receive from Sprint a bill representing the monthly long-distance traffic by individual account. Accounts are viewed on-line on a daily basis by our carrier accounting department, and any calls made from the individual ISDN-based phones are billed directly to the partner retailer. The billing method is simple and effective; the retailer must have on-file with us a valid and current credit card, which is charged for all calls on a daily basis. Charges are based on pre-determined routings and ratings, which are made known to the retailer's customers by literature at the ISDN videophone site. The retailer charges the customer for all call minutes at the time of call termination, and collects cash, credit card or other payment methodology; these methodologies are transparent to us, and we bill the partner retailer's credit card for the appropriate call charges less the retained retailer's portion. This retained portion typically represents about 25% of the final videocall fee. Typical calls are an average of 22 minutes long, and typical fees are $1.00 per minute for domestic videocalls. The retailer, therefore, will normally keep $5.50 for each call. While experience is limited, our current research indicates that five calls per day are the likely complement, subject to local advertising, demographics and location. This would represent approximately $650 per month in revenue to the retailer, of which a median amount of $60 would be direct and indirect costs. It is estimated that most retailers will retain a net income of about $600 monthly.

         The service is currently being rolled out in the United States. We will provide a minimum of 1,000 retailers who are members of the Postal Business Express Center association (USXP - Universal Express) with low-cost or zero-cost videophones in order to create the network end-points for the origination and termination of videocalls.

         We are in the process of building retail locations of our own in key major cities. Retail stores are being opened in several business locations and expatriate communities in New York City (in the boroughs of Manhattan and Queens), in towns on the New York/New Jersey border (greater New York area), Miami, Chicago, Denver, Los Angeles and San Francisco. Correlated retail locations are under investigation in the most populous cities of Colombia, Guatemala, Honduras, the Dominican Republic, and Mexico. Some of these retail locations will be partnership locations. In addition to these locations, we have entered into an agreement with

Skynet Corporation, an international package delivery service with over 300 locations in major cities worldwide, to set up 200 of its locations with videophone services under a revenue sharing agreement.

VIDEOPHONE SALES DIVISION

         We have begun providing videophone sales in response to the industry's need for low-cost videophone instruments. Our videophone sales division has committed to Motion Media, of Bristol, UK to sell a total of 10,000 of its TV225 videophone units, custom designed for Talk Visual. In order to implement sales programs, we are hiring two teams of eight sales and sales support personnel to implement the investigatory program focused on videophone sales in Miami, Florida. Subscribers to the videophone program will:

         o purchase a videophone for $1396, based on a downpayment of $100 and 36 monthly payments of $36;

         o purchase installation of facilities for and monthly ISDN service from the local exchange carrier, arranged for by Talk Visual; and

         o purchase for $200 the required Network Interface device (NT-1) to connect the videophone to the local network. Purchasers may opt to purchase the videophone outright for $1599, with an additional NT-1 purchase, if needed.

         Videophone purchasers are connected to the local exchange carrier through the efforts of the Carrier Sales Division. The Carrier Sales Division receives orders from the Videophone Sales Division, implements the service, and follows up with customers to offer them other long distance and local telecommunications service products. We believe that the consumers and both small and larger businesses will appreciate the convenient size and performance of the TV225. In addition, local exchange subscribers are able to have any "regular" telephone service line upgraded to ISDN service for a modest charge. The new ISDN line allows both "regular" telephone services - phone calls, fax calls - and permits as well high-speed Internet connection to the subscriber's Internet Service Provider (ISP), along with providing for connectivity to service videocalls. Long distance ISDN services will be provided by Sprint and other carriers.

         We believe that our sales efforts in Miami can be expanded city by city into every major American business and population center. The combination of:

         o        a quality, low-cost videophone;

         o        "wrapped" service for the arranging of ISDN line installation;

         o videophone availability in local retail partnership operations;

         o the existing "legacy" ISDN-based equipment in tens of thousands of businesses; and

         o the presence of videophones in high-visibility areas such as airport lounges will create a vibrant market for videophone carrier sales and videophone instrument sales.

ENGINEERING, RESEARCH AND DEVELOPMENT

         We believe that our future success will depend in large part on our ability to enhance existing services and develop new services in response to changing market, consumer or technological developments in the video-telecommunications areas. An important factor in the future success of our videophone sales and service offerings will be our ability to provide, at competitive prices, more functionality and features than those which might become typically available in other competitive offerings. While we do not know of any other entities currently providing truly competitive services, we do believe that such competition will arise in the future.

         We are developing proprietary methodologies to route, rate and service videocalls. Calls being launched from our partnership locations in, for example, Trans World Airlines "Ambassadors Club" lounges, will go through the local exchange carrier to a platform at our headquarters. Specialized ISDN-based T-1 circuits will route and rate the outbound call to other videocall equipment anywhere in the world. The calling customer will pay for the call using a standard credit card, the information for which is entered at the time of the call.

         We believe that providing a platform for centralization of videocalling is a key element in our future growth. The platform allows callers to access a vast menu of available sites to call - both private and business sites - in addition to our locations. Callers may access a complete menu of choices in order to make reservations with a live operator on-line, place a videocall, or receive information from news or entertainment sources.

         These technologies are currently under development at the research level. We anticipate making them available to the general public by the middle of year 2000.

         We believe that two key wireless technologies will assist in our effective delivery of services:

         o the linking of physical locations, whether retail operations or switching locations, by wireless services generally in the unregulated 2.4 gigahertz range, to key points-of-presence for carriers - specifically to avoid the costs associated with "IP-T-1" facilities traditionally deployed by the local exchange carriers, and the major long-distance carriers, for prices in excess of $1,000 monthly carrying fees; and

         o the development of "local area" wireless video-telephony to enable a wireless mobile "cart" or "unit" to move around in hospital, nursing home and hotel environments. We are developing both these technologies, in both the ISDN and IP transmission realms, and anticipate trial deployment before the end of year 2000.

SALES, MARKETING AND DISTRIBUTION

         Our sales strategy is to establish and maintain long-term relationships with our consumer and business customers, and to leverage relationships with major corporations in order to rapidly expand our presence and reach. We utilize a consultative sales process to understand and define customer needs, and determine how those needs can be addressed by our services. We seek to build upon our existing customer relationships by integrating and cross-selling our different service offerings. Our sales cycle varies for different services and products, and the development of key large corporate relationships can be up to 12 months for our Carrier and Videophone Sales Divisions.

         Our sales force consists of sales representatives who generally have significant experience in either retail and/or telecommunications sales, either as former employees of wireline or wireless carriers or in selling products and services to businesses and/or within a quality retail environment. We typically assign each business sales representative to a well-defined group of business prospects in order to support the development and maintenance of long-term strategic customer relationships. The sales representatives are supported by product specific account and service managers within the sales teams and who assist in the management of the accounts on a daily basis after the completion of the initial sale. At this time, our sales representatives are located at our headquarters in Miami, Florida; however, we intend to roll out our Miami-based sales programs into strategic cities in major geographic regions.

         Our direct sales strategy is complemented by a marketing program that includes participation in industry shows, advertising and public relations. Because our business and retail consumer groups are diverse, we seek to gain wide exposure through selected promotions and advertising on a highly targeted basis.

CUSTOMERS

         We provide our services to small and large business users of video-telephony through our Videophone Sales Division; to expatriate populations seeking to contact their business associates, friends and family abroad through the various Talk Visual and partnership retail outlets as mediated by the Retail Operations and Sales Division; and to partners themselves through specialized team members who are integrated into the other sales and support divisions. We believe that a close integration and inter-penetration of sales, marketing and support personnel helps to create the cross-communication necessary for a vibrant, multi-purpose sales effort.

         For the year ended December 31, 1999, our sales totaled $1,165,988, which was composed of $1,075,482 from rental operations and $90,506 from telecommunication products and services.

COMPETITION

         The market for videocalling services is competitive on the equipment side, and just beginning to develop on the carrier, support and product development/features side. A number of companies currently offer one or more of the services provided by us, but generally only in the area of hardware. In some instances, such as, for example, in the case of Polycom and PictureTel, we act as a reseller of equipment purchased through a major dealer such as Sprint. At this time, we do not know of any other providers who bring together the various disparate elements of the video-services sales process - from retail operations, to hardware, to support of installation and long-distance services.

         We believe that the principal competitive factors in the video-telephony industry include the ability to identify and respond to customer needs, quality and breadth of service offerings, price and technical expertise. Our ability to compete also depends in part on a number of competitive factors out of our control, including the ability to hire and retain employees, the development by others of products and services that are competitive with our products and services, the price at which others offer comparable products and services and the extent of our competitors' responsiveness to customer needs. There can be no assurance that we will be able to continue to compete successfully with our existing competitors or with new competitors.

GOVERNMENT REGULATION

         The Federal Communications Commission (FCC), under the terms of the Communications Act of 1934, as amended, including the Telecommunications Act of 1996, regulates interstate communications and use of radio spectrum, including entry, exit, rates and terms of operation. We presently neither operate any facilities utilizing regulated frequencies nor have any facilities-based services involving interstate communications. However, we have applied for and have been granted a "Section 214" license from the FCC, which allows us to resell international long-distance services. We will continue to maintain this license, along with the reporting requirements pursuant thereto.

         We recognize that the long-distance and local exchange carriers that underlie our services are regulated at both the federal and state levels. Such regulation may decrease the growth of the videocalling industry, affect the development of key markets, and limit the number of potential customers for our services or impede our ability to offer competitive services, or otherwise have a material adverse effect on our business and results of operation.

REAL ESTATE OPERATIONS

         As more fully described below under "Facilities," we own and operate two real estate properties. One is located in Sacramento, California and the other is in Toronto, Ontario, Canada. Both properties are leased to commercial tenants and are held by our subsidiaries.

EMPLOYEES

         As of August 7, 2000, we had a total of 82 full-time employees and 2 part-time employees. Our employees are not covered by a collective bargaining agreement and we have experienced no work stoppages. We believe that our relationships with our employees are good.

FACILITIES

         We lease space at two retail locations, and at our principal headquarters in Miami, Florida. The Miami location serves as the core sales, support and marketing facility headquarters for our executive, engineering, sales, human resources and finance personnel. The following is a listing of our significant leased facilities:

       Location                                          Square Footage              Expiration Date
       --------                                          --------------              ---------------
       Miami, Florida - Headquarters                          5,702                   June 30, 2002
       Miami, Florida - Retail Store                          1,890                 December 31, 2001
       Boston, Massachusetts - Store                          1,030                 December 31, 2001

         Through our subsidiaries, we also own two commercial real estate properties. We acquired a 119,100 square foot, two story, strip center retail and office complex located in Sacramento, California with the acquisition of Sacramento Results, Inc. A retail videocalling center has been opened in a 515 square foot space. On February 24, 1999, we acquired a 22,662 square foot property in Toronto, Canada, which contains commercial rental tenants.

         The Sacramento property has an occupancy rate of 82.2% and is composed of 50.46% office rental and 49.54% retail stores. Two of the twenty six tenants occupy more than ten percent of the rentable square footage; one is the U. S. Post Office and the other operates a bingo hall. The average effective annual rental per square foot for the entire property is $9.88. All existing leases, excluding renewal provisions and the U. S. Post Office, will expire within the next ten years. Management believes that the property is stable and the current occupancy rate will be maintained or improved.

         For federal tax purposes, the basis in the property is the acquisition price paid by Sacramento Results, Inc., the subsidiary in which the property is held. The property is being depreciated over 39 years under the straight line method. Real estate taxes for 1999 totaled $55,696.

         This property is encumbered by three loans as follows:

         o Mortgage note, secured by a first lien on the land and building, including a deed of trust on rents and fixtures, bearing interest at 12%, payable monthly with the entire principal due January, 2004. The current balance on this mortgage is $3,840,000.

         o 12.5% mortgage note, secured by a second lien on the land and building, including a deed of trust on rents and a lien on specified equipment; disbursed to a maximum funding of $500,000 based upon completion of certain leasehold improvements and delivery of specified equipment; payable in monthly installments of principal and interest for 60 months; undisbursed funds at August 7, 2000 totaled $350,000. The balance on the mortgage is $118,755 at June 30, 2000.

         o A 9% mortgage note, secured by a lien on the land and building, with a maximum funding of $1,000,000 due September 1, 2000. Interest is payable monthly. The balance at June 30, 2000 is $500,000.

         The Toronto, Ontario, Canada property has an occupancy rate of 79.07%, which represents three tenants out of the four units available. All tenants are retail stores on street level. The average effective annual rental for 1999 was $8.51 per square foot. All existing leases will expire within the next ten years; however, management is confident that the property will maintain or improve upon its current occupancy level.

         The property is located in Canada and subject to Canadian tax law. Real estate taxes for the year ended December 31, 1999 totaled $47,406.

         This property is encumbered by a 7.05% mortgage note, secured by the land and building and matures February 1, 2002. The mortgage is payable in monthly installments of $8,000, including principal and interest. The mortgage is payable in Canadian dollars. The balance on June 30, 2000 in US dollars was $923,652.

         The property was pledged by the seller as collateral on an unrelated bank debt of the seller in the amount of $621,000. The seller has provided a personal guarantee and indemnity until the pledge is discharged. The seller is in the process of having the pledge discharged.

         Management believes it carries sufficient and adequate insurance on all properties.

LEGAL PROCEEDINGS

         We are not currently involved in any litigation that is expected to have a material adverse effect on our business or financial position. There can be no assurance, however, that third parties will not assert infringement or other claims against us in the future which, regardless of the outcome, could have an adverse impact on us as a result of defense costs, diversion of management resources and other factors.



                                   MANAGEMENT

DIRECTORS AND OFFICERS

         The following sets forth certain information regarding our executive officers and directors:

Name                                            Age           Position(s) Held with Company
----                                            ---           -----------------------------
Eugene A. Rosov                                  52           President, Chief Executive Officer and Director

Michael J. Zwebner                               47           Chairman of the Board

Clinton H. Snyder                                45           Chief Financial Officer, Secretary and Director

Michael Cuzner-Charles                           46           Director

David B. Hurwitz                                 37           Director

Alexander H. Walker, Jr.                         74           Director

         DAVID B. HURWITZ has been a director since November, 1998. Mr. Hurwitz is the President and Chief Executive Officer of Capsule Communications, Inc. Prior to joining Capsule Communications, Inc., Mr. Hurwitz was with Commonwealth Long Distance/RCN as Vice President of Sales and Marketing. Mr. Hurwitz was involved in several entrepreneurial start-up ventures funded by Petrocelli Industries of NYC before joining Commonwealth Long

Distance/RCN. As Executive Vice President and Chief Operating Officer of InterNet Communications Services, Inc., Mr. Hurwitz was responsible for the development and operation of a prepaid "debit" long distance calling card service and validation processing service bureau, and as General Manager of FiberNet, Mr. Hurwitz was responsible for overseeing the sale and marketing of services associated with FiberNet's Upstate and New York Metropolitan Area Networks. Prior to developing the business plan and negotiating funding for InterNet, Mr. Hurwitz participated in the due diligence and sale of FiberNet's Upstate and Metropolitan New York Area markets to MFS. While affiliated with Rochester Tel. Telecommunications Group, a division of Rochester Telephone (now Frontier) from 1985 until February of 1992, Mr. Hurwitz held numerous positions including Account Executive, Regional Sales Manager and Director of the Mid-Atlantic and Central Regions. Mr. Hurwitz graduated with a B.A. in English and History from Hobart College in 1985. He completed Master's level course work in Telecommunications Management in 1988 and 1989 at the State University of New York at Albany.

         MICHAEL ZWEBNER is our founder and has served as Chairman of the Board of Directors of Videocall International Corporation since February, 1998. Mr. Zwebner has recently been appointed to the board of a Canadian public firm. From 1974 to 1986, Mr. Zwebner founded and ran a travel and tourism company and a charter airline, specializing in the areas of air charter travel, wholesale ticketing and general business and tourist travel. From 1986 to 1990, Mr. Zwebner owned and operated several real estate companies as well as managed a chain of five family restaurants and related catering services in England. From 1991 to 1997, Mr. Zwebner founded and served as Vice-President of Cardcall International Holdings Inc. (USA) and Operating Manager of Cardcall (UK) Ltd. for which he designed and developed telecommunications and marketing concepts and organized the prepaid phone card operations. Mr. Zwebner also coordinated corporate finance activities for Cardcall. In February of 1997, Mr. Zwebner negotiated and secured the sale/merger of the Cardcall Group to DCI Telecommunications Inc., a publicly-held entity based in Connecticut. In addition, in February of 1988, Mr. Zwebner negotiated the creation of a multi-million dollar joint venture between Cardcaller Canada Inc. with Datawave Systems Inc. of Vancouver, Canada. Mr. Zwebner has served as Chairman of the Board and a director of Talk Visual since September, 1998.

         EUGENE ROSOV has served as director, President and Chief Executive Officer of Videocall International Corporation since June, 1998. In 1967, Mr. Rosov started a national music educational and touring company, and in 1978 started the international chamber music association, Chamber Music America. Mr. Rosov served as acting Director of Marketing for the nation's largest public radio station, WNYC, from 1979 to 1980. In 1980, he was founder, President and Chief Executive Officer of Water Test Corporation, a national drinking water testing laboratory acquired by Household International in 1987. From 1988 to 1995, he was founder, president, Chief Executive Officer and Chairman of Innovative Telecom Corporation, the Nashua, New Hampshire telecommunications systems integrator and provider to five (of six) Regional Bell operating companies of prepaid telephone card technologies and customer service operations. From 1995 to 1998, Mr. Rosov acted as a consultant to various telecom companies. Mr. Rosov graduated from Harvard College in 1971 with a B.A. in General Studies. Mr. Rosov has served as Chief Executive Officer since November, 1998 and a director since September, 1998.

         MICHAEL CUZNER-CHARLES currently serves as Chief Executive Officer and is a Director with the Internet-based firm Tango-Zebra. He formerly served as a director of Regal Brook Ltd. in Berkshire (UK), since 1995. He was finance director of Kingston Coatings, Courtaulds Plc from 1976 to 1979, and became a director of the CJ Phoenix Group (Jewelers in Paris, London and Birmingham) in 1979 until 1982. For the international management consulting firm of Grant Thornton, Mr. Cuzner-Charles was senior manager from 1982 to 1984, and became senior manager of Corporate Finance for Touche Ross from 1984-1992. From 1992-1995, Mr. Cuzner-Charles served as a director of MBS Plc, a computer distribution company, and was Chief Executive Officer of Trade Intermediary Group Plc. He is a Fellow of the Institute of Chartered Accountants in England and Wales. Mr. Cuzner-Charles has served as a Director of Talk Visual since September, 1998.

         ALEXANDER H. WALKER has served as a Director of Videocall International Corporation since July, 1998. Since 1968, Mr. Walker has served as Chairman of the Board of the Nevada Agency and Trust Company in Reno, Nevada, a licensed and registered trust company and transfer agent in business since 1903. He received his B.A. from Waynesburg College in 1950 and his J.D. from the University of Pittsburgh School of Law in 1952. From 1956 to date, he has maintained a private practice as an attorney in Utah. Mr. Walker has served as a Director of Talk Visual since September, 1998.

         CLINTON H. SNYDER, CPA has held the positions of Chief Financial Officer since November, 1998, Secretary since March 1, 1999 and a Director since June, 2000. From 1975 to 1982, he served as auditor and business consultant with the public accounting firm of Stegman & Associates. From 1982 to 1985, he served as Finance Officer for a multi-national construction products and real estate development firm in Baltimore, Maryland. From 1985 to 1990, he served as Executive Officer for Finance and Administration with North American Beauty Services, Inc., a wholesale and retail distributor of beauty products. From 1990 to 1992, he served as Vice President of Finance for Innovative Telecom Company, Inc., a telecommunications provider. From 1992 to 1998, he served as a business consultant and financial and tax strategist for companies throughout the New England area.

COMPENSATION OF DIRECTORS

         We have no standard arrangements pursuant to which directors are compensated for any services provided as a director except for the automatic option grant program component of the 1995 Stock Option/Stock Issuance Plan. Directors who are not current employees are eligible for the automatic option grant program component of the stock option/stock issuance plan under which option grants will automatically be made at periodic intervals to eligible non-employee board members to purchase shares of our common stock at an exercise price equal to 100% of their fair market value on the grant date.

         Under the automatic option grant program, each individual who is first elected or appointed as a non-employee board member will receive a 3,333 share option grant on the date of such election or appointment, provided such individual has not been in the prior employ of Talk Visual. In addition, at each annual meeting, beginning with the 1997 annual meeting, each individual who is to continue to serve as a non-employee board member after the meeting will receive an additional option grant to purchase 833 shares of our common stock whether or not such individual has been in the prior employ of Talk Visual.

         Each automatic grant will have a term of ten years, subject to the earlier termination following the optionee's cessation of board service. Each automatic option will be immediately exercisable; however, any shares purchased upon exercise of the option will be subject to repurchase should the optionee's service as a non-employee board member cease prior to vesting in the shares. The initial 3,333 share grant will vest in four equal and successive annual installments over the optionee's period of board service. Each additional 833 share grant will vest upon the optionee's completion of one year of board service measured from the grant date. However, each outstanding option will immediately vest upon certain changes in the ownership or control of Talk Visual or the death or disability of the optionee while serving as a board member.

COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth certain summary information concerning compensation paid or accrued on behalf of the Chairman, the Chief Executive Officer and the other most highly compensated executive officers whose total annual salary and bonus for fiscal year 1999 exceeded $100,000 ("named executive officers"), with respect to services rendered by such persons for each of the fiscal years ended December 31, 1997, 1998 and 1999:

                           SUMMARY COMPENSATION TABLE

                                                                                              Long-Term
                                                       Annual Compensation               Compensation Awards
                                                   ----------------------------         ---------------------
                                      Fiscal        Salary       Other Annual                 Securities
Name and Principal Position            Year          ($)       Compensation ($)         Underlying Options
---------------------------           -----        -------     ----------------         ---------------------
Michael J. Zwebner (1).........        1999          -0-          $120,000(2)                     -0-
     Chairman of the Board of          1998          -0-           $30,000(2)                     -0-
     Directors                         1997          -0-               -0-                        -0-

Eugene A. Rosov (3)............        1999     $148,961          $112,500(4)                     -0-
     Chief Executive Officer,          1998          -0-               -0-                        -0-
     President                         1997          -0-               -0-                        -0-

Clinton H. Snyder, CPA (5).....        1999     $120,000               -0-                        -0-
     Chief Financial Officer and       1998          -0-               -0-                        -0-
     Secretary                         1997          -0-               -0-                        -0-

----------
(1)      Mr. Zwebner became Chairman on November 6, 1998.

(2) Mr. Zwebner's compensation is paid under a contract with Overseas Communication, Ltd., a non U.S. company. This amount was paid by the issuance of 1,698,014 shares at $.0766 per share on November 4, 1999.

(3)      Mr. Rosov became Chief Executive Officer on November 6, 1998

(4) Paid by the issuance of 50,000 shares on June 8, 1999, at a value of $2.25 per share.

(5) Mr. Snyder became Chief Financial Officer on October 6, 1998 and Secretary on March 1, 1999.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has appointed an audit committee, compensation committee and a stock option committee, but has not appointed a standing nominating committee.

         The members of the audit committee as appointed are Michael Cuzner-Charles and Alexander H. Walker, Jr. During the fiscal year ended December 31, 1999, the audit committee did not meet. The audit committee is responsible for reviewing financial statements, consulting with the independent auditors concerning our financial statements, accounting and financial policies and internal controls and reviewing the scope of the independent auditors' activities and fees.

         The members of the compensation committee are Messrs. Hurwitz, Rosov and Cuzner-Charles. During the fiscal year ended December 31, 1999, the compensation committee met one time. The compensation committee reviews and makes recommendations to the board of directors with respect to the compensation of all officers and issuances of equity securities to directors, officers, employees and consultants of Talk Visual.

         The members of the stock option committee are Messrs. Hurwitz, Rosov and Cuzner-Charles. During the fiscal year ended December 31, 1999, the stock option committee did not meet. The stock option committee is responsible for administering our stock option/stock issuance plan and granting options thereunder.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The compensation committee of the board of directors was formed in January, 1996 to establish salary, bonus and other forms of compensation for officers, provide recommendations for the salaries and incentive compensation of the employees and consultants and make recommendations to the board of directors regarding such matters.

         The principal objectives of our executive compensation are to:

         o        support the achievement of the desired company performance;

         o align the executive officer's interests with the success of Talk Visual and with the interests of our stockholders; and

         o provide compensation that will attract and retain qualified management and reward performance.

         These objectives are principally achieved through compensation in the form of annual base salaries, discretionary bonuses and equity investment opportunities, such as stock option grants. Prior to January, 1996, the board of directors performed the functions of the compensation committee. We have not historically linked executive compensation directly to corporate performance.

         During the 1999 fiscal year, the compensation committee was composed of Messrs. Hurwitz, Rosov and Cuzner-Charles. No interlocking relationship exists between our board of directors or compensation committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

STOCK OPTION PLAN

         On June 28, 2000, the board of directors of Talk Visual adopted, and on July 27, 2000, the shareholders of Talk Visual approved, an amendment to the 1995 Stock Option/Stock Issuance Plan that increased the number of shares of common stock reserved for future issuance under the plan by 3,500,000.

         The amendment to increase the share reserve is designed to assure that a sufficient reserve of common stock is available under the stock option/stock issuance plan to attract and retain the services of key individuals essential to our long-term growth and success, and to more closely align their interests with those of the stockholders.

         The stock option/stock issuance plan became effective on November 9, 1995, upon adoption by the board, and was subsequently approved by the stockholders on November 9, 1995. On March 28, 1997, the board adopted amendments to the stock option/stock issuance plan which were subsequently approved by the stockholders on May 29, 1997. On August 20, 1998, the board approved an amendment removing individual limits on amounts that may be granted under the plan.

         The following is a summary of the principal features of the stock option/stock issuance plan.

EQUITY INCENTIVE PROGRAMS

         The stock option/stock issuance plan contains three separate equity incentive programs: (i) a discretionary option grant program, (ii) a stock issuance program, and (iii) an automatic option grant program. The principal features of each program are described below. The stock option/stock issuance plan (other than the automatic option grant program) is administered by the stock option committee. The stock option committee acting in such administrative capacity as the plan administrator has complete discretion (subject to the provisions of the stock option/stock issuance plan) to authorize option grants and direct stock issuances under the stock option/stock issuance plan. All grants under the automatic option grant program will be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by the plan administrator with respect to the grants made under such program.

SHARE RESERVE

         A total of 3,807,267 shares of common stock has been reserved for issuance over the term of the stock option/stock issuance plan, after giving effect to a 1 for 3 reverse split on September 8, 1998.

         The shares issuable under the stock option/stock issuance plan may be drawn from shares of our authorized but unissued common stock or from shares of common stock reacquired by Talk Visual, including shares purchased on the open market. Should an option expire or terminate for any reason prior to exercise in full, or be cancelled in accordance with the cancellation-regrant provisions under the plan, the shares subject to the portion of the option not so exercised or cancelled will be available for subsequent issuance under the stock option/stock issuance plan. Unvested shares issued under the stock option/stock issuance plan and subsequently repurchased by Talk Visual at the original option exercise or share issue price paid per share will be added back to the share reserve and will accordingly be available for subsequent issuance under the stock option/stock issuance plan.

         In the event any change is made to the outstanding shares of common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments shall be made to

         o the maximum number and/or class of securities issuable under the stock option/stock issuance plan;

         o the maximum number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances per calendar year;

         o the number and/or class of securities for which option grants will subsequently be made under the automatic option grant program to each newly-elected or continuing non-employee board member; and

         o the number and/or class of securities and the exercise price per share in effect under each outstanding option.

ELIGIBILITY

         Officers and other employees of Talk Visual and our parent or subsidiary corporations, non-employee members of the board or the board of directors of any parent or subsidiary corporation and consultants and other advisors in the service of Talk Visual or our parent or subsidiary corporations will be eligible to participate in the discretionary option grant and stock issuance programs. Non-employee members of the board will also be eligible to participate in the automatic option grant program.

VALUATION

         The fair market value per share of common stock on any relevant date under the stock option/stock issuance plan will be the closing selling price per share on that date in the market in which the common stock is traded.

DISCRETIONARY OPTION GRANT PROGRAM

         Options may be granted under the discretionary option grant program at an exercise price per share not less than 85% of the fair market value per share of common stock on the option grant date. No granted option will have a term in excess of ten years. The options will generally become exercisable in a series of installments over the optionee's period of service with Talk Visual.

         Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options for any shares in which the optionee is vested at that time.

The plan administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

         The plan administrator is authorized to issue two types of stock appreciation rights in connection with option grants made under the discretionary option grant program:

         o Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from Talk Visual equal in amount to the excess of
                  (a) the fair market value of the vested shares of common stock subject to the surrendered option over (b) the aggregate exercise price payable for such shares. Such appreciation distribution may, at the discretion of the plan administrator, be made in cash or in shares of common stock.

         o Limited stock appreciation rights may be provided to one or more officers or non-employee Board members of Talk Visual as part of their option grants. Any option with such a limited stock appreciation right may be surrendered to Talk Visual upon the successful completion of a hostile tender offer for more than 50% of our outstanding voting stock. In return for the surrendered option, the officer will be entitled to a cash distribution from Talk Visual in an amount per surrendered option share equal to the excess of (a) the highest price paid per share of common stock paid in connection with the tender offer over (b) the exercise price payable for such share.

         The shares of common stock acquired upon the exercise of one or more options may be unvested and subject to repurchase by Talk Visual, at the original exercise price paid per share, if the optionee ceases service with Talk Visual prior to vesting in those shares. The plan administrator will have complete discretion to establish the vesting schedule to be in effect for any such unvested shares and may at any time cancel our outstanding repurchase rights with respect to those shares and thereby accelerate the vesting of those shares.

         The plan administrator will also have the authority to effect the cancellation of outstanding options under the discretionary option grant program which have exercise prices in excess of the then current market price of the common stock and to issue replacement options with an exercise price based on the lower market price of common stock at the time of the new grant.

STOCK ISSUANCE PROGRAM

         Shares may be sold under the stock issuance program at a price per share not less than 85% of fair market value, payable in cash or check made payable to Talk Visual. Shares may also be issued solely as a bonus for past services.

         The issued shares may either be immediately vested upon issuance or subject to a vesting schedule tied to the performance of service or the attainment of performance goals. The plan administrator will, however, have the discretionary authority at any time to accelerate the vesting of any and all unvested shares outstanding under the option plan.

AUTOMATIC OPTION GRANT PROGRAM

         Under the automatic option grant program, each individual who first becomes a non-employee board member, whether through election by the stockholders or appointment by the board, will automatically be granted, at the time of such initial election or appointment, a non-statutory option to purchase 3,333 shares of common stock, provided such individual has not previously been in our employ. On the date of each annual stockholders meeting after an individual's initial grant, each individual who continues to serve as a non-employee board member will automatically be granted a non-statutory option to purchase an additional 833 shares of common stock, provided such individual has served as a non-employee board member for at least six months. There is no limit on the number of such 833-share option grants any one eligible non-employee board member may receive over his or her period of board service.

         Each 3,333-share or 833-share option granted under the automatic option grant program will have an exercise price per share equal to 100% of the fair market value per share of common stock on the option grant date and a maximum term of ten years measured from the grant date. The option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by Talk Visual, at the exercise price paid per share, upon the optionee's cessation of board service prior to vesting in those shares. Each initial 3,333-share option will vest, and our repurchase right will lapse, in four successive equal annual installments over the optionee's period of board service, with the first such installment to vest upon completion of one year of board service measured from the option grant date. Each annual 833-share grant will vest, and our repurchase right will lapse, upon the optionee's completion of one year of board service measured from the option grant date.

         The shares subject to each outstanding automatic option grant will immediately vest should the optionee die or become permanently disabled while a board member or should any of the following events occur while the optionee continues in board service: an acquisition of Talk Visual by merger or asset sale, the successful completion of a tender offer for more than 50% of our outstanding voting securities, or a change in the majority of the board effected through one or more contested elections for board membership. In addition, upon the successful completion of a hostile tender offer for more than 50% of our outstanding voting stock, each automatic option grant may be surrendered to Talk Visual for a cash distribution per surrendered option share in an amount equal to the excess of (a) the highest price per share of common stock paid in connection with such tender offer over (b) the exercise price payable for such share.

GENERAL PROVISIONS

         ACCELERATION

         In the event that we are acquired by merger or asset sale, each outstanding option under the discretionary option grant program which is not to be assumed or replaced by the successor corporation will automatically accelerate in full, and all unvested shares under the discretionary option grant and stock issuance programs will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation. Any options assumed in connection with such acquisition will accelerate in full, and any unvested shares which do not vest at the time of such acquisition will vest in full, in the event the individual's service with the successor entity is terminated within 12 months following the acquisition. In connection with a change in control of Talk Visual (whether by successful tender offer for more than 50% of the outstanding voting stock or by contest for the election of board members), the plan administrator will have the discretionary authority to provide for automatic acceleration of outstanding options under the discretionary option grant program and the automatic vesting of all unvested shares outstanding under the discretionary option grant and stock issuance programs, with such acceleration or vesting to occur either at the time of such change in control or upon the subsequent termination of the individual's service.

         The acceleration of vesting upon a change in the ownership or control of Talk Visual may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of Talk Visual.

         FINANCIAL ASSISTANCE

         The plan administrator may institute a loan program to assist one or more participants in financing the exercise of outstanding options or the purchase of shares under the discretionary option grant and stock issuance programs. The plan administrator will have complete discretion to determine the terms of any such financial assistance. However, the maximum amount of financing provided any individual may not exceed the cash consideration payable for the issued shares plus all applicable taxes. Any such financing may be subject to forgiveness in whole or in part, at the discretion of the plan administrator, over the participant's period of service.

         SPECIAL TAX ELECTION

         The plan administrator may provide one or more holders of options or unvested shares with the right to have Talk Visual withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the tax liability incurred by such individuals in connection with the exercise of those options or the vesting of those shares. Alternatively, the plan administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such tax liability.

         STOCK AWARDS AND NEW PLAN BENEFITS

         During 1999, the stock option committee did not grant any stock options. The stock option committee has not approved any grants that require shareholder approval of the plan, as amended. On June 28, 2000, on recommendation of the stock option committee, the Board of Director's approved the following stock option grants together with its price (based on 100% of the closing day's price):

                                                            Options Granted               Exercise
        Name and Title                                    (Number of Shares)          Price Per Share
        --------------                                    ------------------          ---------------
        Eugene A. Rosov                                        2,350,000                $ 0.4375
            CEO and President
        Clinton H. Snyder, CPA                                   750,000                $ 0.4375
            CFO, Secretary
        Non-Employee Directors                                   300,000                $ 0.4375

         We cannot currently determine the number of stock options or the type of stock options that may be granted to eligible participants under the plan, as amended, in the future. Such determinations will be made from time to time by the stock option committee.



         AMENDMENT AND TERMINATION

         The board may amend or modify the option plan in any or all respects whatsoever, subject to any stockholder approval required under applicable law or regulation. The board may terminate the option plan at any time, and the option plan will in all events terminate on October 31, 2005.

         OPTION GRANTS

         Options granted under the stock option/stock issuance plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

         INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For Federal tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

         If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will we be allowed a deduction with respect to the optionee's disposition of the purchased shares.

         NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

         If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by Talk Visual in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

         We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of Talk Visual in which such ordinary income is recognized by the optionee.

         STOCK APPRECIATION RIGHTS

         An optionee who is granted a stock appreciation right will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution. We will be entitled to an income tax deduction equal to such distribution for the taxable year in which the ordinary income is recognized by the optionee.

         DIRECT STOCK ISSUANCE

         The tax principles applicable to direct stock issuances under the stock option/stock issuance plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

         DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         We anticipate that any compensation deemed paid by us in connection with disqualifying dispositions of incentive stock option shares or exercises of non-statutory options granted with exercise prices equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation for purposes of Internal Revenue Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain executive officers of Talk Visual. Accordingly, all compensation deemed paid with respect to those options will remain deductible by Talk Visual without limitation under Internal Revenue Code Section 162(m).

ACCOUNTING TREATMENT

         Option grants or stock issuances with exercise or issue prices less than the fair market value of the shares on the grant or issue date will result in a compensation expense to our earnings equal to the difference between the exercise or issue price and the fair market value of the shares on the grant or issue date. Such expense will be accruable by Talk Visual over the period that the option shares or issued shares are to vest. Option grants or stock issuances with exercise or issue prices equal to the fair market value of the shares at the time of issuance or grant will not result in any charge to our earnings, but we must disclose, in the notes to our financial statements, the pro-forma impact those option grants would have upon our reported earnings were the value of those options treated as compensation expense. Whether or not granted at a discount, the number of outstanding options may be a factor in determining our earnings per share on a fully-diluted basis.

         Should one or more optionees be granted stock appreciation rights which have no conditions upon exercisability other than a service or employment requirement, then such rights will result in a compensation expense to our earnings.

AGGREGATED OPTION EXERCISES IN FISCAL 1999 AND VALUE OF OPTIONS AT END OF FISCAL 1999

         The following table sets forth certain information with respect to our named executive officers concerning unexercised stock options held as of December 31, 1999. No stock options were exercised by such individuals during fiscal year 1999. We did not grant any stock appreciation rights during fiscal year 1999 and no such rights were outstanding as of the end of such fiscal year.

                                            Number of Unexercised Securities             Value of Unexercised
                                                       Underlying                            In-the-Money
                                                       Options at                             Options at
                                                    Fiscal Year End                       Fiscal Year End($)
                                         --------------------------------        -------------------------------
Name                                     Exercisable/       Unexercisable        Exercisable/      Unexercisable
----                                     ------------       -------------        ------------      -------------
Michael J. Zwebner                               -0-                -0-                -0-                -0-
Eugene A. Rosov                                  -0-                -0-                -0-                -0-
Clinton H. Snyder, CPA                           -0-                -0-                -0-                -0-


                              CERTAIN TRANSACTIONS

         We engage the services of Michael Zwebner, the Chairman of the Board, through Overseas Communications, Ltd. The annual payment is $120,000. Overseas Communications, Ltd. is 33% owned by Mr. Zwebner.

         On July 2, 2000, we signed a letter of intent to acquire 51% to 60% of YAK Communications (USA) Inc. The consideration is $.50 and four shares of Talk Visual common stock for each YAK share. YAK has 3,852,000 shares outstanding. We also agreed to lend up to $5 million to YAK. YAK Communications (USA) Inc. is owned 17% by Charles Zwebner, brother to the Chairman, 7% by Michael Zwebner, Chairman and 8% by Anthony Heller, who is the beneficial owner of Helmsbridge Holdings, Ltd., initial owner of our preferred shares.

         On March 16, 2000, we signed an agreement to purchase a 25% interest in Entertech Media Group, Inc. of Hollywood, California. Under the terms of the agreement, we will exchange 3,000,000 common shares for 3,666,666 shares of Entertech Media common stock. Entertech's Chairman is John Daly, who is a principal shareholder of Whyteburg Ltd. At the time of the Merger, Whyteburg Ltd. was a more than 5% holder of common stock. We have agreed to pay a broker 75,000 shares of our common stock on consummation of this transaction.

         On May 25, 2000, Hard Disk Cafe, Inc. entered into a three year lease agreement with Sacramento Results, Inc., a subsidiary of Talk Visual. Under the terms of the lease, Hard Disk Cafe rents approximately 12,326 feet of commercial space from Sacramento Results at a rent of $5200 per month for the first year commencing January 1, 2000 and $12,326 per month for the second and third years. Hard Disk Cafe may terminate the lease at the end of the twelfth month if it does not have annualized sales of $600,000 based on the prior three months. Michael Zwebner, our Chairman, is a director and principal shareholder of Hard Disk Cafe.

                             PRINCIPAL SHAREHOLDERS


         The following table sets forth, as of August 7, 2000, the number and percentage of shares of common stock beneficially owned (as defined in Rule 13d-3 adopted under the Exchange Act) by


         o all persons known to us to own beneficially more than 5% of any class of voting security of Talk Visual;

         o        each of our directors;

         o our officers named in the summary compensation table set forth herein; and

         o        all directors and executive officers of as a group.


                                                                       Common Stock
                                                  ------------------------------------------------------
                                                       Number of Shares           Percentage of Shares
Name and Addresses (1)                            Beneficially Owned (2)(3)    Beneficially Owned (2)(3)
----------------------                            -------------------------    -------------------------
Arlington Worldwide Ltd.
7 Hatton Garden
London, England EC1N 8AD                                    4,718,832                     8.23%

Overseas Communications, Ltd. (4)
46/11 Diskin St
Jerusalem, Israel                                           4,835,670                     8.25%

Helmsbridge Holdings Ltd. (5)
c/o Plazacorp Investments
3845 Bathurst St.
Toronto, Ontario, Canada                                    3,341,690                     5.90%

Eurocap Holdings, Ltd.
5 Page Meadow
London, England                                             4,262,357                     7.40%

European Central Ltd.
Twin Towers 2, Rm 201
35 Jabotinsky St.
Ramat Gan 52511 Israel                                      4,938,860                      8.29%

Michael Cuzner-Charles                                        375,000                      *

David B. Hurwitz                                              200,000                      *

Eugene A. Rosov                                             3,500,000                     5.94%

                                       46

                                                                       Common Stock
                                                  ------------------------------------------------------
                                                       Number of Shares           Percentage of Shares
Name and Addresses (1)                            Beneficially Owned (2)(3)    Beneficially Owned (2)(3)
----------------------                            -------------------------    -------------------------
Clinton H. Snyder                                           1,250,000                     2.18%

Alexander H. Walker, Jr.                                      200,000                      *

Michael J. Zwebner (6)                                      5,772,412                     9.77%

All directors and executive officers as a Group
     (6 persons) (7)                                       11,297,412                     19.12%

--------------

* Amount represents less than 1% of the total number of shares of common stock outstanding as of August 7, 2000.

(1) Unless otherwise indicated, the shareholder's address is Talk Visual's principal executive offices.

(2) Percentage ownership is based on 56,597,858 shares of common stock outstanding as of August 7, 2000, plus any shares issuable pursuant to options or warrants held by the person or class in question which may be exercised within 60 days of August 7, 2000. Only those shares beneficially owned by the person holding such options are included in the outstanding shares for purposes of computing the percentage beneficially owned by that person; such shares are not deemed to be outstanding for purposes of computing any other person's percentage.

(3) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, each stockholder named in this table has sole voting and investment power with respect to the shares set forth opposite such stockholder's name.

(4) Michael J. Zwebner owns 33% of this entity, all other owners own less than 10%. The shares listed include 2,000,000 issuable pursuant to currently exercisable options at an exercise price of $1.00 per common share.

(5) The beneficial owner of Helmbridge Holdings Ltd. is Anthony Heller. The entire amount is composed of the common shares issuable upon conversion of the preferred stock.

(6)      Includes 1,611,890 beneficially owned.

(7)      Includes options to purchase 5,588,667 shares of common stock.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

         We are authorized to issue up to 100,000,000 shares of common stock, par value $.001 per share, and 25,000,000 shares of preferred stock, par value $.001 per share. As of August 7, 2000, 56,597,858 shares of common stock were issued and outstanding and 244,794 shares of preferred stock were issued and outstanding.

COMMON STOCK

         The holders of shares of common stock are entitled to one vote per share in the election of our directors and on all other matters to be voted on by shareholders. The holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. In the event of liquidation, dissolution or winding up of Talk Visual Corporation, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and nonassessable.

PREFERRED STOCK

         The Board may without further action by our shareholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series. The rights of any such series may include voting and conversion rights which would adversely affect the voting power of the holders of our common stock. Satisfaction of any dividend preferences of outstanding preferred stock would reduce the amount of funds available for payment of dividends on our common stock. Also, the holders of preferred stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of Talk Visual before any payment is made to the holders of our common stock.

         We presently have 244,794 shares of one series of preferred stock, the Class A Preferred Stock, Series 1999-A, outstanding. Each share of Series A preferred stock is entitled to cumulative dividends, before any dividends are paid on our common stock, at the annual rate of $0.095 per share, payable monthly. The Series A preferred stock is redeemable by Talk Visual at any time, in whole or in part, at the price of $1.15 per share, plus accrued and unpaid cumulative dividends On December 1, 1999, the holder of the 975,000 shares of our Series A preferred stock, originally issued in connection with the acquisition of the Toronto property, notified us of its intention to convert the preferred stock to common stock. Pursuant to the terms of conversion for the preferred shares, the arithmetic average yields $0.0583 per share, for a total issue obligation of 16,714,381 shares. At August 7, 2000, 12,517,576 shares had been converted. We have been advised that the preferred shareholder will convert the remaining shares over the next thirty-six months. The holders of the preferred shares have agreed on all conversions after the first 3,348,500 shares to re-invest by purchasing common stock from us at the three day average closing price, less 25%, within the thirty-six month period, in the amount of $1.00 per converted share, for a total investment in Talk Visual of $13,365,881. As of August 7, 2000, the preferred shareholders had paid $2,495,000 toward this agreement, leaving an outstanding commitment of $10,870,881.

ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION, BYLAWS AND NEVADA LAW

         The following provisions of the Nevada General Corporation Law and our articles of incorporation and bylaws could have the effect of preventing or delaying a person from acquiring or seeking to acquire a substantial equity interest in, or control of, our company.

         PREFERRED STOCK. Our board of directors is authorized to issue preferred stock in one or more series and to fix the voting rights, liquidation preferences, dividend rights, conversion rights, redemption rights and terms, including sinking fund provisions and certain other rights and preferences, of the preferred stock. The board of directors can, without stockholder approval, issue shares of such preferred stock with voting, conversion and liquidation rights which could adversely affect the voting power and liquidation rights of the holders of common stock and may have the effect of delaying, deferring or preventing a change in control of Talk Visual.

         STATUTORY PROVISIONS. The State of Nevada has enacted legislation that may deter or frustrate takeovers of Nevada corporations. The Nevada General Corporation Law generally prohibits a Nevada corporation with more than 200 record shareholders from engaging in certain significant business transactions with an "interested shareholder," which is defined as a person or group of persons that beneficially owns 10% or more of the outstanding voting stock of the corporation, for a period of three years following the date that the shareholder became an interested shareholder, unless the transaction or the purchase of shares made by the interested shareholder is approved by the board of directors of the corporation prior to the date of the acquisition of shares. A corporation may not engage in such transactions with an interested shareholder of the corporation after the expiration of three years after his date of acquiring shares unless:

         o the transaction or the purchase of shares made by the interested shareholder is approved by the board of directors of the corporation prior to the date the interested shareholder acquired the shares;

         o the transaction is approved by the holders of stock representing a majority of the outstanding voting power not beneficially owned by the interested shareholder proposing the transaction, at a meeting called for that purpose at least three years after the date of acquiring shares; or

         o the total amount of cash and other consideration to be received by all of the holders of outstanding common stock of the corporation not beneficially owned by the interested shareholder satisfies certain fair value requirements of the statute.

         Prohibited transactions include, among other things,

         o a merger or consolidation with, disposition of assets to, or issuance or transfer to, the interested stockholder; or

         o allowing the interested shareholder to receive any disproportionate benefit as a shareholder.

STOCK TRANSFER AGENT AND REGISTRAR

         The stock transfer agent and registrar for the common stock is Nevada Agency and Trust Company, Reno, Nevada.

STOCKHOLDER REPORTS

         We furnish our stockholders with annual reports containing audited financial statements and may furnish our stockholders quarterly or semi-annual reports containing unaudited financial information.

                         COMMON STOCK PURCHASE AGREEMENT

OVERVIEW

         We signed a common stock purchase agreement with Evertrend Holdings Limited, a British Virgin Islands corporation, on July 27, 2000, for the future issuance and purchase of shares of our common stock. The transaction closed on July 27, 2000. The stock purchase agreement establishes what is sometimes termed an equity line of credit or an equity drawdown facility.

         In general, the drawdown facility operates like this: the investor, Evertrend, has committed to provide us up to $15 million as we request it over an 18 month period, in return for common stock we issue to Evertrend. Once every 22 trading days, we may request a draw of up to $1,500,000 of that money. The maximum amount we actually can draw down upon each request will be determined by the volume-weighted average daily price of our common stock for the 22 trading days prior to our request and the average trading volume for the 45 trading days prior to our request. Each draw down must be for at least $250,000.

         At the end of a 22 trading day period following the drawdown request, the actual drawdown amount is determined based on the volume-weighted average stock price during that 22-day period. We then use the formulas in the common stock purchase agreement to determine the number of shares we will issue to Evertrend in return for that money. Additionally, Evertrend will receive a warrant certificate to purchase up to a number of shares equal to 50% of each drawdown amount. The formulas for determining the actual drawdown amounts, the number of shares we issue to Evertrend and the price per share paid by Evertrend are described in detail beginning on page 50. The aggregate total of all draws cannot exceed $15 million and no single draw can exceed $1,500,000. We are under no obligation to request a draw for any period.

         The per share dollar amount Evertrend pays for our common stock for each drawdown includes a discount to the average daily market price of our common stock for the 22-day period after our drawdown request, weighted by trading volume. The discount is determined by reference to our average market capitalization (calculated by multiplying the number of shares of common stock issued and outstanding by the closing bid price of the common stock for the 10 trading days prior to the date the drawdown pricing commences), and is applied as follows:

         o 15% of the average daily market price when our average market capitalization is less than or equal to $30,000,000;

         o 13% of the average daily market price when our average market capitalization is greater than $30,000,000 and less than or equal to $40,000,000;

         o 11% of the average daily market price when our average market capitalization is greater than $40,000,000 and less than or equal to $50,000,000; and

         o 9% of the average daily market price when our average market capitalization is greater than $50,000,000.

We will receive the amount of the drawdown less an escrow agent fee of $1,500 and an 8% placement fee payable to the placement agent, Ladenburg Thalmann & Co. Inc., which introduced Evertrend to us. Ladenburg Thalmann is not obligated to purchase any of our shares, but as an additional placement fee, we have issued to Ladenburg Thalmann warrants to purchase 1,271,186 shares of our common stock at an exercise price of $0.6785 per share. The common stock issuable upon exercise of those warrants is included in the registration statement of which this prospectus is a part.

         In lieu of providing Evertrend with a minimum aggregate drawdown commitment, we have issued to Evertrend a stock purchase warrant to purchase 1,271,186 shares of our common stock with an exercise price of $0.6785 per share, which was 115% of the closing bid price of ($.590) of the common stock on July 26, 2000, the day prior to the closing date. The warrant expires July 27, 2004.

         Based on a review of our trading volume and stock price history and the number of drawdowns we estimate making, we are registering 35,650,623 shares of common stock for possible issuance under the stock purchase agreement and 20,367,684 shares underlying the warrants for common shares delivered to Evertrend and Ladenburg Thalmann & Co. Inc.

         The common stock purchase agreement does not permit us to drawdown funds if the issuance of shares of common stock to Evertrend pursuant to the drawdown would result in Evertrend owning more than 9.9% of our outstanding common stock on the drawdown exercise date.

THE DRAWDOWN PROCEDURE AND THE STOCK PURCHASES

         We may request a drawdown by faxing a drawdown notice to Evertrend, stating the amount of the drawdown we wish to exercise, the minimum threshold price, if any, at which we are willing to sell the shares and the date on which the pricing period will begin. A pricing committee consisting of two directors sets the threshold price by determining the price below which we are unwilling to sell shares of our common stock. The pricing committee has complete discretion when determining the threshold price.

AMOUNT OF THE DRAW

         No draw can exceed the lesser of $1,500,000 and the capped amount that is derived from the following formula:

         o Average daily trading volume for the 45 trading days immediately prior to the date we give notice of the drawdown, multiplied by 22 multiplied by

         o The average of the volume-weighted average daily prices for the 22 trading days immediately prior to the date we give notice of the drawdown multiplied by

         o    20%.

         The lesser of our draw request and the capped amount is reduced by 1/22 for every day in the 22 trading days after our drawdown request that the volume-weighted average daily price for a trading day is below the threshold price set by us in the request. If the daily price for a day is below the threshold price, we will not issue any shares and Evertrend will not purchase any shares for that day. Thus, if our pricing committee sets a threshold price too high and our stock price does not consistently meet that level during the 22 trading days after our drawdown request, the amount we can draw and the number of shares we issue to Evertrend will be reduced. On the other hand, if our pricing committee sets a threshold price too low and our stock price falls significantly but stays above the threshold price, we will be able to draw the lesser of our draw request and the capped amount, but we will have to issue a greater number of shares to Evertrend at the reduced price. We cannot make another drawdown request until expiration of the 22 trading days that follow a drawdown request we have already made.

NUMBER OF SHARES

         The 22 trading days immediately following the drawdown notice are also used to determine the number of shares we will issue in return for the money provided by Evertrend, and thus the price per share Evertrend will pay for our shares.

         To determine the number of shares of common stock we must issue in connection with a drawdown, take 1/22 of the drawdown amount determined by the formulas above, and for each of the 22 trading days immediately following the date we give notice of the drawdown, divide it by 85% of the volume-weighted average daily trading price of our common stock for that day. The 85% accounts for Evertrend's 15% discount which is the applicable discount if our average market capitalization is less than or equal to $30 million. The sum of these 22 daily calculations produces the number of common shares we will issue, unless the volume-weighted average daily price for any given trading day is below the threshold amount, in which case that day is ignored in the calculation. The price per share Evertrend ultimately pays is determined by dividing the final drawdown amount by the number of shares we issue Evertrend.

SAMPLE CALCULATION OF STOCK PURCHASES

         The following is an example of the calculation of the drawdown amount and the number of shares we would issue to Evertrend in connection with that drawdown based on hypothetical assumptions.

SAMPLE DRAWDOWN AMOUNT CALCULATION.

         We provide a drawdown notice to Evertrend that we wish to make a drawdown. Suppose that our pricing committee of the board of directors has specified in the notice a threshold price of $.50, below which we will not sell any shares to Evertrend during this drawdown period.

         Suppose the average daily trading volume for the 45 trading days prior to our drawdown notice is 200,000 and that the average of the volume-weighted average daily prices of our common stock for the 22 trading days prior to the notice is $.625. You can apply the formula to these hypothetical numbers as follows:

         o the average trading volume for the 45 trading days prior to our drawdown notice (200,000) multiplied by 22, equals 4,400,000 multiplied by

         o the average of the volume-weighted average daily prices of our common stock for the 22 trading days prior to the notice ($.625)

                                  multiplied by

         o    20%

         The maximum amount we can draw down under the formula is therefore capped at $550,000, subject to further adjustments if the volume-weighted average daily price of our common stock for any of the 22 trading days following the drawdown notice is below the threshold price we set of $.50. For example, if the volume-weighted average daily price of our common stock is below $.50 on two of those 22 days, the $550,000 would be reduced by 1/22 for each of those days and our draw down amount would be 20/22 of $550,000, or $500,000.

SAMPLE CALCULATION OF NUMBER OF SHARES

         Assume that we have made a drawdown request with a threshold price of $.50. Assume the maximum amount we can draw down is capped at $550,000 based on the formula above. Also, assume that the volume-weighted average daily price for our common stock is as set forth in the table on the next page.

         The number of shares to be issued based on any trading day during the drawdown period is calculated from the formula:

         o    1/22 of the drawdown amount of $550,000

                                   divided by

         o    85% of the volume weighted average daily price.

         For example, for the first trading day in the example in the table below, the calculation is as follows: 1/22 of $550,000 is $25,000. Divide $25,000 by 85% of the volume-weighed average daily price for that day of $.625 per share, to get 47,059 shares. Perform this calculation for each of the 22 measuring days, excluding any days on which the volume-weighted average daily price is below the $.50 threshold price, and add the results to determine the number of shares to be issued. In the table below, there are two days which must be excluded: days 16 and 17.

         After excluding the days that are below the threshold price, the amount of our drawdown in this example would be 550,000 and the total number of shares we would issue to Evertrend for this drawdown request would be 963,240, so long as those shares would not cause Evertrend to beneficially own more than 9.9% of our then outstanding common stock. Evertrend would pay $.52 per share for these shares.


                                                                                    Number of Shares of Common
                            Volume-Weighted               1/22 of Requested         Stock to be Issued for the
    Trading Day       Average Daily Stock Price*          Draw Down Amount                  Trading Day
    -----------       --------------------------          ----------------                  -----------
1                             $ .6250                         $ 25,000                         47,059
2                               .6875                           25,000                         42,781
3                               .6250                           25,000                         47,059
4                               .5625                           25,000                         52,288
5                               .5625                           25,000                         52,288
6                               .5000                           25,000                         58,824
7                               .5625                           25,000                         52,288
8                               .6250                           25,000                         47,059
9                               .6875                           25,000                         42,781
10                              .7500                           25,000                         39,216
11                              .8125                           25,000                         36,199
12                              .7500                           25,000                         39,216
13                              .6250                           25,000                         47,059
14                              .5625                           25,000                         52,288
15                              .5000                           25,000                         58,824
16**                            .4375                             --                             --
17**                            .4375                             --                             --
18                              .5000                           25,000                         58,824
19                              .5625                           25,000                         52,288
20                              .6250                           25,000                         47,059
21                              .6875                           25,000                         42,781
22                              .6250                           25,000                         47,059
TOTAL                                                         $500,000                        963,240

------------

* The share prices are illustrative only and should not be interpreted as a forecast of share prices or the expected or historical volatility of the share prices of our common stock.
** Excluded because the volume-weighted average daily price is below the threshold specified in our hypothetical draw down notice.


         We would receive the amount of our drawdown ($500,000) less an 8% cash fee paid to the placement agent of $40,000, less a $1,500 escrow fee, for net proceeds to us of $458,500. The delivery of the requisite number of shares and payment of the draw will take place through an escrow agent, Epstein, Becker & Green, P.C. of New York. The escrow agent pays 92% of the draw to us -- after subtracting its escrow fee -- and 8% to Ladenburg Thalmann & Co. Inc., our placement agent, in satisfaction of placement agent fees.

NECESSARY CONDITIONS BEFORE EVERTREND IS OBLIGATED TO PURCHASE OUR SHARES

         The following conditions must be satisfied before Evertrend is obligated to purchase the common shares that we wish to sell from time to time:

         o A registration statement for the shares must be declared effective by the Securities and Exchange Commission and must remain effective and available as of the draw down settlement date for making resales of the common shares purchased by Evertrend;

         o There can be no material adverse change in our business, operations, properties, prospects or financial condition;

         o We must not have merged or consolidated with or into another company or transferred all or substantially all of our assets to another company, unless the acquiring company has agreed to honor the common stock purchase agreement;

         o No statute, rule, regulation, executive order, decree, ruling or injunction may be in effect which prohibits consummation of the transactions contemplated by the stock purchase agreement;

         o No litigation or proceeding nor any investigation by any governmental authority can be pending or threatened against us or Evertrend seeking to restrain, prevent or change the transactions contemplated by the stock purchase agreement or seeking damages in connection with such transactions; and

         o Trading in our common shares must not have been suspended by the Securities and Exchange Commission or the OTC Bulletin Board, or any national market or exchange on which our stock is listed or trades.

         On each drawdown settlement date for the sale of common shares, we must deliver an opinion from our counsel about a number of these matters.

RESTRICTIONS ON FUTURE FINANCINGS

         The common stock purchase agreement limits our ability to raise money by selling our securities for cash at a discount to the market price until the earlier of 18 months from the effective date of the registration statement of which this prospectus is a part or the date which is 60 days after Evertrend has purchased the maximum of $15,000,000 worth of common stock from us under the common stock purchase agreement.

         There are exceptions to this limitation for securities sold in the following situations:

         o in a registered public offering which is underwritten by one or more established investment banks;

         o in one or more private placements where the purchasers do not have registration rights;

         o pursuant to any presently existing or future employee benefit plan which plan has been or is approved by our stockholders;

         o pursuant to any compensatory plan for a full-time employee or key consultant;

         o in connection with a strategic partnership or other business transaction, the principal purpose of which is not simply to raise money; and

         o    a transaction to which Evertrend gives its written approval.

COSTS OF CLOSING THE TRANSACTION

         At the closing of the transaction on July 27, 2000, we delivered the requisite opinion of counsel to Evertrend and paid the escrow agent, Epstein Becker & Green P.C., $35,000 for Evertrend's legal, administrative and escrow costs. We will pay Ladenburg Thalmann & Co. Inc. an additional $150,000 as a non-accountable expense allowance for its expenses at the initial drawdown. Ladenburg Thalmann also received warrants for a total of 1,271,186 shares of our common stock with an exercise price per share equal to 115% of the closing bid price of our common stock as reported on the OTC Bulletin Board on July 26, 2000 or $0.6785. Ladenburg Thalmann is not obligated to purchase any of our shares pursuant to the warrant.



INDEMNIFICATION OF EVERTREND

         Evertrend is entitled to customary indemnification from us for any losses or liabilities suffered by it based upon material misstatements or omissions from the registration statement and the prospectus, except as they relate to information supplied by Evertrend to us for inclusion in the registration statement and prospectus.


                               SELLING STOCKHOLDERS


OVERVIEW

         Common shares registered for resale under this prospectus constitute 98.9% of our issued and outstanding common shares as of August 7, 2000. The number of shares we are registering is based in part on our good faith estimate of the maximum number of shares we will issue to Evertrend under the common stock purchase agreement. Accordingly, the number of shares we are registering for issuance under the common stock purchase agreement may be higher than the number we actually issue under the common stock purchase agreement.

EVERTREND HOLDINGS LIMITED


         Evertrend Holdings Limited is engaged in the business of investing in publicly traded equity securities for its own account. Evertrend's principal offices are located at Aeulestrasse 74, FL-9490 Vaduz, Liechtenstein. Investment decisions for Evertrend are made by its board of directors. Other than the warrants we issued to Evertrend in connection with closing the common stock purchase agreement, Evertrend does not currently own any of our securities as of the date of this prospectus. Other than its obligation to purchase common shares under the common stock purchase agreement, it has no other commitments or arrangements to purchase or sell any of our securities. There are no business relationships between Evertrend and us other than the common stock purchase agreement. Iwan Ackerman, Hans Grassner and Martin Gstoehl, directors of Evertrend, will exercise voting power over the shares purchased by Evertrend.


LADENBURG THALMANN & CO. INC.


         Ladenburg Thalmann & Co. Inc. has acted as placement agent in connection with the common stock purchase agreement. Ladenburg Thalmann introduced us to Evertrend and assisted us with structuring the equity line of credit with Evertrend. Ladenburg Thalmann's duties as placement agent were undertaken on a reasonable best efforts basis only. It made no commitment to purchase shares from us and did not ensure us of the successful placement of any securities. Voting power over the shares purchased by Ladenburg Thalmann will be exercised by Ladenburg Thalmann's board of directors. The members of Ladenburg Thalmann's board of directors are Victor Rivas, Michael Bauer, Joseph L. Davis, Robert Gorczakowski, Jonathan Groveman, Wolfgang Janka, Holger Timm and Charles Provini.


         This prospectus covers 1,271,186 shares of common stock issuable upon exercise of warrants we have issued to Ladenburg Thalmann as a placement fee for introducing us to Evertrend. Those warrants are exercisable at $0.6785 per share and expire July 27, 2004. The decision to exercise any warrants issued, and the decision to sell the common stock issued pursuant to the warrants, will be made by Ladenburg Thalmann's officers and board of directors. Other than the warrants, Ladenburg Thalmann does not currently own any of our securities as of the date of this prospectus. Our agreement with Ladenburg Thalmann provides Ladenburg Thalmann with a right of first refusal for one year after completion of the offering under the common stock purchase agreement, as underwriter or placement agent for all of our financing arrangements on terms no less favorable than we could obtain in the market.


         Based on information provided to us by each selling stockholder, the following table shows, as of October 4, 2000:

         o    The name of the selling stockholder;

         o The number of shares and the percentage the selling stockholder beneficially owns before this offering based on our common stock outstanding on October 4, 2000;

         o How many shares of common stock the selling stockholder may resell under this prospectus; and

         o Assuming the selling stockholder sells all the shares it is entitled to sell under this prospectus, how many shares of common stock and the percentage the selling stockholder will beneficially own after completion of the offering, based on our common stock outstanding on October 4, 2000 and the issuance of shares included in this prospectus.

         Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated, we believe each person possesses sole voting and investment power with respect to all of the shares of common stock owned by such person. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.


                                           Shares of Common Stock                             Shares of Common Stock to Be
                                          Beneficially Owned Before                             Beneficially Owned After
                                       Offering Under this Prospectus                       Offering Under this Prospectus(1)
                                       ------------------------------                       ---------------------------------
                                                                            Shares to Be
                Name                      Number          Percentage          Offered            Number         Percentage
                ----                      ------          ----------          -------            ------         ----------
Evertrend Holdings Ltd.                 1,271,186             1.97%         54,747,121              0               0%
Ladenburg Thalmann & Co., Inc.          1,271,186             1.97%          1,271,186              0               0%`

___________________
(1) Assumes the sale of all shares selling stockholders may sell under this prospectus.

         The selling stockholders have not held any positions or offices or had material relationships with us or any of our affiliates within the past three years other than as a result of the ownership of our common stock. We may amend or supplement this prospectus from time to time to update the disclosure.


                              PLAN OF DISTRIBUTION

GENERAL

         Evertrend is offering the common shares for its account as statutory underwriter, and not for our account. We will not receive any proceeds from the sale of common shares by Evertrend. Evertrend may be offering for sale up to 53,475,935 common shares acquired by it pursuant to the terms of the stock purchase agreement more fully described under the section above entitled "Common Stock Purchase Agreement" and the warrants we issued to it in connection with the transaction. Evertrend has agreed to be named as a statutory underwriter within the meaning of the Securities Act of 1933 in connection with such sales of common stock and will be acting as an underwriter in its resales of the common stock under this prospectus. Evertrend has, prior to any sales, agreed not to effect any offers or sales of the common stock in any manner other than as specified in the prospectus and not to purchase or induce others to purchase common stock in violation of any applicable state and federal securities laws, rules and regulations and the rules and regulations of the OTC Bulletin Board. If the maximum number of shares permitted to be issued pursuant to the common stock purchase agreement and the warrants are in fact to be issued, we will seek shareholder approval to increase the number of authorized shares.

         On August 7, 2000, we had 56,597,858 shares of common stock outstanding. The following table shows the number of shares we would issue to Evertrend pursuant to the stock purchase agreement and the price it would pay for those shares given the hypothetical variables shown in the table, if

         o we requested drawdowns of the maximum amounts under the common stock purchase agreement;


         o    we set a threshold price of $0.12;


         o the volume-weighted average daily price in the table is the volume-weighted average daily price of our common stock for the 22 trading days before each drawdown request under the common stock purchase agreement and the 22 trading days after each drawdown request;

         o the average trading volume in the table is the average trading volume for the 45 trading days before each drawdown request; and

         o we do not issue more shares to Evertrend under the common stock purchase agreement than we are currently registering for resale of the shares issued under the common stock purchase agreement.


                                                          Number of Shares Issuable
                                                          to Evertrend under Common
  Volume-Weighted Average                                       Stock Purchase             Price per Share
        Daily Price             Average Trading Volume           Agreement(g)             paid by Evertrend
        -----------             ----------------------           ------------             -----------------
         $0.1396(a)                   235,899(f)                    --      (l)                 $     -- (l)
         $0.2791(b)                   471,798(g)                35,620,623(m)                   $0.23724
         $0.4187(c)                   707,697(h)                35,620,623(m)                   $0.35590
         $0.5582(d)                   943,596(i)                35,620,623(m)                   $0.47447
         $0.8373(e)                 1,415,394(j)                35,620,623(m)                   $0.71171

--------

(a) Represents 25% of the average closing price of our common stock for the 22 trading days before August 7, 2000.

(b) Represents 50% of the average closing price of our common stock for the 22 trading days before August 7, 2000.

(c) Represents 75% of the average closing price of our common stock for the 22 trading days before August 7, 2000.

(d) Represents the average closing price of our common stock for the 22 trading days before August 7, 2000.

(e) Represents 150% of the average closing price of our common stock for the 22 trading days before August 7, 2000.

(f) Represents 25% of the average trading volume of our common stock for the 45 trading days preceding August 7, 2000.

(g) Represents 50% of the average trading volume of our common stock for the 45 trading days preceding August 7, 2000.

(h) Represents 75% of the average trading volume of our common stock for the 45 trading days preceding August 7, 2000.

(i) Represents the average trading volume of our common stock for the 45 trading days preceding August 7, 2000.

(j) Represents 150% of the average trading volume of our common stock for the 45 trading days preceding August 7, 2000.

(k) The number of shares we would issue could be limited by a provision of the common stock purchase agreement that prevents us from issuing shares to Evertrend to the extent Evertrend would beneficially own more than 9.9% of our then outstanding common stock.

(l) We would be prevented from making a draw by a provision of the common stock purchase agreement that provides for a minimum draw down amount of $250,000.

(m) Represents all 35,650,623 shares we are registering under the common stock purchase agreement.



         To permit Evertrend to resell the common shares issued to it under the stock purchase agreement, we agreed to register those shares and to maintain that registration. To that end, we have agreed with Evertrend that we will prepare and file such amendments and supplements to the registration statement and the prospectus as may be necessary in accordance with the Securities Act and the rules and regulations promulgated thereunder, to keep it effective until the earliest of any of the following dates:

         o the date after which all of the common shares held by Evertrend or its transferees that are covered by the registration statement of which this prospectus is a part have been sold under the provisions of Rule 144 under the Securities Act of 1933;

         o the date after which all of the common shares held by Evertrend or its transferees that are covered by the registration statement have been transferred to persons who may trade such shares without restriction under the Securities Act of 1933 and we have delivered new certificates or other evidences of ownership of such common shares without any restrictive legend;

         o the date after which all of the common shares held by Evertrend or its transferees that are covered by the registration statement have been sold by Evertrend or its transferees pursuant to such registration statement;

         o the date after which all of the common shares held by Evertrend or its transferees that are covered by the registration statement may be sold, in the opinion of our counsel, under Rule 144 under the Securities Act of 1933 irrespective of any applicable volume limitations;

         o the date after which all of the common shares held by Evertrend or its transferees that are covered by the registration statement may be sold, in the opinion of our counsel, without any time, volume or manner limitations under Rule 144(k) or similar provision then in effect under the Securities Act of 1933; or

         o the date after which none of the common shares held by Evertrend that are covered by the registration statement are or may become issued and outstanding.

         Shares of common stock offered through this prospectus may be sold from time to time by Evertrend and Ladenburg Thalmann. We will supplement this prospectus to disclose the names of any pledgees, donees, transferees or other successors in interest that intend to offer common stock through this prospectus.

         Sales may be made on the over-the-counter market or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated private transactions, or in a combination of these methods. The selling stockholders will act independently of us in making decisions with respect to the form, timing, manner and size of each sale. WE HAVE BEEN INFORMED BY THE SELLING STOCKHOLDERS THAT THERE ARE NO EXISTING ARRANGEMENTS BETWEEN ANY OF THE SELLING STOCKHOLDERS AND ANY OTHER STOCKHOLDER, BROKER, DEALER, UNDERWRITER OR AGENT RELATING TO THE SALE OR DISTRIBUTION OF SHARES OF COMMON STOCK WHICH MAY BE SOLD BY THE SELLING STOCKHOLDERS THROUGH THIS PROSPECTUS. Evertrend is an underwriter and Ladenburg Thalmann may be deemed an underwriter in connection with resales of their respective shares.

         The common shares may be sold in one or more of the following manners:

         o a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker or dealer for its account under this prospectus; or

         o ordinary brokerage transactions and transactions in which the broker solicits purchases.

         In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. Except as disclosed in a supplement to this prospectus, no broker-dealer will be paid more than a customary brokerage commission in connection with any sale of the common shares by the selling stockholders. Brokers or dealers may receive commissions, discounts or other concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale. The compensation to a particular broker-dealer may be in excess of customary commissions. Profits on any resale of the common shares as a principal by such broker-dealers and any commissions received by such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholders (and, if they act as agent for the purchaser of such common shares, from such purchaser).

         Broker-dealers may agree with the selling stockholders to sell a specified number of common shares at a stipulated price per share, and, to the extent a broker dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal any unsold common shares at a price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire common shares as principal may thereafter resell such common shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such common shares commissions computed as described above. Brokers or dealers who acquire common shares as principal and any other participating brokers or dealers may be deemed to be underwriters in connection with resales of the common shares.

         In addition, any common shares covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. We will not receive any of the proceeds from the sale of these common shares, although we have paid the expenses of preparing this prospectus and the related registration statement of which it is a part, and have reimbursed Evertrend $35,000 for its legal, administrative and escrow costs. Ladenburg Thalmann & Co. Inc. will receive, out of the initial drawdown, $150,000 as a non-accountable expense allowance for its expenses.

         Evertrend is subject to the applicable provisions of the Exchange Act, including without limitation, Rule 10b-5 thereunder. Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the common shares may not simultaneously engage in market making activities with respect to such securities for a period beginning when such person becomes a distribution participant and ending upon such person's completion of participation in a distribution, including stabilization activities in the common shares to effect covering transactions, to impose penalty bids or to effect passive market making bids. In addition, in connection with the transactions in the common shares, Evertrend and we will be subject to applicable provisions of the Exchange Act and the rules and regulations under that

Act, including, without limitation, the rules set forth above. These restrictions may affect the marketability of the common shares.

         The selling stockholders will pay all commissions and its own expenses, if any, associated with the sale of the common shares, other than the expenses associated with preparing this prospectus and the registration statement of which it is a part.

         The price at which we will issue the common shares to Evertrend under the stock purchase agreement will be 85% (assuming the average market capitalization for the 10 trading days prior to the commencement of the applicable drawdown pricing period is less than or equal to $30 million) of the volume-weighted average daily trading price on the OTC Bulletin Board, for each day in the pricing period with respect to each drawdown request. Assuming we use the entire $15 million of financing available under the stock purchase agreement, and assuming we issue all 35,620,623 shares registered for issuance under the common stock purchase agreement, we will pay underwriting compensation to and expenses for Evertrend, and other offering expenses, as follows:

                     UNDERWRITING COMPENSATION AND EXPENSES

                                                                   Per Share              Total
                                                                   ---------              -----

Discount to Evertrend (15%)(a)                                      $0.0641           $3,504,375.00
Expenses payable on behalf of Evertrend:
     Escrow Fees                                                                         $15,000.00
     Legal Fees of Evertrend                                                             $35,000.00
Estimated offering expenses:
     Placement agent fees (b)                                        $0.034           $1,869,000.00
     SEC filing fee                                                                       $6,395.40
     Accountant's fees and expenses                                                      $10,000.00
     Legal fees and expenses                                                             $50,000.00


Total                                                                                 $5,489,770.40

----------------

(a) We also issued to Evertrend a warrant to purchase 1,271,186 shares of our common stock at $0.6785 per share as consideration for providing the common stock purchase agreement. Our common stock price on July 26, 2000 was $0.59. The warrant expires July 27, 2004. Additionally, at each drawdown settlement date, we will issue a warrant certificate to purchase up to a number of shares equal to 50% of the draw down at the weighted average of the purchase prices of the common stock. The drawdown warrants will expire 22 days after their issuance.

(b) We also issued to the placement agent a warrant to purchase 1,271,186 shares of our common stock at $0.6785 per share as consideration for placement services. Our common stock price on July 26, 2000 was $0.59. The warrant expires July 27, 2004.

LIMITED GRANT OF REGISTRATION RIGHTS

         We granted registration rights to Evertrend to enable it to sell the common stock it purchases under the common stock purchase agreement. In connection with any such registration, we will have no obligation:

         o to assist or cooperate with Evertrend in the offering or disposition of such shares;

         o to indemnify or hold harmless the holders of any such shares (other than Evertrend) or any underwriter designated by such holders;

         o to obtain a commitment from an underwriter relative to the sale of any such shares; or

         o    to include such shares within any underwritten offering we do.

         We will assume no obligation or responsibility whatsoever to determine a method of disposition for such shares or to otherwise include such shares within the confines of any registered offering other than the registration statement of which this prospectus is a part.

         We will use our best efforts to file, during any period during which we are required to do so under our registration rights agreement with Evertrend, one or more post-effective amendments to the registration statement of which this prospectus is a part to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information in this prospectus. This obligation may include, to the extent required under the Securities Act of 1933, that a supplemental prospectus be filed, disclosing

         o    the name of any broker-dealers;

         o    the number of common shares involved;

         o    the price at which the common shares are to be sold;

         o the commissions paid or discounts or concessions allowed to broker-dealers, where applicable;

         o that broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and

         o    any other facts material to the transaction.

         Our registration rights agreement with Evertrend permits us to restrict the resale of the shares Evertrend has purchased from us under the common stock purchase agreement for a period of time sufficient to permit us to amend or supplement this prospectus to include material information. If we restrict Evertrend for more than 20 days in any 12-month period and our stock price declines during the restriction period, we are required to pay to Evertrend cash to compensate Evertrend for its inability to sell shares during the restriction period. The amount we would be required to pay would be the difference between our stock price on the first day of the restriction period and the last day of the restriction period, for each share held by Evertrend during the restriction period that has been purchased under the common stock purchase agreement.

                                  LEGAL MATTERS

         The law firm of Torys, New York, New York will pass upon the validity of the shares of common stock offered under this prospectus.

                                     EXPERTS

         Our financial statements as of December 31, 1998 and 1999, and for each of the two years in the period ended December 31, 1999, have been included in this prospectus and in the Registration Statement filed with the Securities and Exchange Commission in reliance upon the report of Mayer, Ripsler & Company, P.C., independent certified public accountants, upon its authority as experts in accounting and auditing. Mayer, Ripsler & Company, P.C.'s report on the financial statements can be found at the end of this prospectus and in the Registration Statement.

                              AVAILABLE INFORMATION

         We have filed with the Securities and Exchange Commission under the Securities Act a registration statement on Form SB-2. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, certain items of which are contained in exhibits and schedules as permitted by the rules and regulations of the Securities and Exchange Commission.

         We are subject to the informational requirements of the Exchange Act and, in accordance therewith, file certain periodic reports, proxy statements and other information with the Securities and Exchange Commission. Reports and other information filed by us may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at its principal offices located at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Securities and Exchange Commission: Seven World Trade Center, 13th Floor, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60601. Copies of such material may be obtained by mail from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Securities and Exchange Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including Talk Visual Corporation.

         THIS PROSPECTUS IS PART OF A REGISTRATION STATEMENT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. YOU SHOULD RELY ONLY ON THE INFORMATION OR REPRESENTATIONS PROVIDED IN THIS PROSPECTUS. WE HAVE AUTHORIZED NO ONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.

Item 22.  Financial statements
         ---------------------

                                   Contents
For the Years Ended December 31, 1999 and 1998

Report of Independent Auditors.........................................       F-1
Consolidated Balance Sheets............................................ F-2 - F-3
Consolidated Statements of Operations..................................       F-4
Consolidated Statements of Shareholders' Equity........................ F-5 - F-6
Consolidated Statements of Cash Flows.................................. F-7 - F-8
Notes to Consolidated Financial Statements............................. F-9 - F-24



For the six months ended June 30, 2000 and June 30, 1999

Condensed Consolidated Balance Sheet...................................F-25 - F-26
Condensed Consolidated Statements of Operations........................       F-27
Condensed Consolidated Statements of Cash Flows........................F-28 - F-29
Notes to Condensed Consolidated Financial Statements...................F-30 - F-32





                         Report of Independent Auditors

To the Stockholders of
Talk Visual Corporation
Miami, Florida

We have audited the accompanying consolidated balance sheet of Talk Visual Corporation as of December 31, 1999, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Talk Visual Corporation at December 31,1999, and the results of its operations and its cash flows for each of the two years ended in the period ended December 31, 1999, in conformity with generally accepted accounting principles.

As more fully described in Note 2 to the financial statements, there are certain liquidity matters concerning the Company. Management's plans with regard to these liquidity matters are discussed in Note 2.

Mayer Rispler & Company,P.C.


Brooklyn, New York
March 30, 2000

                                    Page F-1

                          TALK VISUAL CORPORATION
                         CONSOLIDATED BALANCE SHEET

                             DECEMBER 31, 1999

                                   ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                     $   287,156
   Accounts receivable, net of allowances
    for doubtful accounts of $3,017                                   46,031
   Inventory                                                          25,853
   Other receivables                                                 530,319
   Stock subscriptions receivable                                  1,908,790
   Marketable securities                                             180,043
   Other current assets                                               56,172
                                                                  ----------
   Total current assets                                          $ 3,034,364

PROPERTY AND EQUIPMENT, net                                       11,477,805

ADVANCES TO RELATED ENTITIES                                         675,102

OTHER ASSETS                                                         451,118
                                                                  ----------
   TOTAL                                                         $15,638,389
                                                                  ==========











                  See notes to consolidated financial statements.

                                    Page F-2

                          TALK VISUAL CORPORATION
                         CONSOLIDATED BALANCE SHEET
                                (continued)

                             DECEMBER 31, 1999


                    LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES
    Notes payable and current portion
     of long-term debt                                           $ 1,571,634
    Accounts payable                                                 918,780
    Accrued expenses                                                 248,824
    Other current liabilities                                         52,828
                                                                  ----------
    Total current liabilities                                      2,792,066


LONG-TERM DEBT, net of current portion                             5,372,001
                                                                   ---------
   TOTAL LIABILITIES                                               8,164,067
                                                                   ---------

COMMITMENTS AND CONTINGENCIES                                           -

STOCKHOLDERS' EQUITY
   Series A Convertible redeemable preferred stock -
     liquidation value $1 per share, par value $.001 per
     share, 25,000,000 shares authorized;
     975,000 issued and outstanding                                      975

   Common Stock, par value $.001 per share,
     100,000,000 shares authorized; 32,060,978 shares
          issued and outstanding                                      32,061
   Common stock subscribed                                             4,241
   Additional paid in capital                                     16,409,119
   Accumulated deficit                                            (7,221,561)
   Accumulated other comprehensive loss                             (688,537)
   Stock subscriptions receivable                                 (1,061,976)
                                                                  ----------
   Total Stockholders' Equity                                      7,474,322
                                                                  ----------
       TOTAL                                                     $15,638,389
                                                                  ==========








                  See notes to consolidated financial statements.

                                    Page F-3

                             TALK VISUAL CORPORATION
                       CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 YEARS ENDED DECEMBER 31,
                                                 ------------------------
                                                 1999                1998
                                                 ----                ----
REVENUE

Telecommunication Services and

   Product sales                              $    8,147         $     -
 Equipment sales, related parties                 79,393               -
 Real Estate revenues                          1,075,482            229,127
 Other income                                      2,966               -
                                              ----------          ---------
Total revenue                                  1,165,988            229,127
                                              ----------          ---------
COSTS AND EXPENSES
 Cost of equipment sales, telecommunication
     and retail operation expenses               442,710               -
 Depreciation and amortization                   299,264             41,982
 Research and development                         72,767            270,376
 Real estate operations                          292,610            201,733
 General, administrative and marketing         4,983,153            808,086
 Write-down of software development
   costs                                         206,694               -
                                              ----------          ---------
Total costs and expenses                       6,297,198          1,322,177
                                              ----------          ---------
LOSS FROM OPERATIONS                          (5,131,210)        (1,093,050)
                                              ----------          ---------
OTHER INCOME (EXPENSE)
  Interest expense                            (  663,964)          (106,768)
  Interest income                                  5,915              2,445
  Foreign currency translation loss                 (962)              -
  Adjustment of non-marketable securities
    to fair value                             (  164,498)              -
                                              ----------         ----------
                                              (  823,509)        (  104,323)
                                              ----------         ----------
NET LOSS                                     $(5,954,719)       $(1,197,373)

DIVIDEND ON PREFERRED STOCK                  $    69,469        $      -
                                              ----------         ----------

NET LOSS APPLICABLE TO COMMON SHARES         $(6,024,188)       $(1,197,373)
                                              ==========         ==========
NET LOSS PER COMMON SHARE
  BASIC AND DILUTED                          $     (0.23)       $     (0.06)
                                              ==========         ==========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES
OUTSTANDING DURING THE PERIOD                 26,674,262         21,234,818
                                              ==========         ==========


                See notes to consolidated financial statements

                                    Page F-4

Talk Visual Corporation

Consolidated Statements of Stockholders' Equity
Years Ended December 31, 1998 and 1999

                                                      Preferred Shares                Common Shares        Stock          Additional
                                                      Shares       Amount         Shares      Amount      Subscribed       Paid In
                                                                                                                           Capital
                                                      ------       ------         ------      ------      ----------       -------

Balance January 1,1998                                  --    $       --         885,000  $        885          --     $  7,062,557


Year Ended December 31, 1998:


     Common shares issued in private-
     placements                                         --            --         427,667           473          --          308,777

     Exercise of warrants                               --            --          19,084            19          --           74,981

     Common shares subscribed                           --            --            --             354     2,453,748

     Common shares issued for services                  --            --          16,667          --         222,983

     Common shares exchanged for debt                   --            --            --              28        73,172

     Net Loss                                           --            --            --            --            --             --

     Other comprehensive income -
          Unrealized gain

     (loss) on marketable securities                    --            --            --            --            --             --

     Comprehensive loss
     Issued pursuant to Videcall-
     Talk Visual Merger                                 --            --      19,841,400        19,841        25,693       (481,599)
                                                ------------  ------------  ------------  ------------  ------------   ------------
Balance December 31, 1998                               --            --      21,234,818        21,235        26,075      9,714,619


Year Ended December 31,1999:

     Effect Equity transfer of Talk -

     Visual-Videocall Merger                            --            --            --            --            --          678,592

     Collections on subscriptions                       --            --            --            --         (25,693)          --

     Common shares issued for services                  --            --       4,459,642         4,460          --        2,437,108

     Common shares issued in exchange

        For debt                                        --            --          27,500            28          --          106,535

     Previously subscribed stock, issued                --            --       2,321,017         2,292          (354)        (1,938)

     Insurance of preferred shares                   975,000           975          --            --            --           94,024

     Insurance of stock for prior agreement             --            --            --              28           (28)          --

     Common shares issued in private
     placement                                          --            --       4,000,000         4,000          --          996,000

     Common shares subscribed                           --            --            --            --           2,241      1,495,759

     Issued to employees                                --            --          18,000            18          --            8,420

     Net Loss                                           --            --            --            --            --             --

     Other comprehensive loss - unrealized

     loss on marketable securities and
     currency exchange                                  --            --            --            --            --             --
     Comprehensive loss                                 --            --            --            --            --             --
     Dividends paid on preferred stock                  --            --            --            --            --             --

                                                ------------  ------------  ------------  ------------  ------------   ------------
Balance December 31, 1999                       $    975,000  $        975  $ 32,060,977  $     32,061  $      4,241   $ 16,409,119
                                                ============  ============  ============  ============  ============   ============


                 See notes to consolidate financial statements

Talk Visual Corporation

Consolidated Statements of Stockholders' Equity
Years Ended December 31, 1998 and 1999
(continued)






                                                       Accumulated     Accumulated        Stocks            Total      Comprehensive
                                                        Deficit          Other         Subscription      Stockholders'      Loss
                                                                     Comprehensive      Receivable          Equity
                                                                         Loss
                                                        -------          -----         ------------      -------------      ----

Balance January 1,1998                                  $(6,511,054)    $      --       $      --       $   552,388            --

Year Ended December 31, 1998:

     Common shares issued in private-
     placements                                                --              --              --           309,250            --

     Exercise of warrants                                      --              --              --            75,000            --

     Common shares subscribed                                  --              --          (157,000)      2,297,102            --

     Common shares issued for services                         --              --              --           223,000            --

     Common shares exchanged for debt                          --              --              --            73,200            --

     Net Loss                                            (1,318,706)           --              --        (1,318,706)    $(1,318,706)

     Other comprehensive income -
          Unrealized gain

     (loss) on marketable securities                           --           207,043            --           207,043         207,043
                                                                                                                        -----------
      Comprehensive loss                                       --              --              --              --       $(1,111,663)
     Issued pursuant to Videcall-Talk Visual
     Merger                                               6,632,387            --        (1,589,666)      4,606,656
                                                        -----------     -----------     -----------     -----------
Balance December 31, 1998                                (1,197,373)        207,043      (1,746,666)      7,024,933


Year Ended December 31,1999:

     Effect Equity transfer of Talk -
     Visual-Videocall Merger                                   --              --              --           678,592            --

     Collections on subscriptions                              --              --         1,746,666       1,720,973            --

     Common shares issued for services                         --              --              --         2,441,568            --

     Common shares issued in exchange

        For debt                                               --              --              --           106,563            --

     Previously subscribed stock, issued                       --              --              --              --              --

     Insurance of preferred shares                             --              --              --           974,999            --

     Insurance of stock for prior agreement                    --              --              --              --              --


     Common shares issued in
     private placement                                         --              --              --         1,000,000            --

     Common shares subscribed                                  --              --        (1,061,796)        438,024            --

     Issued to employees                                       --            18,000            --             8,438            --

     Net Loss                                            (5,954,719)           --              --        (5,954,719)     (5,954,719)

     Other comprehensive loss -
     unrealized

     Loss on marketable securities and
     currency exchange                                         --          (895,580)           --          (895,580)       (895,580)
                                                                                                                        -----------
     Comprehensive loss                                        --              --              --              --       $(6,850,299)
     Dividends paid on preferred stock                         --           (69,469)           --           (69,469)

                                                        -----------     -----------     -----------     -----------
Balance December 31, 1999                               $(7,221,561)    $  (688,537)    $(1,061,976)    $ 7,474,322
                                                        ===========     ===========     ===========     ===========


                 See notes to consolidate financial statements




                                     Page F-6

                       TALK VISUAL CORPORATION
                     CONSOLIDATED STATEMENT OF CASH FLOWS

                                                           YEAR ENDED DECEMBER 31,
                                                           -----------------------
                                                             1999           1998
                                                             ----           ----
Cash Flows From Operating Activities:

Net Loss                                                 $(5,954,719)   $(1,197,374)

Adjustments to reconcile net loss to net cash used in operating activities:

  Depreciation and amortization                              272,491         41,979
  Amortization of product development costs                  206,605            -
  Write down of other investments                            145,563            -
  Write off of intangibles                                    27,645            -
  Issuance of common stock in exchange for services        2,441,567        223,000

Increase (decrease) in cash from changes in:

   Accounts receivable, net                                   27,785         28,326
   Inventory                                                 (17,603)           -
   Other receivables                                        (134,320)       (98,674)
   Other current assets                                       81,740        (94,160)
   Accounts payable                                          514,893        184,838
   Accrued expenses                                           73,232         43,024
   Other current liabilities                                      28         29,530
                                                           ---------     ----------
      Net Cash from Operating Activities                  (2,315,093)    (  839,511)
                                                           ---------     ----------
Cash Flows From Investing Activities:

   Purchase of property and equipment                     (1,275,724)      (125,138)
   Advances - related parties                               (589,366)           -
   Purchase of subsidiary                                        -         (468,950)
   Assets acquired in merger                               2,157,842        153,608
   Acquisition or disposition of other assets                  2,237        (85,606)
                                                           ---------     ----------
      Net Cash from Investing Activities                     294,989     (  526,086)
                                                           ---------     ----------
Cash Flows from Financing Activities:

   Borrowings on debt                                      1,054,568        608,493
   Payments on Notes Payable and Long Term Debt             (727,883)        (1,812)
   Proceeds from Private Placements of Common Stock        1,000,000      1,172,709
   Collections on stock subscriptions receivable             688,931            -
   Cash dividend payments                                    (69,469)           -
   Other                                                     (17,545)       (36,349)
                                                           ---------     ----------
      Net Cash from Financing Activities                   1,928,602      1,743,041
                                                           ---------     ----------

Increase (decrease) in cash and cash equivalents             (91,502)       377,444
Cash and cash equivalents at beginning of period             378,658          1,214
                                                           ---------     ----------
Cash and cash equivalents at end of period                $  287,156     $  378,658
                                                           =========     ==========


                See notes to consolidated financial statements

                                Page F-7

                            TALK VISUAL CORPORATION
                     CONSOLIDATED STATEMENT OF CASH FLOWS
                                  (continued)

                                                      YEAR ENDED DECEMBER 31,
                                                      -----------------------
Supplemental disclosure of cash flow information:       1999           1998
                                                        ----           ----
a. Cash paid during the period for:

       interest                                      $  641,888     $    5,540
                                                      ---------     ----------
       income taxes                                  $      800     $     -0-
                                                      ---------     ----------

b. Noncash investing and financing transactions:
For the year ended December 31, 1999:

     Purchase of Canadian real estate in exchange for 975,000 shares of convertible preferred stock and assumption of a mortgage in the amount of $987,755.

     Issuance of 200,000 shares of common stock in satisfaction of accounts payable in the amount of $81,240.

     Issuance of 55,650 shares of common stock in satisfaction of notes payable in the amount of $129,009.

Videocall International
-----------------------
For the year ended December 31, 1998:

     Issuance of 611,909 shares of common stock for $75,000 in equipment and $66,000 in third party notes receivable.

     Issuance of 2,974,250 shares of common stock for marketable securities with a value of $882,100.

     Issuance of 3,000,000 common shares and a note payable for $1,000,000 for the acquisition of the subsidiary which holds the California real estate.

     Issuance of 212,500 shares of common stock for 212,500 options to purchase marketable securities, valued at $341,998 net of the option exercise price.

Talk Visual Corp. (formerly Legacy Software, Inc.)
--------------------------------------------------
For the year ended December 31, 1998:

         On December 18, 1998, the Company agreed to issue 52,051 shares of common stock in exchange for the contribution of a short term investment with a market value of $104,102.

         In December, 1998, the Company agreed to issue 28,150 shares of common stock for the cancellation of a note payable including accrued interest in the amount of $73,200.

      Sale of assets and assumption of debt by a third party $147,935. Reduction of debt by a former co-development partner $300,000.

                See notes to consolidated financial statements

                                    Page F-8

                              TALK VISUAL CORPORATION

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Merger

Talk Visual Corporation, formerly Legacy Software, Inc. ("Legacy") was incorporated in Delaware in 1996 and primarily developed and sold educational entertainment software. Videocall International Corporation ("Videocall") was a development stage company incorporated in Florida in February, 1998, to provide videocalling services to businesses and consumers. Pursuant to an Agreement and Plan of Merger ("Merger"), dated September 14, 1998, a merger was announced between Videocall and Legacy. Subsequently, the key officers of Videocall were elected as directors and officers of Legacy, thus creating common control of the two companies. At December 31, 1998, Legacy had ceased developing and marketing software products and began focusing on the business activities of Videocall. In February, 1999, Legacy's name was changed to Talk Visual Corporation ("Talk Visual"). The stock-for-stock transaction was approved by the stockholders of both companies June 15, 1999, after which Videocall was merged with Talk Visual, with Talk Visual (the "Company") being the survivor.

The Merger has been accounted for as a reverse acquisition. Shareholders of the Company also approved the re-incorporation of the Company in Nevada. Each share of Videocall's common stock was converted into either 3 shares, 1 share and/or options exercisable at $1.00 per share, depending on the shareholder's purchase price of the holdings. In effecting the Merger, the Company was obligated to issue 19,841,400 shares of common stock to the Videocall shareholders, and has granted 15,608,475 three year options for one share of stock each, at an exercise price of $1.00 per share. As a result of the common control and change of business activities, these financial statements reflect the combined operations of both companies for the full 1999 fiscal year, as if the merger had occurred at December 31, 1998.

Business

Prior to August 24, 1999, the Company was considered a development stage company. On August 24, 1999, the Company became operational with the launch of its videocalling services through its wholly owned retail stores in the United States and joint venture partners in Europe, Israel, Canada, Asia and South America. Additionally, during 1999, the Company commenced selling other telecommunications services and equipment through its retail outlets and over the internet. The Company also owns and operates, through its wholly owned subsidiary, Sacramento Results, Inc., a commercial property located in Sacramento, California and through its wholly owned subsidiary, The Ontario International Property Corporation, a commercial property in Toronto, Ontario, Canada.

On August 30, 1999, the Company moved its headquarters from Cambridge, Massachusetts to Miami, Florida.

On February 8, 1999, the Company purchased a commercial property through its wholly owned subsidiary, The Ontario International Property Corporation, a Canadian corporation, as follows:

                                      Page F-9

                             TALK VISUAL CORPORATION

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    (continued)


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Business(continued)


        Assumption of mortgage                        $  987,755
        Issuance of 975,000 shares of Class A
        Convertible preferred stock valued at
          $1.00 per share, paying dividends
          of $.095 per share                             975,000
         Cash                                             45,383
                                                       ---------
                                                      $2,008,138

                                                       =========

The property was purchased subject to a lien of $621,000. The prior owners have committed to have the lien released on the property and have provided a personal guarantee and indemnity to that effect from the prior owner's principal.

Principles of Consolidation

The consolidated financial statements include the accounts of Talk Visual Corporation and its wholly owned subsidiaries, Sacramento Results, Inc. and The Ontario International Property Corporation. All intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an initial maturity of three months or less to be cash equivalents.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and temporary cash investments. At times, cash balances held at financial institutions were in excess of federally insured limits. The Company places its temporary cash investments with high-credit, quality financial institutions and, by policy, limits the amount of credit exposure to any one financial institution. The Company believes no significant concentration of credit risk exists with respect to these cash investments.

                                   Page F-10

                              TALK VISUAL CORPORATION


                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    (continued)


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Inventory

Inventory, which consists of finished goods, is valued at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

Stock Subscriptions Receivable

On December 14, 1999 a private placement of $1,500,000 for 4,241,322 shares of Common Stock was subscribed to by third party investors to provide additional capital to the Company. Of the $2,970,766 still due under the subscriptions at December 31, 1999, through March 27, 1999, $1,908,790 has been received in cash and have been presented as a component of current assets in the accompanying financial statements; the balance of $1,061,976 remains to be collected, and has been presented as a reduction of stockholders' equity in the accompanying financial statements.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation.

Depreciation on property and equipment is computed using the straight-line method over the estimated useful lives of the assets, which range from three to seven years for furniture, fixtures and equipment and fifteen to forty years for real estate.

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109) "Accounting for Income Taxes." Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities.

Under SFAS 109, deferred tax assets may be recognized for temporary differences that will result in deductible amounts in future periods. A valuation allowance is recognized, if on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized.

Revenue Recognition

Revenue is recognized upon completion of the service or delivery of equipment.

                              TALK VISUAL CORPORATION

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    (continued)


NOTE 1 -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Earnings Per Share

The Company adopted SFAS No. 128, "Earnings Per Share". SFAS No. 128 requires presentation of basic and diluted earnings per share. Basic earnings per share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the reporting period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts, such as stock options, to issue common stock were exercised or converted into common stock. All amounts have been adjusted for the September 8, 1998 one for three reverse split. For the years ended December 31, 1999 and 1998, diluted earnings per share have not been included as it would be antidilutive.

Foreign Currency Conversion

The financial statements of the Company's foreign subsidiary have been translated into United States dollars at the average exchange rate during the year for the statement of operations and year-end rate for the balance sheet.

Stock Based Compensation

The Company accounts for its stock option awards under the intrinsic value based method of accounting prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Under the intrinsic value based method, compensation cost is the excess, if any, of the quoted market price of the stock at grant date or other measurement date over the amount an employee must pay to acquire the stock. The Company makes pro forma disclosures of net income and earnings per share as if the fair value based method of accounting had been applied as required by SFAS No. 123, "Accounting for Stock-Based Compensation".

Recent Accounting Pronouncements

Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," ("SFAS 133") issued by the FASB is effective for financial statements with fiscal years beginning after June 15, 2000. This statement establishes accounting and reporting standards for derivative instruments and for hedging activities. The Company does not expect the adoption of SFAS 133 to have an impact on its financial position or results of operations.

NOTE 2 - LIQUIDITY

As reflected in the accompanying financial statements, the Company incurred significant net losses for the years 1999 and 1998, and expects to continue to incur losses in 2000. The Company is dependent on revenues from the real estate operations, investor stock subscriptions, short term and long term borrowings and retail videocalling and telecommunication product sales for working capital

                                   Page F-12

                              TALK VISUAL CORPORATION

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    (continued)


NOTE 2 - LIQUIDITY (continued)

needs, until the operating activities generate sufficient cash flow to fund the Company.

During the first quarter of 2000 the Company collected $1,908,790 of its subscriptions receivable. It is anticipated that the remaining $1,061,976 will be collected during the second quarter of 2000. Additionally, the Company collected $1,053,500 in option exercise payments and $446,900 due from the Chairman, during the first quarter of 2000. The Chairman of the Company has made a guarantee to fund or obtain funding to meet the obligations and working capital needs of the Company. Based upon the current cash utilization rate and Management's plan for expansion and new products/joint ventures/acquisitions, and the Chairman's funding obligation, Management believes that there should be sufficient capital to meet the needs of the Company for the next twelve months.

In addition to the funding noted above, the Company has entered into a placement agreement with an investment banking firm for a proposed offering of equity securities to provide capital to the Company in an amount of up to $75,000,000.

NOTE 3 - MARKETABLE SECURITIES

Marketable securities consist of common stock currently trading on a national exchange. Marketable securities are stated at market value as determined by the most recently traded price of each security at the balance sheet date. At December 31, 1999, marketable securities were considered as available-for-sale as defined by Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Available-for-sale securities are carried at fair value, with the unrealized gains and losses, net of tax, reported as a separate component of stockholders' equity. The cost of investments sold is determined on the specific identification or the first-in, first-out method. At December 31, 1999, available-for-sale equity securities and their market value was as follows:

         Equity Securities, at cost                    $ 882,100
         Unrealized  Loss                               (702,057)
                                                         -------
         Market Value at December 31, 1999             $ 180,043
                                                         =======

These equity securities are held in a Canadian brokerage account under the name of the Company's chairman. The Company has received executed stock assignment certificates.

                                   Page F-13

                              TALK VISUAL CORPORATION

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    (continued)


NOTE 4 - OTHER RECEIVABLES

Included in other receivables at December 31, 1999, is a receivable in the amount of $446,901 due from the Chairman of the Company. This receivable was repaid, in full, during the first quarter of 2000.

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment are summarized as follows:

Other operations:
          Equipment, Machinery and Automobiles        $  406,106
          Furniture and Fixtures                          42,255
          Leasehold Improvements                         348,568

Real estate operations:
          Equipment, Machinery and Automobiles           137,476
          Furniture and Fixtures                          13,833
          Leasehold Improvements                          92,268
          Buildings                                    6,167,094
          Land                                         4,590,296
                                                       ---------
                                                      11,797,896

          Less accumulated depreciation               (  320,091)
                                                      ----------
          Net assets                                 $11,477,805
                                                      ==========


Depreciation and amortization expense on property and equipment was $223,733 for the year ended December 31, 1999 and $29,793 for the year ended December 31, 1998.

NOTE 6 - PRODUCT DEVELOPMENT COSTS

As noted earlier, the Company has ceased developing and marketing software products and is focusing on videoconferencing and telecommunications. With respect to the year ended December 31, 1999, the Company reduced the capitalized software development costs by $206,694 to reflect management's determination of the current estimated net realizable value.

NOTE 7 - DEBT

The Company's debt is as follows:

In connection with the acquisition of the Sacramento property, the Company incurred a short term non-interest bearing obligation of $1,000,000. The short term obligation to the

                                   Page F-14

                              TALK VISUAL CORPORATION

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    (continued)


NOTE 7 - DEBT (continued)


seller of $1,000,000 was renegotiated and partially paid down on February 19, 1999. Under the renegotiated note, the Company paid an advance against leasehold improvements in the amount of $350,000 and a principal payment of $107,000, leaving a balance due of $893,000 on the renegotiated note. The renegotiated note is secured by a third position on the real estate and collateralized by 200,000 shares of Talk Visual common stock. Subsequent to the balance sheet date, the holder of the note signed a settlement agreement in which it has accepted a cash payment of $450,000 and 100,000 shares of common stock in full payment of this obligation. The adjustment will be reflected in subsequent financial statements.

Balance due as of December 31, 1999                                             $   893,000


Unsecured note payable to IBM (past due, currently in
negotiation)                                                                        150,000


Due to prior officer (in arbitration)                                                72,066

Convertible discounted loan note ("CDLN"), secured by an unrecorded lien on the
Sacramento land and building, with imputed interest at the rate of 9.4%, interest payable monthly, principal balance due November 2001, net of
unamortized discount of $108,900 (see discussion below)                             386,100

Mortgage note, secured by a first lien on the Sacramento land and building, including a deed of trust on rents and fixtures; bearing interest at 10% for the initial 12 months and 12% thereafter; payable monthly, interest only for
seventy-two months, with the entire principal due January, 2004                   3,840,000

12.5% Mortgage note, secured by a second lien on the Sacramento land and building, including a deed of trust on rents and a lien on specified equipment;
disbursed to a maximum funding of $500,000 based upon completion of certain leasehold improvements and delivery of specified equipment; payable in monthly installments of principal and interest for 60

months; undisbursed funds at December 31, 1999 totaled $350,000                     124,912

9% Mortgage note, secured by a lien on the Sacramento land and building, maximum funding of $1,000,000 due September 1, 2000.
Interest payable monthly                                                           500,000


                                   Page F-15

                              TALK VISUAL CORPORATION

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    (continued)


NOTE 7 - DEBT (continued)

7.05% Mortgage note, secured by the land and building in Toronto Ontario, and matures February 1, 2002. The mortgage is payable in monthly installments of $8,000, including principal and interest The mortgage is payable in Canadian
dollars                                                             964,089

10.27% Unsecured installment obligation payable monthly,
principal and interest, in the amount of $1,561.21 for 9 months      13,468
                                                                 ----------
Total Debt                                                       $6,943,635
Less current maturity                                             1,571,634
                                                                 ----------
Long term obligations                                            $5,372,001
                                                                 ==========

The aggregate maturities of long-term debt maturing in succeeding years are as follows:

                                         Amount
                                        ---------
              2001                     $  499,423
              2002                         62,058
              2003                        934,924
              2004                      3,875,596


Concurrent with the placement of the Convertible Discounted Loan Note ("CDLN"), the lenders have subscribed to 990,000 shares of common stock at a price of $990,000, paying $108,900 toward the total subscription. The CDLN is convertible with an additional payment of $108,900, at the option of the holder, into 495,000 shares of the Company's common stock, during the term of the note or at maturity. If at maturity, the holder declines the conversion feature, the Company is obligated to pay the principal on the note, rescind the subscription for the 990,000 shares of common stock and refund the deposit paid toward that subscription. At the time of the placement of the CDLN, there was no beneficial conversion feature as the conversion price and market price of the underlying common stock were both at $1.00 per share.

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases certain equipment and real estate under various operating leases which expire at various dates through June 30, 2002. Future minimum rental payments required under operating leases that have initial or remaining terms in excess of one year at December 31, 1999 are as follows:

                                    Page F-16

                              TALK VISUAL CORPORATION

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    (continued)


NOTE 8 - COMMITMENTS AND CONTINGENCIES (continued)

      Operating
      December 31,               Leases
      ------------               ------

        2000                    $114,358

        2001                      92,586

        2002                      23,573
                                 -------
  Total future minimum rentals  $230,517
                                 =======

Rent expense for the years ended December 31, 1999 and 1998 was $144,432 and $42,601, respectively.

Legal Proceedings

There are no material legal proceedings, other than routine litigation incidental to the business, to which the Company or any of its subsidiaries is a party to or which any of their property is subject.

NOTE 9 - STOCKHOLDERS' EQUITY

The Company's authorized capital stock consists of 100,000,000 shares of common stock, par value of $0.001 and 25,000,000 shares of non-voting preferred stock, par value $0.001. At December 31, 1999, the Company has 32,060,978 issued and outstanding Common shares and 975,000 issued and outstanding Series 1999-A Preferred shares. The preferred issue has a stated liquidation preference value of $975,000 or $1.00 per share, with no voting rights and pays a cumulative dividend of $0.095 per share. Holders of the Series 1999-A preferred have the right to convert the stated value of their shares, in whole or in part, into common stock at a conversion price of $1.00 per share. The Company has the right to redeem, in whole or in part, the Series 1999-A Preferred issue for $1.15 per share at any time.

In May 1996, the Company consummated an initial public offering of 383,333 shares of its common stock, adjusted for the 1:3 reverse split in September 1998. On June 18, 1999, the Company completed the merger with Videocall International Corporation. This transaction was recorded as a reverse merger effective December 31, 1998.


                                   Page F-17

                              TALK VISUAL CORPORATION

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    (continued)

NOTE 9 - STOCKHOLDERS' EQUITY (continued)

Options and Warrants Outstanding

As a result of the Merger, on June 18, 1999, the Company issued options to purchase 15,608,475 shares of common stock at $1.00 per share with a three year expiration period to the Videocall shareholders and 1,800,000 warrants at $0.25 per share with a three year expiration period as a commission fee to brokers involved in the introduction of the merged companies. No value has been recorded for these options since they have not been registered and are not tradeable.

On May 30, 1999, the Company issued 45,000 options at $2.97 per share with a two year expiration period to a former employee. The stock price on the date of issue was $2.875. Accordingly, no compensation expense was recorded.

In connection with the Company's initial public offering of common stock, the Company issued warrants to a trust company to purchase 66,667 shares of common stock at $3.93 per share, expiring five years from the date of issue. The warrants were exercisable immediately. Through December 31, 1999, the trust company has exercised 60,432 of the warrants.

As of December 31, 1999, warrants and options to purchase 17,593,043 shares of common stock were outstanding.

Capital Stock Transactions

During 1999 the Company issued an aggregate 1,132,128 shares of common stock, for various services and obligations. At issuance, the stock ranged in price from $0.0625 per share to $4.00 per share. These issuances were recorded at a total expense of $2,056,773, which includes a non-marketability discount. Included in this amount is 50,000 shares of common stock to the President as a bonus and 18,000 shares of common stock to employees and associates as additional compensation.

On January 25, 1999, the Company issued 600,000 shares of common stock pursuant to the agreement with the parties responsible for the introduction of Videocall to the Company. This transaction was priced at $3.75 per share for a total cost of $2,250,000, which was charged to equity. The Company is also obligated under the agreement, to issue options, exercisable at $0.25 per share, to the same parties. See the discussion under the June 18, 1999 equity transaction noted below.

On February 24, 1999, the Company acquired a 22,622 square foot office facility in Ontario, Canada with the issuance of 975,000 shares of Class A Preferred Stock, Series 1999-A, $.001 par value, and the assumption of a first mortgage in the amount of $935,450 along with various minor obligations totaling $31,293. The total acquisition price of the property was $2,008,138.

                                   Page F-18

                              TALK VISUAL CORPORATION

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    (continued)


NOTE 9 - STOCKHOLDERS' EQUITY (continued)

On December 1, 1999, the holder of the Preferred shares issued under this acquisition, notified the Company of its election to exercise the convertibility feature of the certificate provisions. Under the formula outlined in the certificate of designation of the preferred stock and based upon the price of the Company's common stock for the time period on which the conversion is based, each share of preferred stock will be converted to 17.14 shares of common stock. The conversion of the preferred stock will result in the issuance of 16,714,381 shares of common stock. The Company has been advised that the Preferred shareholder will convert the shares over the next thirty six months. The holder of the Preferred shares has agreed on all conversions after the first 3,348,500 shares to reinvest, within the thirty-six month period, $1.00 per converted share, for a total investment to the Company of $13,365,000.

On March 5, 1999, the Company issued 27,500 shares of common stock in exchange for $105,000 of notes payable and accrued interest at $3.875 per share. The market value of the shares issued on the date of exchange exceeded the obligations recorded on the books of the Company by $1,562.

On June 18, 1999, as a result of the Videocall Merger, each share of Videocall common was converted into the right to receive either one share, three shares, and/or options of Talk Visual Common Stock or, 19,841,400 shares and 15,608,477 options in the aggregate. The options are exercisable at $1.00 per share and expire three years from their issue date. In connection with the Merger, the Company also issued 1,800,000 options, in addition to the options to the shareholders previously noted, at an exercise price of $0.25 per share for a three year period, to third parties who were responsible for the introduction of the Company and Videocall.

On July 16, 1999, the Company issued 4,000,000 shares of common stock under a private placement subscription dated July 7, 1999. The shares were issued at a subscribed price of $0.25 per share, based on the trading price for the day at a twenty percent discount.

On November 4, 1999, the Company satisfied its obligation to Overseas Communications, Ltd., a foreign corporation in which the Chairman of the Company is a 33% shareholder, for open invoices in the amount of $130,000, representing consulting and management services provided by the Chairman, with the issuance of 1,698,014 shares of common stock. The value on the date of issue was $.0766 per share.

Pursuant to an S-8 filing December 17, 1999, the Company issued 980,000 shares of common stock to various individuals as compensation for services rendered. Issue prices ranged from $0.10 per share to $0.4688 per share, for a total value of $347,750.


                                   Page F-19

                              TALK VISUAL CORPORATION

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    (continued)


NOTE 10 - STOCK OPTION AND PURCHASE PLAN

Talk Visual Corporation, formerly Legacy Software, Inc., predecessor to the merged entities, had a tax qualified stock option plan for employees and certain non-employees, that provided for the granting of stock options and authorized the issuance of common stock. On June 19, 1997, in connection with the termination of certain employment agreements, all stock options were fully vested for terminating employees. At December 31, 1999, all outstanding stock options were fully vested.


Under the former option plan, options granted fell into two categories: (i) the Incentive Stock Option Plan under which qualified employees could, at the discretion of the Plan administrator, be granted options to purchase shares of Common Stock at an exercise price of not less than 85% of their fair market value on the grant date or at the Plan Administrator's discretion, be issued shares of Common Stock directly, through the purchase of shares at a price not less than 85% of their fair market value at the time of issuance or as a bonus tied to the performance of services; and (ii) the Automatic Option Grant Program under which option grants will automatically be made at periodic intervals to eligible non-employee Board members to purchase shares of Common Stock at an exercise price equal to 100% of the fair market value on the grant date.

Videocall International Corporation granted a stock option with respect to Talk Visual common stock, to a former employee. Dated May 30, 1999, the employee was granted the right to purchase up to 45,000 shares at a price of $2.97 per share expiring February 28, 2002.

Option activity within each plan was as follows:

                                                                   Weighted
                                         Incentive     Directors    Average
                                       Stock Option   Stock Option   Price

                                           Plan          Plan      Per Share
                                       ------------   ------------ ---------
Balance outstanding, December 31, 1997    119,000        8,333       $9.60

  Options granted range from
        $2.07 to $12.00  per share        140,000        1,667       $3.20

  Options cancelled range from
        $3.00 to $12.00 per share          (6,667)     (10,000)      $9.60
                                          -------      --------
Balance outstanding, December 31, 1998    252,333        -0-         $5.74
                                                       ========
  Options expired range from
        $8.25 to $9.75 per share         (119,000)                   $9.00
                                          -------
Balance outstanding, December 31, 1999    133,333                    $2.85
                                          =======

                              TALK VISUAL CORPORATION

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    (continued)


NOTE 10 - STOCK OPTION AND PURCHASE PLAN (continued)

Talk Visual stock option granted by Videocall International Corporation: 45,000 shares at a weighted average price per share of $2.97

The total balance outstanding at December 31, 1999 is 178,333, with a weighted average exercise price of $2.88 per share.

Information relating to stock options outstanding and exercisable at December 31, 1999, summarized by exercise price are as follows:

                                                       Life     Exercise
                                           Shares    (months)    Price
                                          --------    ------    --------
Incentive Stock Option Plan

                                             8,333      9.0      $4.14
                                            25,000     14.0      $4.14
                                             8,333      9.0      $3.11
                                            25,000     14.0      $3.11
                                            16,667      9.0      $2.07
                                            50,000     14.0      $2.07
Granted May 30, 1999
                                            45,000     26.0      $2.97
                                           -------
        Total                              178,333               $2.88
                                           =======


All stock options issued to employees have an exercise price of not less than 85% of the fair market value of the Company's common stock on the date of the grant, and in accordance with accounting for such options utilizing the intrinsic value method there is a related compensation expense recorded in the Company's financial statements representing 15% of the fair market value. Had the compensation cost for stock-based compensation been determined based on the fair value of the grant dates consistent with the method of SFAS 123, the Company's net loss and loss per share for the years ended December 31, 1999 and 1998 would have been increased to the pro forma amounts presented below as follows:

                                           1999                1998
                                        ---------            ---------
Net loss as reported                  $(6,024,188)         $(1,197,373)
Net loss pro forma                    $(6,092,320)         $(1,244,787)

Basic and diluted net loss per
  common share as reported                 $(0.23)              $(0.06)

Basic and diluted net loss per
  common share pro forma                   $(0.23)              $(0.06)

                              TALK VISUAL CORPORATION

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    (continued)

NOTE 10 - STOCK OPTION AND PURCHASE PLAN (continued)

The fair value of option grants is estimated on the date of grant utilizing the Black-Sholes option-pricing model with the following weighted average assumptions for grants in 1999 and 1998: expected life of option of 2.5 years and 10 years, respectively, expected volatility of 80.0% and 26.2%, respectively, risk-free interest rate of 6.0% and a 0% dividend yield for both years. The weighted average fair value at date of grants for options granted during 1999 and 1998 was $1.51 and $0.34 per option, respectively.

NOTE 11 - GENERAL, ADMINISTRATIVE AND MARKETING EXPENSE

General, administrative and marketing expense is comprised of the following items:

                                                  1999         1998
                                                 ------       ------
          Salaries and benefits               $  719,943     $260,391
          Consultants                          1,652,453       48,827
          Legal and other professional         1,178,418      205,260
          Marketing and public relations         459,782       51,607
          Other general and administrative       972,557      242,001
                                               ---------      -------
                     Total                    $4,983,153     $808,086
                                               =========      =======

Of the total $4,983,153 expense in 1999, $2,441,567 was paid in common stock; actual cash payments totaled $2,541,585. For the year ended December 31, 1998, of the total expense of $808,086, $223,000 was paid in common stock and the balance of $585,086 was paid in cash.

NOTE 12 - INCOME TAXES

At December 31, 1999, the Company had federal and state net operating loss carryforwards of approximately $12,215,000 and $6,552,000, available to offset taxable income expiring at various times through the year 2019. The Tax Reform Act of 1986 contains provisions which limit the federal net operating loss carryforwards available that can be used in any given year in the event of certain occurrences, which include significant ownership changes.

At December 31, 1999 and 1998, the Company's net deferred tax asset consisted primarily of net operating losses. The Company established a 100% valuation allowance equal to the net deferred tax asset, as the Company could not conclude that it was more likely than not that the deferred tax asset would be realized.

                              TALK VISUAL CORPORATION

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    (continued)

NOTE 13 - RELATED PARTY TRANSACTIONS

The Company provided certain administrative, technical and operational support, loan advances, loan of equipment and sales of equipment along with facilities utilization to the foreign entities TV Telecommunications, Ltd, Videocall of Canada, Inc., Videocall Israel, Ltd. and the Belgium operations. These entities are owned and/or managed by individuals are stockholders of in the Company. At December 31, 1999, balances due from these entities totaled $675,102.

During 1999, the Company incurred and paid $35,788 of interest and recorded $6,413 of prepaid interest to a foreign entity managed by a Director of the Company. The same Director was issued 175,000 shares of common stock at a price of $2.719 for a total charge to expense of $475,781, for services rendered in securing financing for the Company.

The Company accrued $150,000 to Overseas Communications Ltd., a foreign corporation owned 33% by the Chairman of the Company, for consulting services provided by the Chairman. The Company issued common stock in payment of $130,000 of this obligation.

NOTE 14 - EARNINGS PER SHARE

The following is a reconciliation of the weighted average number of shares used to compute basic and diluted earnings per share:

                                                         1999            1998
                                                         ----            ----
Basic weighted average shares outstanding             26,674,262      20,895,575
Dilutive effect of options                                --              --
                                                      ----------      ----------
Diluted weighted average shares outstanding           26,674,262      20,895,575
                                                      ==========      ==========

Options and warrants to purchase 17,593,043 and 252,333 shares were outstanding during the years ended December 31, 1999 and 1998, respectively, and Class A Preferred Stock, Series 1999-A convertible into 16,715,241 shares was also outstanding, but these amounts were not included in the computation of diluted loss per common share because the effect would be antidilutive.

                              TALK VISUAL CORPORATION

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    (continued)


NOTE 15 - SUBSEQUENT EVENTS

Business Acquisitions

On January 30, 2000, the Company signed a letter of intent to acquire 100% of First Debit Corporation for $2,750,000, payable by $225,000 in cash and the balance in common shares. First Debit Corporation specializes in the production, distribution and sales of prepaid telephone cards in Toronto and Montreal.

On March 6, 2000, the Company signed a letter of intent to acquire 70% of YAK Communications (USA) Inc., a company of which 17% is owned by Charles Zwebner, brother to the Chairman of the Company, 7% by the Chairman and 8% by the principal holder of the convertible preferred stock. The consideration is 8,400,000 preferred shares with a face value of $8,400,000 convertible into common shares at the lower of $3.875 per share or the average of the lowest closing bid price in the five days prior to conversion. The Company also agreed to invest an additional $6,000,000 consisting of $500,000 in cash and $5,500,000 of convertible preferred shares under the same terms. The Company has engaged an independent outside valuation firm for this acquisition.

On March 16, 2000, the Company signed an agreement to purchase a 25% interest in Entertech Media Group, Inc. of Hollywood, CA. Under the terms of the agreement, the Company will exchange 3,000,000 common shares for 3,666,666 shares of Entertech Media common stock. Entertech has agreed to provide content (such as movies, music, news programs, documentaries, etc.) to customers of the Company who have purchased the Company's videotelephone model TV225. The Company has agreed to pay a broker 75,000 shares of its common stock on consummation of this transaction. The transaction is subject to Board approval.

On March 24, 2000, the Company signed a letter of intent to acquire QuickPage of NJ, Inc., a retail chain of fourteen stores in the New York/New Jersey area. The consideration is $5,500,000, payable in stock and cash. At closing, the Company will make a cash payment of $250,000, pay cash for the inventory, not to exceed $250,000, and will commence payments of $100,000 per month for the ten months following closing. The balance, due in common stock, will be priced at the average trading price for the five trading days prior to closing.

Manufacturing Agreement

On February 11, 2000, the Company signed an OEM agreement with Motion Media Technology Limited for the purchase of video conferencing telephone units aggregating $9,994,000 over a three year period.

                              TALK VISUAL CORPORATION

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                    (continued)


NOTE 15 - SUBSEQUENT EVENTS (continued)

Financing Agreement

On March 30, 2000, the Company entered into a one year placement agreement with an investment banking firm for a proposed underwriting of common stock in an amount of up to $75,000,000. Under the terms of the agreement, the Company is required to file a registration statement with the Securities and Exchange Commission covering the common stock to be issued. The issue price of the stock will be based upon an average price for a period of 22 consecutive trading days preceding the date of funding. If the underwriter is unable to locate a qualified institutional investor willing to invest in the offering within sixty days of the contract signing, the Company has the right to terminate the agreement.

Facilities

The Company leased an additional 2,559 square feet at its corporate headquarters effective February 1, 2000. The lease term is twenty nine months and calls for a monthly payment of $4,265 the first year, increasing $170 in year two and $179 in the final year, for a total obligation of $127,480.


NOTE 16 - SEGMENT INFORMATION

Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information," ("SFAS 131") issued by the FASB is effective for financial statements with fiscal years beginning after December 15, 1997. SFAS 131 requires that public companies report certain information about operating segments, products, services and geographical areas in which they operate and their major customers.

The Company's reportable operating segments consist of real estate and telecommunication services. The summary of the operating segment information is as follows at December 31,:

                              Rental          Telecom         Total
                            ----------      ----------      ----------
1999

Net revenue                 $1,075,482      $   90,506      $1,165,988
Depreciation/Amortization      213,323          85,940         299,263
Operating Income (loss)       (414,784)     (5,539,935)     (5,954,719)
Assets, net                 11,068,078       4,570,311      15,638,389
Capital expenditures         2,637,963         619,016       3,256,979

1998

Net revenue                    229,127             -           229,127
Depreciation/Amortization       36,701           5,280          41,982
Operating Income (loss)       (190,549)     (1,006,824)     (1,197,373)
Assets, net                  8,564,161         889,113       9,453,274
Capital expenditures         8,363,003         177,913       8,540,916

                             TALK VISUAL CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET

                                                       JUNE 30,     DECEMBER 31,
                                                         2000          1999
                                                     -----------    ------------
                                                     (unaudited)

                                   ASSETS

CURRENT ASSETS
   Cash and cash equivalents                         $   609,699     $   287,156
   Accounts receivable, net of allowances                 64,989          46,031
   Inventory                                             138,028          25,853
   Other receivables                                      91,584         530,319
   Stock subscriptions receivable                             --
                                                                       1,908,790
   Marketable securities                                 102,238         180,043
   Other current assets                                  161,294          56,172
                                                     -----------     -----------
   Total current assets                                1,167,832       3,034,364

PROPERTY AND EQUIPMENT, net                           11,808,613      11,477,805

ADVANCES TO RELATED ENTITIES                             730,797         675,102

OTHER ASSETS                                             644,033         451,118
                                                     -----------     -----------
   TOTAL                                             $14,351,275     $15,638,389
                                                     ===========     ===========













               See notes to condensed consolidated financial statements.

                             TALK VISUAL CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (continued)

                                                                  JUNE 30,               DECEMBER 31,
                                                                   2000                     1999
                                                               ------------              ------------
                                                               (unaudited)

                    LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
    Notes payable and current portion
     of long-term debt                                         $    259,329              $  1,571,634
    Accounts payable                                                514,032                   918,780
    Accrued expenses                                                252,758                   248,824
    Other current liabilities                                        92,779                    52,828
                                                               ------------              ------------
    Total current liabilities                                     1,118,898                 2,792,066

LONG-TERM DEBT, net of current portion                            5,376,252                 5,372,001
                                                               ------------              ------------
   TOTAL LIABILITIES                                              6,495,150                 8,164,067
                                                               ------------              ------------

COMMITMENTS AND CONTINGENCIES                                            --                        --

STOCKHOLDERS' EQUITY
    Series A convertible redeemable
      preferred stock - liquidation value
      $1 per share, par value $.001 per
      share, 25,000,000 shares authorized; 469,289
      and 975,000 shares issued and outstanding                         469                       975

    Common Stock, par value $.001 per share,
      100,000,000 shares authorized; 50,638,244
      and 32,060,977 shares issued and outstanding                   50,638                    32,061

    Common stock subscribed                                              --                     4,241
    Additional paid in capital                                   18,025,939                16,409,119
    Accumulated deficit                                          (9,298,447)               (7,221,561)
    Accumulated other comprehensive loss                           (766,342)                 (688,537)
    Stock subscriptions receivable                                 (156,132)               (1,061,976)
                                                               ------------              ------------
   Total Stockholders' Equity                                     7,856,125                 7,474,322
                                                               ------------              ------------
       TOTAL                                                   $ 14,351,275              $ 15,638,389
                                                               ============              ============








               See notes to condensed consolidated financial statements.

                             TALK VISUAL CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (unaudited)

                                                               THREE MONTHS ENDED JUNE 30,             SIX MONTHS ENDED JUNE 30,
                                                              -------------------------------       -------------------------------
                                                                  2000               1999               2000               1999
                                                              ------------       ------------       ------------       ------------
REVENUE
   Telecommunication services, Software
      and product sales                                       $     87,623       $     13,232       $    110,039       $     15,260
   Real estate revenue                                             310,858            304,201            626,414            530,369
   Other income                                                         --                 --              3,435                 --
                                                              ------------       ------------       ------------       ------------

Total revenue                                                      398,481            317,433            739,888            545,629
                                                              ------------       ------------       ------------       ------------

COSTS AND EXPENSES
   Cost of equipment sales, telecommunication
      and retail operation expenses                                295,201                 --            476,685              3,204
   Depreciation and amortization                                    99,688             52,678            185,012             98,658
   Research & product development                                       --             79,389             10,000            118,324
   Real estate operations                                          138,454            170,870            243,175            290,958
   General & administrative                                      1,018,317          1,230,247          1,700,963          3,351,255
                                                              ------------       ------------       ------------       ------------

Total costs and expenses                                         1,551,660          1,533,183          2,615,835          3,862,398
                                                              ------------       ------------       ------------       ------------

LOSS FROM OPERATIONS                                            (1,153,179)        (1,215,750)        (1,875,947)        (3,316,769)
                                                              ------------       ------------       ------------       ------------

OTHER INCOME (EXPENSE)
     INTEREST EXPENSE                                             (143,582)          (192,883)          (323,886)          (323,696)
     INTEREST INCOME                                                   289              2,169                599              6,206
                                                              ------------       ------------       ------------       ------------
                                                                  (143,293)          (190,714)          (323,287)          (317,490)

LOSS BEFORE EXTRAORDINARY ITEM                                  (1,296,472)        (1,406,464)        (2,199,234)        (3,634,259)

EXTRAORDINARY ITEM - DEBT RESTRUCTURING                                 --                 --            122,347                 --
                                                              ------------       ------------       ------------       ------------
NET LOSS                                                        (1,296,472)        (1,406,464)        (2,076,887)        (3,634,259)

DIVIDENDS ON PREFERRED STOCK                                            --             23,156                 --             30,875
                                                              ------------       ------------       ------------       ------------
NET LOSS APPLICABLE TO COMMON SHARES                            (1,296,472)      $ (1,429,620)        (2,076,887)      $ (3,665,134)
                                                              ============       ============       ============       ============

NET LOSS PER COMMON SHARE BASIC (1)
      BEFORE EXTRAORDINARY ITEM                               $     ( 0.02)      $     ( 0.06)      $      (0.05)      $      (0.15)
      EXTRAORDINARY ITEM                                                --                 --       $       0.00                 --
                                                              $     ( 0.02)      $     ( 0.06)      $      (0.05)             (0.15)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING DURING THE PERIOD                            43,791,469         24,678,614         40,884,211         24,046,944

(1) The effect of common stock options and warrants is excluded from diluted earnings per share as its inclusion would be anti-dilutive for the three month and six months periods ended June 30, 2000 and 1999.


            See notes to condensed consolidated financial statements.

                             TALK VISUAL CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)

                                                                    SIX MONTHS ENDED JUNE 30,
                                                               ----------------------------------
                                                                   2000                  1999
                                                               -----------            -----------
Cash Flows From Operating Activities:
Net Loss                                                       $(2,076,887)           $(3,634,259)

Adjustments to reconcile net loss to net cash
    used in operating activities:
  Depreciation and amortization                                    185,012                 98,658
  Amortization of product development costs                         12,000                     --
  (Gain) loss on stock exchanged for debt                         (122,347)                 1,563
  Issuance of common stock in exchange for services                149,900              2,251,387

Increase (decrease) in cash from changes in:
   Accounts receivable, net                                        (18,958)                55,124
   Inventory                                                      (112,175)                   221
   Other receivables                                               438,735                (23,018)
   Other current assets                                           (105,122)                 2,732
   Accounts payable                                               (438,898)               520,634
   Accrued expenses                                                  3,934                 (4,435)
   Other current liabilities                                        39,951                 26,469
                                                               -----------            -----------
      Net Cash from Operating Activities                        (2,044,855)              (704,924)
                                                               -----------            -----------
Cash Flows From Investing Activities:

   Purchase of property and equipment                             (491,441)            (1,001,300)
   Disposal of marketable securities                                    --                 89,210
   Advances - related parties                                      (55,695)              (358,246)
   Deposit on asset acquisition                                   (158,285)                    --
   Other                                                           (40,158)                  (868)
                                                               -----------            -----------
      Net Cash from Investing Activities                          (745,579)            (1,271,204)
                                                               -----------            -----------
Cash Flows from Financing Activities:

   Borrowings on debt                                               54,567                     --
   Payments on notes payable and long term debt                   (544,522)              (247,451)
   Proceeds from exercise of options on common stock               591,000                     --
   Collections on stock subscriptions receivable                 1,929,293              1,900,000
   Proceeds from private placements of common stock              1,200,000                     --
   Cash dividend payments                                               --                (23,156)
   Other                                                          (117,361)                12,660
                                                               -----------            -----------
      Net Cash from Financing Activities                         3,112,977              1,642,053
                                                               -----------            -----------

Increase (decrease) in cash and cash equivalents                   322,543               (334,075)
Cash and cash equivalents at beginning of period                   287,156                378,658
                                                               -----------            -----------
Cash and cash equivalents at end of period                     $   609,699            $    44,583
                                                               ===========            ===========

               See notes to condensed consolidated financial statements.

                             TALK VISUAL CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)
                                   (continued)

                                                      SIX MONTHS ENDED JUNE 30,
                                                      -------------------------
Supplemental disclosure of cash flow information:       2000           1999
                                                        ----           ----
a. Cash paid during the period for:

       interest                                      $  321,489     $  320,321
                                                      ---------     ----------
       income taxes                                  $      800     $      800
                                                     ----------     ----------

b. Noncash investing and financing transactions:
For the period ended June 30, 1999:

     Purchase of Canadian real estate in exchange for 975,000 shares of convertible preferred stock and assumption of a mortgage in the amount of $987,755.

     Issuance of 55,650 shares of common stock in satisfaction of notes payable in the amount of $129,009.

     Issuance of 600,000 shares of common stock as a commission with respect to the acquisition of Videocall International Corp, total value of $2,250,000.

     Cancellation of an advance payable in the amount of $30,000 in exchange for 7,500 shares of common stock.

     Issuance of 19,841,400 shares of common stock pursuant to the merger of Videocall International Corp. with Talk Visual Corporation.

For the period ended June 30, 2000:

     Conversion of the Convertible Discounted Loan Notes into 495,000 shares of common stock, previously issued, for the outstanding balance of the note in the amount of $386,100.

     Cashless exercise of an Option to purchase 900,000 shares of common stock at $0.25 per share, at a market price of $3.875 for a total issue of 841,935 shares.

                               TALK VISUAL CORPORATION

                            NOTES TO FINANCIAL STATEMENTS

(1)  General and Summary of Business and Significant Accounting Policies

Basis of presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-QSB and Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of only normal recurring accruals) considered necessary for a fair presentation of the Company's financial position at June 30, 2000, the results of operations for the six months ended June 30, 2000 and June 30, 1999, and the cash flows for the six months ended June 30, 2000 and June 30, 1999 are included. Operating results for the six month period ended June 30, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000.

The information contained in this Form 10-QSB should be read in conjunction with the audited financial statements as of December 31, 1999, filed as part of the Company's Annual Report on Form 10-KSB.


Prior Period Restatement

The Company, prior to February, 1999, was known as Legacy Software, Inc., a developer of educational entertainment software. In September of 1998, an agreement and plan of merger between Legacy Software, Inc. ("Legacy")and Videocall International Corp ("Videocall") was announced, but didn't take effect until June of 1999. Videocall was a development stage company in the telecommunications industry. During the fourth quarter of 1998, key officers of Videocall were elected as directors and officers of Legacy, and effective at the end of December, the business activity of Legacy was changed to focus on the business activity of Videocall. Even though the stock-for-stock transaction merger was approved by the stockholders of both companies in June of 1999, as a result of the common control and change of business activities, these financial statements, as reflected in the December 31, 1999 form 10-KSB, report the combined operations of both companies as if the merger had occurred at December 31, 1998.

A summary of the adjusted amounts for the six months ended June 30, 1999, in comparison to amounts reported on the June 30, 1999 10-QSB is as follows:

                                           Reported on
                                          6/30/99 10-QSB        Restated
                                          --------------     --------------
Total Revenue                              $  131,508         $  545,629

Total Expenses                              2,602,853          3,862,398

Loss From Operations                       (2,471,345)        (3,316,769)

Net Loss Applicable to
     Common Shares                         (2,511,244)        (3,665,134)

Net Loss per Common Share
     Basic and Diluted                       ($0.37)            ($0.15)

(2) Financial Condition and Liquidity

Since inception, the Company has incurred significant net losses and expects to continue to incur losses through year end. The Company is dependent on revenues from the real estate operations, investor stock subscriptions, short term and long term borrowings to supplement retail videocalling and telecommunication product sales for working capital needs, until the operating activities generate sufficient cash flow to fund the Company.

The Company collected $1,929,293 of its subscriptions receivable, $591,000 in option exercise payments, $1,200,000 in private placement funds and $446,900 due from the Chairman, during the six months ended June 30, 2000. The Company is pursuing refinancing of the Sacramento property and has received a term sheet proposing $6,600,000 of first mortgage financing. This refinancing would make $2,100,000 available to the Company, after satisfying existing debt on the property. Additionally, the Chairman of the Company has made a guarantee to fund or obtain funding to meet the obligations and working capital needs of the Company. Finally, the Company has entered into a placement agreement with an investment banking firm for a proposed offering of equity securities to provide capital to the Company in an amount of up to $75,000,000. In connection with the proposed offering, the Company signed a Common Stock Purchase Agreement with a private investor for an amount of up to $15 Million, on July 28, 2000. See the discussion below for more information. Based upon the current cash utilization rate and Management's plan for expansion and new products/joint ventures/acquisitions, the Chairman's funding obligation, the recently signed Common Stock Purchase Agreement and the proposed equity offering, Management believes that there should be sufficient capital to meet the needs of the Company for the next thirteen months.

(3) Recent Sale of Equity Securities

The Company has issued and sold unregistered securities that have not been previously reported as set forth below. An underwriter was not utilized in any of these transactions. The recipients of securities in each transaction represented their intention to acquire the securities without a view to the distribution thereof. All the issued securities were restricted securities, under Rule 144, or Reg S regulations, and appropriate restrictive legends were affixed to the securities in each transaction.

On June 29, 2000, the Company issued 841,935 shares of common stock from the cashless exercise of 900,000 warrants, at $0.25 per share.

On June 29, 2000, the Company issued 155,000 shares of common stock to two vendors for services rendered, at a price of $0.4375 per common share for a total value of $67,813.

On June 29, 2000, the Company issued 2,250 shares of common stock to an employee pursuant to an employment letter of agreement, at a price of $0.4375 per common share for a total value of $914.

On June 29, 2000, the Company issued 3,412,968 shares of common stock under a private placement subscription pursuant to the agreement of the preferred shareholders to contribute $1.00 per converted common share received after the first 3,348,500 common shares. The shares were issued at a price of $0.3516 per share, based on the average closing price for the day of funding and two days prior to the funding, at a twenty five percent discount. Included in the total subscription, was 1,137,656 shares to Overseas Communications Ltd., a foreign corporation which is 33% owned by the Chairman of the Company.

(4) Segment Information

The Company's reportable operating segments consist of real estate and telecommunication services. The summary of the operating segment information is as follows:

                              Rental          Telecom         Total
                            ----------      ----------      ----------
June 30, 2000
Net revenue                 $  626,414      $  113,474      $  739,888
Depreciation/amortization      117,474          67,538         185,012
Income (loss)before
 extraordinary item            (90,193)     (1,986,694)     (2,076,887)
Assets, net                 10,914,469       3,436,806      14,351,275

June 30, 1999
Net revenue                    527,189          18,440         545,629
Depreciation/amortization       74,766          23,892          98,658
Loss                          (344,966)     (3,289,293)     (3,634,259)
Assets, net                 10,770,953       3,140,135      13,911,088


(5) Contingencies

The Company is involved in certain claims arising in the normal course of business. An estimate of the possible loss resulting from these matters cannot be made; however, the Company believes that the ultimate resolution of these matters will not have a material adverse effect on its financial position or results of operations.

(6) Subsequent Events

On July 3, 2000, the Company hired Pedro D. Sanchez as Chief Technical Officer. Mr. Sanchez has an extensive background in computer telephony and telco system design, testing, deployment and management.

For the period July 17, 2000, through August 3, the Company received $1,295,000 in private placement funds as part of the commitment made by the preferred shareholders to contribute funds on the conversion of the preferred shares into common shares. A total of 3,169,120 shares were issued at prices ranging from $0.3125 to $0.5517.

On July 28, 2000, the Company signed a Common Stock Purchase Agreement with a private equity investor pursuant to an equity line agreement. The private investor has committed to purchase up to $15 million of the Company's common stock, subject to the effectiveness of a Registration Statement to be filed with the Securities Exchange Commission. The issuance of the common stock to be sold to the private investor under the Common Stock Purchase Agreement will not be registered under the Securities Act of 1933. However, the Company plans to file a Registration Statement on Form SB-2 covering the resale of the shares by the investor. The Company's ability to draw down on the $15 million that the investor is committing for the purchase of the common stock is conditioned on the SB-2 being declared effective by the SEC. Draws under the Common Stock Purchase Agreement may be in increments of up to $1.5 million.

It was announced on August 10, 2000, that the Company's Chairman of the Board, Mr. Michael Zwebner, had been elected to the Board of Sector Communications, Inc. Sector Communications, Inc. is listed on the Over the Counter Bulletin Board under the symbol SECT.


                                      F-34
================================================================================

                                56,018,307 SHARES

                                  COMMON STOCK

                             TALK VISUAL CORPORATION

                  ---------------------------------------------

                             PRELIMINARY PROSPECTUS

                  ---------------------------------------------




                                October __, 2000


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the expenses to be incurred and borne by Talk Visual in connection with the sale of the shares offered hereby. All amounts shown are estimates, except for the Securities and Exchange Commission filing fee.

         Securities and Exchange Commission filing fee.................................       $    6,395.40
         Legal fees and expenses.......................................................       $   50,000
         Accounting fees and expenses..................................................       $   10,000
         Blue Sky fees and expenses....................................................       $
                                                                                              -------------
         Miscellaneous.................................................................       $
                                                                                              -------------

              Total fees and expenses..................................................       $
                                                                                              -------------

ITEM 25.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the provisions of Article Twelve of the Articles of Incorporation of the Company, a director or officer of the Company shall not have personal liability to the Company or to its stockholders for monetary damages for a breach of his fiduciary duty as a director or officer, except in the case where the director or officer engaged in intentional misconduct or fraud, knowingly violated a law, or authorized the payment of dividends in violation of Nevada corporate law.

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         The Company has issued and sold unregistered securities that have not been previously reported as set forth below. An underwriter was not utilized in any of these transactions. The recipients of securities in each transaction represented their intention to acquire the securities without a view to distribution. All the issued securities were restricted securities under Rule 144, or Reg S regulations, and appropriate restrictive legends were affixed to the securities in each transaction. Unless otherwise indicated, the securities were issued in transactions that were exempt from registration under the Securities Act of 1933 in reliance on Sections 4(2) and 4(6) of the Securities Act of 1933.

         On August 15, 1997 a trust company exchanged 41,348 warrants on the Company's common stock for $162,500.

         On June 23, 1998 a trust company exchanged 19,084 warrants on the Company's common stock for $75,000.

         On June 30, 1998 the Company issued 72,667 shares of common stock in a private placement of $109,250.

         On September 14, 1998 the Company issued 400,000 shares of common stock in a private placement for $200,000.

         On September 22, 1998 the Company received stock subscriptions for 2,040,818 shares of common stock in a private placement of $2,000,000. At that date $100,000 was paid on the subscriptions. Of the remaining $1,900,000 due under the subscriptions, $1,743,000 was subsequently received in cash funds, and, the balance of $157,000 was received in other assets.

         On October 1, 1998 the Company issued 16,667 shares of common stock for services.

         On December 18, 1998, the Company exchanged 52,051 shares for marketable securities with a market value of $104,102.

         On December 31, 1998, the Company had received $300,000 in cash and an advance receivable in the amount of $50,000 for 200,000 shares to be issued.

         On December 31, 1998, a shareholder and former member of the Board, agreed to cancel the Company's debt obligation to him of $73,200 in exchange for 28,150 shares of stock to be issued. The debt was cancelled effective December 31, 1998.

         On January 19, 1999, the Company issued 175,000 shares of common stock to an entity for services related to obtaining financing sources. This transaction was priced at $3.625 per share for a total expense of $634,375.

         On January 25, 1999, the Company issued 600,000 shares of common stock pursuant to the agreement with the parties responsible for the introduction of Videocall to the Company. This transaction was priced at $3.75 per share for a total cost of $2,250,000. The Company was also obligated under the agreement to issue options, exercisable at $0.25 per share, to the same parties.

         On January 25, 1999, the Company issued 190,000 shares of common stock for consulting services at $3.75 per share for a total expense of $712,500.

         On February 1, 1999, the Company issued 5,000 shares of common stock for legal services at $3.25 per share for a total expense of $16,250.

         On February 2, 1999, the Company issued 40,000 shares of common stock for consulting services at $3.25 per share for a total expense of $130,000.

         On February 24, 1999, the Company acquired a 22,622 square foot office facility in Ontario, Canada with the issuance of 975,000 shares of Class A Preferred Stock, Series 1999-A, $.001 par value, and the assumption of a first mortgage in the amount of $935,450 along with various minor obligations totaling $31,293. The preferred shares had a stated value of $975,000 ($1.00 per share), were non-voting, and paid a cumulative dividend of $0.095 per share.

         On March 5, 1999, the Company issued 27,500 shares of common stock in exchange for $105,000 of notes payable and accrued interest at $3.875 per share.

         On March 16, 1999, the Company issued 1,128 shares of common stock for services rendered at $4.00 per share for a total expense of $4,512.

         On April 9, 1999, the Company issued 30,000 shares of common stock for legal services at $3.375 per share for a total expense of $101,250. On that same date, the Company set aside 200,000 shares in escrow for the former owners of Sacramento Results, Inc., the subsidiary of Videocall which holds the Town and Country Plaza real estate. This stock was set aside as collateral for the note payable from Videocall to the former owners of Sacramento Results, Inc. as part of the original purchase agreement.

         On June 8, 1999, the Company issued 50,000 shares of common stock to the President of the Company as a bonus. The Company also issued 220,000 shares in payment for legal services and set aside 20,000 for a consultant, to be released at a later date. The shares were issued at a price of $2.25, for a total expense of $652,500.

         On June 18, 1999, as a result of the Videocall merger, each share of Videocall common stock was converted into the right to receive either one share, three shares, and/or options of Talk Visual common stock or, 19,841,400 shares and 15,608,477 options in the aggregate. The options are exercisable at $1.00 per share and expire three years from their issue date. The transaction was valued at $0.275 per share for a total purchase price of $5,462,458. In connection with the merger, the Company also issued 1,800,000 options, in addition to the options to the shareholders previously noted, at an exercise price of $0.25 per share for a three year period, to third parties who were responsible for the introduction of the Company and Videocall.

         On July 16, 1999, the Company issued 4,000,000 shares of common stock under a private placement subscription dated July 7, 1999. The shares were issued at a subscribed price of $0.25 per share.

         On October 26, 1999, the Company issued 200,000 shares of common stock to a consultant for services in representing the Company to the investing community. The shares were issued at a value of $0.0625 for a total value of $12,500.

         On November 4, 1999, the Company satisfied its obligation to a foreign-based corporation in which the Chairman of the Company is a 33% shareholder for open invoices in the amount of $130,000, representing consulting and management services provided by the Chairman, with the issuance of 1,698,014 shares. The value on the date of issue was $.0766 per share.

         On November 17, 1999, the Company issued 100,000 shares of common stock to a consultant for services in representing the Company to the investing public via the Internet. The shares were issued at $0.7031 for a total value of $70,310.

         On December 23, 1999, the Company issued 18,000 shares to employees and associates as additional compensation. These shares were valued at $0.4688 per share, for a total expense of $8,438.

         On December 30, 1999, the Company issued 150,500 shares in satisfaction of consulting contract obligations to three consultants for marketing, business acquisition and computer programming services. Issue prices ranged from $0.4062 to $0.4688 per share for a total expense of $70,523.

         During the three months ended March 31, 2000, the Company issued 1,100,000 shares of common stock from the exercise of options and warrants, at prices ranging from $0.25 to $2.07 per share.

         On January 14, 2000, the Company issued 10,000 shares of common stock to a former employee pursuant to an employment agreement, at a price of $0.4375 per share for a total value of $4,365.

         On March 23, 2000, the Company issued 100,000 shares of common stock along with a payment of $450,000 in exchange for a note payable with an adjusted book value of $840,997. The price of the common stock on the date of issue was $2.6865 per share, for a total value of $268,650. The difference of $122,347 is reflected as extraordinary income.

         On March 27, 2000, the Company issued 45,000 shares of common stock for legal services in the amount of $50,000. At issuance, the stock was priced at $1.87 per share, which includes a non-marketability discount, for a total expense of $84,150.

         On June 29, 2000, the Company issued 2,250 shares of common stock to an employee and 155,000 shares to two consultants. The price of the common stock on the date of issue was $0.4062 per share, for a total expense of $63,875.

         On June 29, 2000, the Company exchanged 900,000 stock purchase warrants in a cashless exchange for 841,935 shares of common stock.

         On June 29, 2000, the Company issued 3,412,968 shares of common stock under a private placement subscription pursuant to the agreement of subscription on the Series A 1999-A Preferred Share exchange. The shares were issued at a subscribed price of $0.3516 per share, for a total contribution of $1,200,000.

         On July 17, 2000, the Company issued 1,707,433 shares of common stock under a private placement subscription pursuant to the agreement of subscription on the Series A 1999-A Preferred Share exchange. The shares were issued at prices ranging from $0.3125 to $0.5517 per share, for a total contribution of $650,000.


     From July 20, 2000, through September 30, 2000, the Company issued 2,991,848 shares of common stock under various private placement subscriptions pursuant to the agreement of subscription on the Series A 1999-A Preferred Share exchange. The shares were issued at prices ranging from $0.2774 to $0.4570 per share, for a total contribution of $1,120,000.

     On August 10, 2000, the Company issued 1,750,000 shares of common stock upon the exercise of options, at a price of $0.4375 per share.

     On September 27, 2000, the Company issued 3,000,000 shares of common stock in exchange for 3,666,666 shares of common stock of Entertech Media Group, Inc.

     On September 29, 2000, the Company issued 1,066,718 shares in connection with the acquisition of eleven retail stores in New York and New Jersey.

     On September 29, 2000, the Company issued 2,500 shares of common stock to an employee. The price of the common stock on the date of issue was $0.3594 per share, for a total expense of $899.

ITEM 27.  EXHIBITS.

         The following is a list of exhibits filed as a part of this registration statement:


           EXHIBIT NUMBER             DESCRIPTION OF DOCUMENT
           --------------             -----------------------

             1.1*                     Common Stock Purchase Agreement dated July
                                      27, 2000 between Registrant and Evertrend
                                      Holdings Limited
             1.2*                     Amendment, dated July 28, 2000, to the
                                      Common Stock Purchase Agreement dated July
                                      27, 2000 between Registrant and Evertrend
                                      Holdings Limited.
             3.1                      Articles of Incorporation (Incorporated by
                                      reference to Exhibit 3(i) to the
                                      Registrant's Annual Report on Form 10-KSB)
             3.2                      By-Laws (Incorporated by reference to
                                      Exhibit 3(ii) to Registrant's Annual
                                      Report on Form 10-KSB)
             4.1*                     1995 Stock Option/Stock Issuance Plan
             4.2*                     Stock Purchase Warrant dated July 27,
                                      2000, issued to Evertrend Holdings Limited
             4.3*                     Stock Purchase Warrant dated __________
                                      issued to Evertrend Holdings Limited.
             4.4*                     Stock Purchase Warrant dated July 27,
                                      2000, issued to Ladenburg Thalmann & Co.
                                      Inc.
             4.5*                     $3,840,000 Note dated September 24, 1998
                                      issued by Sacramento Results, Inc. to Bar
                                      K, Inc.
             5.1*                     Opinion of Torys (regarding the validity
                                      of the shares of Common Stock)
            10.1*                     Registration Rights Agreement dated July
                                      27, 2000 between Registrant and Evertrend
                                      Holdings Limited
            10.2*                     Escrow Agreement dated July 27, 2000 among
                                      Registrant, Evertrend Holdings Limited,
                                      and Epstein, Becker & Green, P.C.
            10.3*                     OEM Agreement dated as of February 11,
                                      2000 between the Registrant and Motion
                                      Media Technology Limited
            10.4*                     Joint Venture Agreement dated February
                                      ___, 2000 between the Registrant and
                                      EnterTech Media Group
            10.5*                     Lease Agreement dated July 30, 1999
                                      between Lucky Capital, Inc. and Talk
                                      Visual Corporation.
            10.6*                     Lease Agreement dated February 1, 2000
                                      between Lucky Capital, Inc. and Talk
                                      Visual Corporation.
            10.7*                     Agreement dated as of June __, 2000 by and
                                      between Talk Visual Retail Acquisitions,
                                      Inc. and Various Business Management.
            10.8                      Agreement and Plan of Merger dated as of
                                      September 14, 1998 among the Registrant,
                                      Legacy Software Acquisition, Inc., and
                                      Videocall International Corporation
                                      (incorporated herein by reference to Annex
                                      A to the Proxy
                                      Statement/Prospectus/Notification of
                                      Merger, included in the Registration
                                      Statement on Form S-4 of the Registrant
                                      (File No. 333-79597) declared effective by
                                      the Commission on June 1, 1999)
            10.9                      Amendment No. 1 to Agreement and Plan of
                                      Merger dated as of December 1, 1998 among
                                      the Registrant, Legacy Software
                                      Acquisition, Inc., and Videocall
                                      International Corporation (incorporated
                                      herein by reference to Annex A to the
                                      Proxy Statement/Prospectus/Notification of
                                      Merger, included in the Registration
                                      Statement on Form S-4 of the Registrant
                                      (File No. 333-79597) declared effective by
                                      the Commission on June 1, 1999)
            21.1*                     Subsidiaries of Talk Visual Corporation
            23.1                      Consent of Mayer, Ripsler & Company, P.C.,
                                      Independent Auditors
            23.2*                     Consent of Torys (included in Exhibit 5.1)

          EXHIBIT NUMBER             DESCRIPTION OF DOCUMENT
           --------------             -----------------------

            24.1*                     Power of Attorney

* Previously filed by Registrant with the Commission.

ITEM 28.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act, Talk Visual Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on October 6, 2000.


                                    TALK VISUAL CORPORATION


                                    By: /s/ Eugene Rosov
                                       -----------------------------------------
                                       Eugene Rosov
                                       President and Chief Executive Officer






     Pursuant to the requirements of the Securities Act, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



         Date                                   Signature/Title
         ----                                   ---------------
Dated: October 6, 2000                      /s/ Eugene Rosov
                                        ----------------------------------------
                                                  Eugene Rosov
                                                  President and Chief Executive
                                                  Officer (Principal Executive
                                                  Officer) and Director

Dated: October 6, 2000                      /s/ C. Harold Snyder*
                                        ----------------------------------------
                                                  C. Harold Snyder
                                                  Principal Financial Officer
                                                  and Principal Accounting Officer and
                                                  Director


                                      II-7



Dated: October 6, 2000                      /s/ Michael Zwebner*
                                        ----------------------------------------
                                                  Michael Zwebner
                                                  Chairman of the Board and Director

Dated: October 6, 2000                      /s/ David B. Hurwitz*
                                        ----------------------------------------
                                                  David B. Hurwitz
                                                  Director

Dated: October 6, 2000                      /s/ Alexander Walker, Jr.*
                                        ----------------------------------------
                                                  Alexander Walker, Jr.
                                                  Director

Dated: October 6, 2000                      /s/ Michael Cuzner-Charles*
                                        ----------------------------------------
                                                  Michael Cuzner-Charles
                                                  Director

* By /s/ Eugene Rosov
     --------------------------------
     Eugene Rosov
     Attorney-in-Fact


                                 EXHIBIT INDEX
                                 -------------

           EXHIBIT NUMBER             DESCRIPTION OF DOCUMENT
           --------------             -----------------------
             1.1*                     Common Stock Purchase Agreement dated July
                                      27, 2000 between Registrant and Evertrend
                                      Holdings Limited
             1.2*                     Amendment, dated July 28, 2000, to the
                                      Common Stock Purchase Agreement dated July
                                      27, 2000 between Registrant and Evertrend
                                      Holdings Limited.
             3.1                      Articles of Incorporation (Incorporated by
                                      reference to Exhibit 3(i) to the
                                      Registrant's Annual Report on Form 10-KSB)
             3.2                      By-Laws (Incorporated by reference to
                                      Exhibit 3(ii) to Registrant's Annual
                                      Report on Form 10-KSB)
             4.1*                     1995 Stock Option/Stock Issuance Plan
             4.2*                     Stock Purchase Warrant dated July 27,
                                      2000, issued to Evertrend Holdings Limited
             4.3*                     Stock Purchase Warrant dated __________
                                      issued to Evertrend Holdings Limited.
             4.4*                     Stock Purchase Warrant dated July 27,
                                      2000, issued to Ladenburg Thalmann & Co.
                                      Inc.
             4.5*                     $3,840,000 Note dated September 24, 1998
                                      issued by Sacramento Results, Inc. to Bar
                                      K, Inc.
             5.1                      Opinion of Torys (regarding the validity
                                      of the shares of Common Stock)
            10.1*                     Registration Rights Agreement dated July
                                      27, 2000 between Registrant and Evertrend
                                      Holdings Limited
            10.2*                     Escrow Agreement dated July 27, 2000 among
                                      Registrant, Evertrend Holdings Limited,
                                      and Epstein, Becker & Green, P.C.
            10.3*                     OEM Agreement dated as of February 11,
                                      2000 between the Registrant and Motion
                                      Media Technology Limited
            10.4*                     Joint Venture Agreement dated February
                                      ___, 2000 between the Registrant and
                                      EnterTech Media Group
            10.5*                     Lease Agreement dated July 30, 1999
                                      between Lucky Capital, Inc. and Talk
                                      Visual Corporation.
            10.6*                     Lease Agreement dated February 1, 2000
                                      between Lucky Capital, Inc. and Talk
                                      Visual Corporation.
            10.7*                     Agreement dated as of June __, 2000 by and
                                      between Talk Visual Retail Acquisitions,
                                      Inc. and Various Business Management.
            10.8                      Agreement and Plan of Merger dated as of
                                      September 14, 1998 among the Registrant,
                                      Legacy Software Acquisition, Inc., and
                                      Videocall International Corporation
                                      (incorporated herein by reference to Annex
                                      A to the Proxy
                                      Statement/Prospectus/Notification of
                                      Merger, included in the Registration
                                      Statement on Form S-4 of the Registrant
                                      (File No. 333-79597) declared effective by
                                      the Commission on June 1, 1999)
            10.9                      Amendment No. 1 to Agreement and Plan of
                                      Merger dated as of December 1, 1998 among
                                      the Registrant, Legacy Software
                                      Acquisition, Inc., and Videocall
                                      International Corporation (incorporated
                                      herein by reference to Annex A to the
                                      Proxy Statement/Prospectus/Notification of
                                      Merger, included in the Registration
                                      Statement on Form S-4 of the Registrant
                                      (File No. 333-79597) declared effective by
                                      the Commission on June 1, 1999)
            21.1*                     Subsidiaries of Talk Visual Corporation
            23.1                      Consent of Mayer, Ripsler & Company, P.C.,
                                      Independent Auditors
            23.2                      Consent of Torys (included in Exhibit 5.1)
            24.1*                     Power of Attorney

* Previously filed by Registrant with the Commission.